Exhibit 2(b)

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
ENERGY FUTURE HOLDINGS CORP., et al.,[1]	) )	Case No. 14-10979 (CSS)
Debtors.	)	(Jointly Administered)
)
FOURTH AMENDED JOINT PLAN OF REORGANIZATION
OF ENERGY FUTURE HOLDINGS CORP., ET AL.,
PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

KIRKLAND & ELLIS LLP	RICHARDS LAYTON & FINGER
601 Lexington Avenue	920 North King Street
New York, New York 10022	Wilmington, Delaware 19801
Telephone: (212) 446-4800	Telephone: (302) 651-7700
Facsimile: (212) 446-4900 --and-- 300 North LaSalle Chicago, Illinois 60654 Telephone: (312) 862-2000 Facsimile: (312) 862-2200	Facsimile: (302) 651-7701
Counsel to the Debtors and Debtors in Possession

1
The last four digits of Energy Future Holdings Corp.’s tax identification number are 8810.  The location of the debtors’ service address is 1601 Bryan Street, Dallas, Texas 75201.  Due to the large number of debtors in these chapter 11 cases, which are being jointly administered, a complete list of the debtors and the last four digits of their federal tax identification numbers is not provided herein.  A complete list of such information may be obtained on the website of the debtors’ claims and noticing agent at http://www.efhcaseinfo.com.

Exhibit 2(b)

--and-- PROSKAUER ROSE LLP	BIELLI & KLAUDER, LLC
Three First National Plaza 70 W. Madison Street, Suite 3800 Chicago, Illinois 60602	1204 North King Street Wilmington, Delaware 19801 Telephone: (302) 803-4600
Telephone: (312) 962-3550 Facsimile: (312) 962-3551	Facsimile: (302) 397-2557
Co-Counsel to the Debtor Energy Future Holdings. Corp.
CRAVETH, SWAINE AND MOORE LLP	STEVENS & LEE, P.C.
Worldwide Plaza 825 Eighth Avenue New York, New York 10019	1105 North Market Street, Suite 700 Wilmington, Delaware 19801 Telephone: (302) 425-3310
Telephone: (212) 474-1978 Facsimile: (212) 474-3700	Facsimile: (610) 371-7927

JENNER & BLOCK LLP 919 Third Avenue New York, New York 10022 Telephone: (212) 891-1600 Facsimile: (212) 891-1699
Co-Counsel to the Debtor Energy Future Intermediate Holding Company LLC --and-- MUNGER, TOLLES & OLSON LLP	MCELROY, DEUTSCH, MULVANEY & CARPENTER, LLP
355 South Grand Avenue, 35th Floor Los Angeles, California 90071 Telephone: (213) 683-9100	300 Delaware Avenue, Suite 770 Wilmington, Delaware 19801 Telephone: (302) 300-4515
Facsimile: (213) 683-4022	Facsimile: (302) 654-4031

Co-Counsel to the TCEH Debtors
Dated: September 21, 2016

Exhibit 2(b)

TABLE OF CONTENTS

INTERPRETATION, COMPUTATION OF TIME, AND GOVERNING LAW	4
A.Defined Terms.    4
B.Rules of Interpretation.    43
C.Computation of Time.    45
D.Governing Law.    45
E.Reference to Monetary Figures.    45
ARTICLE II. ADMINISTRATIVE CLAIMS, DIP CLAIMS, AND PRIORITY TAX CLAIMS45
A.Administrative Claims.    45
B.DIP Claims.    47
C.Priority Tax Claims.    48
ARTICLE III. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS48
A.Classification of Claims and Interests.    48
B.Treatment of Claims and Interests.    51
C.Special Provision Governing Unimpaired Claims.    69
D.Elimination of Vacant Classes.    69
E.Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code.    70
F.Controversy Concerning Impairment.    70
G.Subordinated Claims and Interests.    70
ARTICLE IV. MEANS FOR IMPLEMENTATION OF THE PLAN70
A.General Settlement of Claims and Interests.    70
B.Restructuring Transactions.    70
C.Sources of Consideration for Plan Distributions.    76
D.Intercompany Account Settlement.    78
E.Competitive Tax Sharing Agreement.    78
F.Oncor Tax Sharing Agreement.    78
G.Corporate Existence.    78
H.Vesting of Assets in the Reorganized Debtors.    79
I.Cancelation of Existing Securities and Agreements.    79
J.Corporate Action.    80
K.New Organizational Documents.    80
L.Directors and Officers of the Reorganized Debtors.    81
M.Section 1146 Exemption.    81
N.Director, Officer, Manager, and Employee Liability Insurance.    81
O.Reorganized TCEH Debtor Management Incentive Plan.    82
P.Employee Obligations.    82
Q.Preservation of Causes of Action.    82
R.Payment of Certain Fees.    83
S.Treatment of Certain Claims of the PBGC and Pension Plan.    84
T.Spin-Off Tax Receivable Agreement.    84
U.Taxable Separation Tax Receivable Agreement.    84
ARTICLE V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES84
A.Assumption and Rejection of Executory Contracts and Unexpired Leases.    84
B.Claims Based on Rejection of Executory Contracts or Unexpired Leases.    86
C.Cure of Defaults for Assumed Executory Contracts and Unexpired Leases.    86
D.Preexisting Obligations to the Debtors under Executory Contracts and Unexpired Leases.    87
E.Indemnification Obligations.    87
F.Insurance Policies.    87

Exhibit 2(b)

G.Modifications, Amendments, Supplements, Restatements, or Other Agreements.    88
H.Reservation of Rights.    88
I.Nonoccurrence of Effective Date.    88
J.Contracts and Leases Entered Into After the Petition Date.    88
ARTICLE VI. PROVISIONS GOVERNING DISTRIBUTIONS88
A.Timing and Calculation of Amounts to Be Distributed.    88
B.Rights and Powers of EFH Plan Administrator Board.    90
C.Disbursing Agent.    91
D.Rights and Powers of Disbursing Agent.    91
E.Delivery of Distributions and Undeliverable or Unclaimed Distributions.    91
F.Manner of Payment.    93
G.SEC Registration/Exemption.    93
H.Compliance with Tax Requirements.    94
I.No Postpetition or Default Interest on Claims.    94
J.Setoffs and Recoupment.    95
K.No Double Payment of Claims.    95
L.Claims Paid or Payable by Third Parties.    95
ARTICLE VII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS96
A.Allowance of Claims.    96
B.Claims Administration Responsibilities.    96
C.Estimation of Claims.    96
D.Adjustment to Claims without Objection.    97
E.Time to File Objections to Claims or Interests.    97
F.Disallowance of Claims.    97
G.Amendments to Proofs of Claim.    97
H.Reimbursement or Contribution.    97
I.No Distributions Pending Allowance.    98
J.Distributions After Allowance.    98
ARTICLE VIII. SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS98
A.Discharge of Claims and Termination of Interests.    98
B.Release of Liens.    98
C.Releases by the Debtors.    99
D.Releases by Holders of Claims and Interests.    100
E.Exculpation.    101
F.Injunction.    102
G.Liabilities to, and Rights of, Governmental Units.    103
H.Environmental Law Matters.    103
I.Protections Against Discriminatory Treatment.    103
J.Recoupment.    104
K.Document Retention.    104
ARTICLE IX. CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN104
A.Conditions Precedent to Confirmation of a Plan as to the TCEH Debtors and EFH Shared Services Debtors.    104
B.Conditions Precedent to Confirmation of a Plan as to the EFH Debtors and EFIH Debtors.    105
C.Conditions Precedent to the TCEH Effective Date.    106
D.Conditions Precedent to the EFH Effective Date.    108
E.Waiver of Conditions.    109
F.Effect of Failure of Conditions.    110
G.Certain IRS Matters.    110

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Exhibit 2(b)

ODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN	110
A.Modification and Amendments.    110
B.Effect of Confirmation on Modifications.    111
C.Revocation or Withdrawal of Plan.    111
ARTICLE XI. RETENTION OF JURISDICTION112
ARTICLE XII. MISCELLANEOUS PROVISIONS113
A.Immediate Binding Effect.    113
B.Additional Documents.    114
C.Payment of Statutory Fees.    114
D.Statutory Committee and Cessation of Fee and Expense Payment.    114
E.Reservation of Rights.    115
F.Successors and Assigns.    115
G.Consent Rights in Taxable Separation.    115
H.Notices.    115
I.Term of Injunctions or Stays.    117
J.Entire Agreement.    118
K.Exhibits.    118
L.Nonseverability of Plan Provisions.    118
M.Votes Solicited in Good Faith.    118
N.Waiver or Estoppel.    118
O.Conflicts.    119

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Exhibit 2(b)

INTRODUCTION
The Debtors (as defined herein) propose this fourth amended joint plan of reorganization (the “Plan”) for the resolution of the outstanding claims against, and interests in, the Debtors pursuant to the Bankruptcy Code. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in Article I.A of the Plan. Holders of Claims and Interests should refer to the Disclosure Statement for a discussion of the Debtors’ history, businesses, assets, results of operations, historical financial information, events during the Chapter 11 Cases, and projections of future operations, as well as a summary and description of the Plan and certain related matters. The Disclosure Statement also contains a summary and description prepared by the EFH/EFIH Plan Supporters of the Plan and certain related matters. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code. The Chapter 11 Cases have been consolidated for procedural purposes only and are being jointly administered pursuant to an order of the Bankruptcy Court.  Accordingly, the Plan constitutes a separate plan of reorganization for each of the Debtors.  For the avoidance of doubt and notwithstanding anything herein to the contrary, the Plan may be confirmed and consummated as to each of the TCEH Debtors and EFH Shared Services Debtors separate from, and independent of, confirmation and/or consummation of the Plan as to any of the EFH Debtors or EFIH Debtors.
ALL HOLDERS OF CLAIMS AND INTERESTS ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

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Exhibit 2(b)

Article I.
DEFINED TERMS, RULES OF INTERPRETATION,
COMPUTATION OF TIME, AND GOVERNING LAW

A.	Defined Terms.
As used in the Plan, capitalized terms have the meanings set forth below.
1.“2005 Oncor Transfer” means those certain 2005 transactions pursuant to which the equity of Oncor’s predecessor, TXU Electric Delivery Company LLC, was dividended from EFCH’s predecessor, TXU US Holdings Company, to EFH Corp.’s predecessor, TXU Corp.
2.“2007 Acquisition” means the transactions that occurred in October 2007 in which TEF and Texas Holdings and their direct and indirect equity holders became the direct and indirect equity holders of each of the Debtors.
3.“2011 Amend and Extend Transactions” means those certain transactions effectuated by TCEH and EFCH in April 2011, including the TCEH Credit Amendment and the issuance of the TCEH First Lien Notes.
4.“2013 Revolver Extension” means those certain transactions effectuated by TCEH and EFCH in January 2013, including the maturity extension of revolving credit commitments due 2013, the Incremental Amendment Agreement, and the incurrence of the TCEH 2012 Incremental Term Loans.
5.“2015 Compensation Order” means the order entered by the Bankruptcy Court on December 17, 2014 [D.I. 3052], authorizing the Debtors to implement the Debtors’ 2015 compensation programs.
6.    “2016 Compensation Order” means the order entered by the Bankruptcy Court on February 18, 2016 [D.I. 7883] authorizing the Debtors to implement the Debtors’ 2016 compensation programs.
7.    “503(b)(9) Claim” means a Claim or any portion thereof entitled to administrative expense priority pursuant to section 503(b)(9) of the Bankruptcy Code.
8.    “Additional Interest” means additional interest payable on the EFIH First Lien Notes, the EFIH Second Lien Notes, or the EFIH Unsecured Notes, as applicable, under the registration rights agreements associated with such notes so long as EFIH has not registered such notes in accordance with the Securities Act, on the terms set forth in such registration rights agreements.
9.    “Adjusted Company Cash Amount” means the “Adjusted Company Cash Amount” as defined in the Merger Agreement.
10.        “Administrative Claim” means a Claim for costs and expenses of administration of the Estates under sections 503(b) (including 503(b)(9) Claims), 507(b), or 1114(e)(2) of the Bankruptcy Code, other than DIP Claims, including: (a) the actual and necessary costs and expenses incurred after the Petition Date through the Effective Date of preserving the applicable Estates and operating the businesses of the Debtors; (b) Allowed Professional Fee Claims; (c) all fees and charges assessed against the Estates under chapter 123 of title 28 of the United States Code, 28 U.S.C. §§ 1911–1930; and (d) all Intercompany Claims authorized pursuant to the Cash Management Order.
11.        “Administrative Claims Bar Date” means the deadline for Filing requests for payment of Administrative Claims, which: (a) with respect to General Administrative Claims, shall be 30 days after the Effective Date; and (b) with respect to Professional Fee Claims, shall be 45 days after the Effective Date.
12.        “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code.

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Exhibit 2(b)

13.        “Allowed” means with respect to any Claim or Interest, except as otherwise provided herein: (a) a Claim or Interest as to which no objection has been Filed prior to the Claims Objection Deadline and that is evidenced by a Proof of Claim or Interest, as applicable, timely Filed by the applicable Bar Date or that is not required to be evidenced by a Filed Proof of Claim or Interest, as applicable, under the Plan, the Bankruptcy Code, or a Final Order; (b) a Claim or Interest that is scheduled by the Debtors as neither disputed, contingent, nor unliquidated, and as for which no Proof of Claim or Interest, as applicable, has been timely Filed in an unliquidated or a different amount; or (c) a Claim or Interest that is upheld or otherwise allowed (i) pursuant to the Plan, (ii) in any stipulation that is approved by the Bankruptcy Court, (iii) pursuant to any contract, instrument, indenture, or other agreement entered into or assumed in connection herewith, or (iv) by Final Order (including any such Claim to which the Debtors had objected or which the Bankruptcy Court had disallowed prior to such Final Order); provided, however, that unless otherwise expressly specified in the Plan, the consummation of the Plan and the occurrence of the Effective Date is not intended to impair the right of any Holder or any of the Indenture Trustees to prosecute an appeal from, or otherwise petition for review of, any order or judgment of the Bankruptcy Court (or any other court of competent jurisdiction) disallowing any Claim; provided, further, for the avoidance of doubt, all parties reserve all rights in connection with any such appeal or petition, including (a) the right of any of the Reorganized Debtors to move for the dismissal of any such appeal or petition on grounds of equitable mootness or any other prudential basis and (b) the right of any Holder or any of the Indenture Trustees to oppose any such motion on any grounds, including on grounds that the relief sought in the appeal or petition is contemplated by or provided for under the Plan. Except as otherwise specified in the Plan or any Final Order, the amount of an Allowed Claim shall not include interest or other charges on such Claim from and after the Petition Date. Notwithstanding anything to the contrary herein, no Claim of any Entity subject to section 502(d) of the Bankruptcy Code shall be deemed Allowed unless and until such Entity pays in full the amount that it owes such Debtor or Reorganized Debtor, as applicable.
14.        “Amended and Restated Split Participant Agreement” means that certain Amended and Restated Split Participant Agreement, by and among Oncor Electric, Reorganized TCEH, and OpCo, to be entered into on or before the TCEH Effective Date, which shall govern the rights and obligations of each party thereto with respect to certain employment matters, which shall be in form and substance acceptable to the Debtors, the TCEH Supporting First Lien Creditors, and the Plan Sponsor, and which shall be included in the Plan Supplement.
15.        “Approval Order” means the order (which may be the TCEH Confirmation Order), which shall (a) be in form and substance acceptable to the Debtors and the TCEH Supporting First Lien Creditors, and the Plan Sponsor, (b) authorize and direct EFH Corp., EFIH, and Reorganized TCEH (and, in the case of the Tax Matters Agreement, EFIH Finance) to enter into (i) the Tax Matters Agreement, (ii) the Transition Services Agreement, if any, (iii) the Amended and Restated Split Participant Agreement, and (iv) the Separation Agreement; and (c) contain terms and conditions consistent with each of the agreements in the foregoing clause (b).
16.        “Assumed Executory Contract or Unexpired Lease” means any EFH/EFIH Assumed Executory Contract or Unexpired Lease or any TCEH Assumed Executory Contract or Unexpired Lease.
17.        “Assumed Executory Contract and Unexpired Lease List” means, as applicable, the EFH/EFIH Assumed Executory Contract and Unexpired Lease List or the TCEH Assumed Executory Contract and Unexpired Lease List.
18.        “AST&T” means American Stock Transfer & Trust Company, LLC.
19.        “Auditor” means the “Auditor” as defined in, and designated to conduct the Post-Closing Audit in accordance with, the Merger Agreement.
20.        “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101‑1532, as amended from time to time.
21.        “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware having jurisdiction over the Chapter 11 Cases or any other court having jurisdiction over the Chapter 11 Cases, including, to

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Exhibit 2(b)

the extent of the withdrawal of any reference under 28 U.S.C. § 157, the United States District Court for the District of Delaware.
22.        “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure promulgated under section 2075 of the Judicial Code and the general, local, and chambers rules of the Bankruptcy Court.
23.        “Bar Date” means the applicable date established by the Bankruptcy Court by which respective Proofs of Claims and Interests must be Filed.
24.        “Basis Step-Up” means the net increase in the aggregate U.S. federal income tax basis of the assets transferred or deemed transferred to the Preferred Stock Entity pursuant to the Spin-Off Preferred Stock Sale equal to the aggregate utilized amount of the net losses, net operating losses, and net capital losses (but only to the extent such net capital losses are deductible under applicable tax law against gain recognized on the Spin-Off Preferred Stock Sale) (in each case, including carryovers) available to the EFH Group as of the TCEH Effective Date (determined (a) as if the “consolidated year” (within the meaning of Section 1503(e)(2)(B) of the Internal Revenue Code) of the EFH Group ended on the TCEH Effective Date, and (b) without regard to any income, gain, loss or deduction generated as a result of the Spin-Off Preferred Stock Sale or transactions occurring outside the ordinary course of business on the TCEH Effective Date after the Spin-Off Preferred Stock Sale (other than any Deferred Intercompany and ELA Items (if any) and other transactions expressly contemplated by the Plan, any plan support agreement, or any definitive documentation related thereto)), such amount to be determined in accordance with the relevant procedures under the Plan Support Agreement, as modified consistent with the Tax Matters Agreement; provided, however, that any such Basis Step-Up shall not exceed the built-in gain in the assets subject to the Spin-Off Preferred Stock Sale.
25.        “BNY” means, collectively: (a) BNYM; and (b) BNYMTC.
26.        “BNYM” means The Bank of New York Mellon.
27.        “BNYMTC” means The Bank of New York Mellon Trust Company, N.A.
28.        “Business Day” means any day, other than a Saturday, Sunday, or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).
29.        “Cash” means cash and cash equivalents, including bank deposits, checks, and other similar items in legal tender of the U.S., less the amount of any outstanding checks or transfers at such time.
30.        “Cash Collateral Order” means the Final Order (A) Authorizing Use of Cash Collateral for Texas Competitive Electric Holdings Company LLC and Certain of its Debtor Affiliates, (B) Granting Adequate Protection, and (C) Modifying the Automatic Stay [D.I. 855], as further amended, modified, and supplemented from time to time, including D.I. 5922 and D.I. 5923.
31.        “Cash Management Order” means the Final Order (A) Authorizing the Debtors to (I) Continue Using Their Existing Cash Management System, (II) Maintain Existing Bank Accounts and Business Forms, and (III) Continue Using Certain Investment Accounts; (B) Authorizing Continued Intercompany Transactions and Netting of Intercompany Claims; and (C) Granting Postpetition Intercompany Claims Administrative Expense Priority [D.I. 801].
32.        “Causes of Action” means any claims, interests, damages, remedies, causes of action, demands, rights, actions, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, in contract, tort, law, equity, or otherwise. Causes of Action also include: (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by law; (b) the right to object to or otherwise contest Claims or Interests; (c) claims pursuant to sections 362, 510, 542, 543, 544 through 550, or 553 of the Bankruptcy Code; and (d) such

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Exhibit 2(b)

claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code.
33.        “Chapter 11 Cases” means, collectively: (a) when used with reference to a particular Debtor, the case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court; and (b) when used with reference to all the Debtors, the procedurally consolidated and jointly administered chapter 11 cases pending for the Debtors in the Bankruptcy Court.
34.        “Charging Lien Advance” means the amount advanced and paid to the EFIH Unsecured Notes Trustee pursuant to that certain Order Approving Additional Relief in Connection with Settlement of Certain EFIH PIK Noteholder Claims [D.I. 7353] and any future amounts advanced and paid to the EFIH Unsecured Notes Trustee pursuant to the charging lien under the EFIH Unsecured Note Indentures.
35.        “Claim” means any claim, as defined in section 101(5) of the Bankruptcy Code, against any of the Debtors.
36.        “Claims and Noticing Agent” means Epiq Bankruptcy Solutions, LLC, retained as the Debtors’ notice and claims agent pursuant to the Order Approving the Retention and Appointment of Epiq Bankruptcy Solutions as the Claims and Noticing Agent for the Debtors [D.I. 321].
37.        “Claims Objection Deadline” means the later of: (a) the date that is 180 days after the Effective Date; and (b) such other date as may be fixed by the Bankruptcy Court, after notice and hearing, upon a motion Filed before the expiration of the deadline to object to Claims or Interests.
38.        “Claims Register” means the official register of Claims maintained by the Claims and Noticing Agent.
39.        “Class” means a category of Claims or Interests as set forth in Article III of the Plan.
40.        “CM/ECF” means the Bankruptcy Court’s Case Management and Electronic Case Filing system.
41.        “Collective Professional Fee Claims” means Professional Fee Claims incurred by a Professional for the collective benefit of two or more of TCEH, EFH Corp., and EFIH.
42.        “Committees” means, collectively: (a) the TCEH Committee; and (b) the EFH/EFIH Committee.
43.        “Company Disclosure Letter” means “Company Disclosure Letter” as such term is defined in the Merger Agreement.
44.        “Competitive Tax Sharing Agreement” means that certain Federal and State Income Tax Allocation Agreement Among the Members of the Energy Future Holdings Corp. Consolidated Group (as amended and restated from time to time), dated May 15, 2012, by and among EFH Corp. and certain of its direct and indirect subsidiaries.
45.        “Computershare Trust” means, collectively: (a) Computershare Trust Company, N.A.; and (b) Computershare Trust Company of Canada.
46.        “Confirmation” means the entry of the EFH Confirmation Order and/or the TCEH Confirmation Order, as applicable, on the docket of the Chapter 11 Cases.
47.        “Confirmation Date” means EFH Confirmation Date and/or the TCEH Confirmation Date, as applicable.
48.        “Confirmation Hearing” means the one or more hearings held by the Bankruptcy Court to consider Confirmation of the Plan as to one or more Debtors pursuant to section 1129 of the Bankruptcy Code.

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Exhibit 2(b)

49.        “Confirmation Order” means the EFH Confirmation Order and/or the TCEH Confirmation Order, as applicable. The Confirmation Order may be comprised of one or more orders entered by the Bankruptcy Court.
50.        “Conflict Matters” means for each of EFH Corp., EFIH, and EFCH/TCEH, as defined in the respective resolutions of the applicable Board of Directors or Board of Managers dated November 7, 2014 and December 9, 2014 including the determination of whether any matter constitutes a “Conflict Matter.”
51.        “Consummation” means the occurrence of the EFH Effective Date and/or the TCEH Effective Date, as applicable.
52.        “Contributed TCEH Debtors” means those one or more TCEH Debtors mutually agreed on by EFH Corp. and the TCEH Supporting First Lien Creditors whose equity will be contributed by Reorganized TCEH to the Preferred Stock Entity in the Spin-Off Preferred Stock Sale, if any.
53.        “Contribution” means, as part of the Spin-Off, immediately following the cancelation of Claims against the TCEH Debtors, the transfer to Reorganized TCEH by TCEH and the EFH Debtors of their applicable portion of the TCEH Assets, in exchange for the consideration described in Article IV.B.2 of the Plan.
54.        “Cure Claim” means a Claim based upon the Debtors’ defaults on an Executory Contract or Unexpired Lease at the time such Executory Contract or Unexpired Lease is assumed by the Debtors pursuant to section 365 of the Bankruptcy Code.
55.        “Dealer Managers” means the dealer managers under that certain dealer manager agreement approved under the EFIH First Lien Approval Order.
56.        “Debtor” means one of the Debtors, in its individual capacity as a debtor and debtor in possession in its respective Chapter 11 Case. As used herein, the term “Debtor” shall refer to the TCEH Debtors when referencing the plan of reorganization of the TCEH Debtors, shall refer to the EFH Debtors when referencing the plan of reorganization of the EFH Debtors, shall refer to the EFIH Debtors when referencing the plan of reorganization of the EFIH Debtors, and shall refer to the EFH Shared Services Debtors when referencing the plan of reorganization of the EFH Shared Services Debtors.
57.        “Debtor Intercompany Claim” means a Claim by any Debtor against any other Debtor.
58.        “Debtors” means, collectively: (a) the TCEH Debtors; (b) the EFIH Debtors; (c) the EFH Debtors; and (d) the EFH Shared Services Debtors. As used herein, the term “Debtors” shall refer to the TCEH Debtors when referencing the plan of reorganization of the TCEH Debtors, shall refer to the EFH Debtors when referencing the plan of reorganization of the EFH Debtors, shall refer to the EFIH Debtors when referencing the plan of reorganization of the EFIH Debtors, and shall refer to the EFH Shared Services Debtors when referencing the plan of reorganization of the EFH Shared Services Debtors.
59.        “Deferred Intercompany and ELA Items” means intercompany items (as such term is defined in Treasury Regulations Section 1.1502-13(b)(2)) or any excess loss account (as such term is defined in Treasury Regulations Section 1.1502-19(a)), in each case, of any subsidiary of TCEH (other than TCEH Finance) that are accelerated into income as a result of the Distribution pursuant to Treasury Regulations Section 1.1502-13(d) or Section 1.1502-19.
60.        “DIP Agents” means, collectively: (a) the TCEH DIP Agent; and (b) the EFIH First Lien DIP Agent.
61.        “DIP Agreements” means, collectively: (a) the TCEH DIP Credit Agreement; and (b) the EFIH First Lien DIP Credit Agreement.
62.        “DIP Claims” means, collectively: (a) the TCEH DIP Claims; and (b) the EFIH First Lien DIP Claims.

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Exhibit 2(b)

63.        “DIP Facilities” means, collectively: (a) the TCEH DIP Facility; (b) the EFIH First Lien DIP Facility; and (c) the Refinanced TCEH DIP Facility.
64.        “DIP Lenders” means the DIP Agents, the TCEH DIP L/C Issuers, the banks, financial institutions, and other lenders party to the DIP Facilities from time to time, and each arranger, bookrunner, syndication agent, manager, and documentation agent under the DIP Facilities; provided, however, that as used in definition of “Released Parties” and Releasing Parties,” the definition of DIP Lenders shall include Citibank, N.A., in its capacity as administrative and collateral agent under the Refinanced TCEH DIP Facility, and such letter of credit issuers, banks, financial institutions, and other lenders party to such facility from time to time, and each other arranger, bookrunner, syndication agent, manager, and documentation agent under the Refinanced TCEH DIP Facility.
65.        “DIP Orders” means, collectively: (a) the TCEH DIP Order; and (b) the EFIH First Lien Final DIP Order.
66.        “Direct Professional Fee Claims” means Professional Fee Claims incurred by a Professional for the benefit of only one of the following: (a) the EFH Debtors; (b) the EFIH Debtors; or (c) the TCEH Debtors.
67.        “Disallowed Makewhole Claim” means a Makewhole Claim as to which the Bankruptcy Court has entered an order disallowing the Claim, and such order has not been stayed or reversed or remanded on appeal as of the EFH Effective Date.
68.        “Disbursing Agent” means the Reorganized Debtors or the Entity or Entities authorized to make or facilitate distributions under the Plan as selected by the Debtors or the Reorganized Debtors, as applicable, in consultation with the Plan Sponsor and the TCEH Supporting First Lien Creditors, provided that (a) the EFH Notes Trustee shall be the Disbursing Agent for Classes A4, A5, A6, and B5; (b) the EFIH Unsecured Notes Trustee shall be the Disbursing Agent for distributions to Holders of EFIH Unsecured Note Claims; and (c) the EFIH Second Lien Notes Trustee shall be the Disbursing Agent for distributions to Holders of EFIH Second Lien Note Claims.
69.        “Disclosure Statement” means, as applicable, the TCEH Disclosure Statement and/or the EFH Disclosure Statement.
70.        “Disclosure Statement Order” means, as applicable, the TCEH Disclosure Statement Order and/or the EFH Disclosure Statement Order.
71.        “Disinterested Directors and Managers” means the disinterested directors and managers of EFH Corp., EFIH, and EFCH/TCEH.
72.        “Disinterested Directors Settlement” means the settlement negotiated by and among the Disinterested Directors and Managers regarding Debtor Intercompany Claims set forth in the Initial Plan.
73.        “Disputed” means with regard to any Claim or Interest, a Claim or Interest that is not yet Allowed.
74.        “Distribution” means, as part of the Spin-Off, and following the Contribution and the Reorganized TCEH Conversion, distribution of (a) the Reorganized TCEH Common Stock; (b) the net Cash proceeds of the New Reorganized TCEH Debt (or at the TCEH Supporting First Lien Creditors’ election, all or a portion of such New Reorganized TCEH Debt) and the Spin-Off Preferred Stock Sale, if any, (c) the Spin-Off TRA Rights (if any); and (d) proceeds from the TCEH Settlement Claim, if determined as of the TCEH Effective Date, and to the extent not determined as of the TCEH Effective Date, the right to receive recoveries under the TCEH Settlement Claim; provided, that following the TCEH Effective Date, Reorganized TCEH will nominally hold the right to receive recoveries under the TCEH Settlement Claim but the Holders of Allowed TCEH First Lien Secured Claims will hold all legal and equitable entitlement to receive recoveries under the TCEH Settlement Claim, in the case of clauses (a), (b), and (c) above, received in the Contribution to Holders of Allowed TCEH First Lien Secured Claims.
75.        “Distribution Date” means the Effective Date and any Periodic Distribution Date thereafter.

10

Exhibit 2(b)

76.        “Distribution Record Date” means other than with respect to any publicly-held securities, the record date for purposes of making distributions under the Plan on account of Allowed Claims and Allowed Interests (other than DIP Claims), which date shall be the date that is five (5) Business Days after the Confirmation Date, as applicable, or such other date as designated in an order of the Bankruptcy Court; provided, however, that the Distribution Record Date for all Holders of EFH Unexchanged Note Claims, EFH Legacy Note Claims, and EFH LBO Note Claims shall be [___], 2016; provided further, however, that the Distribution Record Date for the Holders of Allowed Class C3 Claims shall be the date that is five (5) Business Days after the TCEH Confirmation Date, or such other date as designated in an order of the Bankruptcy Court, regardless of whether distributions on account of such Claims are made on the TCEH Effective Date or the EFH Effective Date.
77.        “DTC” means the Depository Trust Company.
78.        “EFCH” means Energy Future Competitive Holdings Company LLC, a Delaware limited liability company.
79.        “EFCH 2037 Note Claim” means any Claim derived from or based upon the EFCH 2037 Notes.
80.        “EFCH 2037 Note Indenture” means that certain Indenture, as amended or supplemented from time to time, dated December 1, 1995, by and between EFCH, successor to TXU US Holdings Company, as issuer, and the EFCH 2037 Notes Trustee.
81.        “EFCH 2037 Notes” means, collectively: (a) the EFCH Fixed 2037 Notes; and (b) the EFCH Floating 2037 Notes.
82.         “EFCH 2037 Notes Trustee” means BNYMTC, or any successor thereto, as trustee under the EFCH 2037 Note Indenture.
83.        “EFCH Fixed 2037 Notes” means the 8.175% fixed rate notes due January 30, 2037, issued by EFCH pursuant to the EFCH 2037 Note Indenture.
84.        “EFCH Floating 2037 Notes” means the 1.245% floating rate notes due January 30, 2037, issued by EFCH pursuant to the EFCH 2037 Note Indenture.
85.        “Effective Date” means the EFH Effective Date and/or the TCEH Effective Date, as applicable with respect to any particular Debtor.
86.        “Effective Dates” means, collectively: (a) the EFH Effective Date; and (b) the TCEH Effective Date.
87.        “EFH 2019 Note Indenture” means that certain Indenture, as amended or supplemented from time to time, dated November 16, 2009, by and among EFH Corp., as issuer, and the EFH Notes Trustee.
88.        “EFH 2019 Notes” means the 9.75% unsecured notes due October 15, 2019, issued by EFH Corp. pursuant to the EFH 2019 Note Indenture.
89.        “EFH 2020 Note Indenture” means that certain Indenture, as amended or supplemented from time to time, dated January 12, 2010, by and among EFH Corp., as issuer, and the EFH Notes Trustee.
90.        “EFH 2020 Notes” means the 10.0% unsecured notes due January 15, 2020, issued by EFH Corp. pursuant to the EFH 2020 Note Indenture.
91.        “EFH Beneficiary Claims” means, collectively: (a) the Allowed EFH Non-Qualified Benefit Claims; (b) the Allowed EFH Unexchanged Note Claims; and (c) the Allowed General Unsecured Claims Against EFH Corp.; provided, however, that any of the foregoing Claims shall cease to constitute EFH Beneficiary Claims if the Class

11

Exhibit 2(b)

comprised of such Claims fails to accept or fails to reject the Plan consistent with the Voting Indication (as such term is defined in the EFH/EFIH Committee Settlement), if any.
92.        “EFH Committee Settlement Escrow” means an escrow account in an amount equal to $9,450,000.00, which shall be funded from and reduce the TCEH Cash Payment dollar for dollar; provided that such escrow account shall provide that distributions from such account shall be made first to Reorganized TCEH in an amount equal to the EFH Committee Settlement Payment Amount, and second, to the extent the EFH Committee Settlement Escrow Amount exceeds the EFH Committee Settlement Payment Amount, such excess amounts shall be distributed in a manner consistent with the distribution of the TCEH Cash Payment in accordance with Article III.B.30 and III.B.31 of the Plan.
93.         “EFH Committee Settlement Payment Amount” means an amount equal to 25% of the TCEH Settlement Claim Turnover Distributions.
94.        “EFH Confirmation Date” means the date upon which the Bankruptcy Court enters the EFH Confirmation Order on the docket of the Chapter 11 Cases, within the meaning of Bankruptcy Rules 5003 and 9021.
95.        “EFH Confirmation Order” means one or more orders of the Bankruptcy Court confirming the Plan with respect to one or more EFH Debtors or EFIH Debtors pursuant to section 1129 of the Bankruptcy Code. The EFH Confirmation Order shall be reasonably acceptable to the EFIH DIP Agents and acceptable to the Plan Sponsor.
96.        “EFH Corp.” means Energy Future Holdings Corp., a Texas corporation.
97.        “EFH Corp. Claims” means, collectively: (a) the Allowed EFH Legacy Note Claims; (b) the Allowed EFH Swap Claims; (c) the Allowed EFH LBO Note Primary Claims; (d) the Allowed TCEH Settlement Claim; (e) the Allowed EFH Non-Qualified Benefit Claims; (f) the Allowed EFH Unexchanged Note Claims; (g) the Allowed General Unsecured Claims Against EFH Corp.; (h) the Allowed General Unsecured Claims Against EFH Debtors Other Than EFH Corp; and (i) the Allowed Tex-La Guaranty Claims; provided, however, that if the Holders of Allowed EFH LBO Note Primary Claims receive a recovery on account of their Allowed Class B5 EFH LBO Note Guaranty Claims, the Allowed EFH LBO Note Primary Claims shall not be included in this definition of EFH Corp. Claims; provided further, however, that if the Holders of Allowed Tex-La Guaranty Claims receive full recovery on account of their Allowed Class C1 Other Secured Claims Against the TCEH Debtors, the Allowed Tex-La Guaranty Claims shall not be included in this definition of EFH Corp. Claims.
98.        “EFH Corporate Services” means EFH Corporate Services Company, a Texas corporation.
99.        “EFH Creditor Recovery Pool” means, collectively: (i) the Reorganized EFH Class A Common Stock as set forth in Article IV.B.9 of the Plan, which shall, at the Merger Closing, convert to the right to receive the NextEra Class A Common Stock Investment in accordance with the Merger Agreement; and (ii) any Cash remaining in the EFH/EFIH Distribution Account after payment in full of (a) Allowed Claims against EFIH Debtors and (b) Allowed Administrative Claims and Allowed Priority Claims against the EFH Debtors; provided, however, that the Holders of Allowed EFH Non-Qualified Benefit Claims shall receive Cash instead of NextEra Class A Common Stock on account of their Claims (including any TCEH Settlement Claim Turnover Distributions distributed to such Holders of EFH Non-Qualified Benefit Claims); provided, further, however, that (x) the amount of the NextEra Class A Common Stock Investment shall be reduced proportionately on account of such Cash payment and (y) to the extent necessary to satisfy the continuity of interest requirement, the amount of Cash in the EFH/EFIH Distribution Account, with respect to the EFIH Unsecured Creditor Cash Recovery Pool, shall be reduced by reducing the Merger Sub Cash Amount by such amount, with a corresponding equal increase in the amount of the NextEra Class B Common Stock Investment or NextEra Class A Common Stock Investment, determined consistently with the provisions of Article IV.B.9 of the Plan and Section 1.12 of the Merger Agreement; provided, further, however, that the amount of Cash in the EFH Creditor Recovery Pool shall be limited to the amount of Cash that can be distributed to Holders of Claims against EFH Corp. while satisfying the continuity of interest requirements under section 368 and 355 of the Internal Revenue Code; provided, further, however, that if there is a determination in advance of the EFH Effective Date that there is a reasonable risk that the amount of Cash in the EFH Creditor Recovery Pool would prevent the satisfaction

12

Exhibit 2(b)

of the continuity of interest requirement, a reduction to the Merger Sub Cash Amount, with a corresponding increase to the NextEra Class A Common Stock Investment and/or NextEra Class B Common Stock Investment, shall be made in an amount determined consistently with Article IV.B.9 of the Plan and Section 1.12 of the Merger Agreement; provided, further, however, that to the extent the amount of Cash in the EFH Creditor Recovery Pool would nevertheless cause a violation of the continuity of interest requirement (after accounting for the adjustments to the Merger Sub Cash Amount and the NextEra Class A Common Stock Investment and/or NextEra Class B Common Stock Investment), such Cash will not be included in the EFH Creditor Recovery Pool.
100.    “EFH Debtor Intercompany Claim” means any Claim by an EFH Debtor against another EFH Debtor.
101.    “EFH Debtors” means, collectively: (a) EFH Corp.; (b) Ebasco Services of Canada Limited; (c) EEC Holdings, Inc.; (d) EECI, Inc.; (e) EFH Australia (No. 2) Holdings Company; (f) EFH Finance (No. 2) Holdings Company; (g) EFH FS Holdings Company; (h) EFH Renewables Company LLC; (i) Generation Development Company LLC; (j) LSGT Gas Company LLC; (k) LSGT SACROC, Inc.; (l) NCA Development Company LLC; and (m) TXU Receivables Company.
102.    “EFH Disclosure Statement” means the Disclosure Statement for the Fourth Amended Joint Plan of Reorganization of Energy Future Holdings Corp., et al., Pursuant to Chapter 11 of the Bankruptcy Code with Respect to the EFH Debtors and EFIH Debtors, dated [___], 2016 [D.I. ___], including all exhibits and schedules thereto, as approved pursuant to the Disclosure Statement Order.
103.    “EFH Disclosure Statement Order” means the Order (A) Approving the EFH Disclosure Statement, (B) Establishing the Voting Record Date, Voting Deadline, and Other Dates, (C) Approving Procedures for Soliciting, Receiving, and Tabulating Votes on the Plan and for Filing Objections to the Plan, and (D) Approving the Manner and Forms of Notice and Other Related Documents [D.I. ___].
104.    “EFH Effective Date” means, with respect to the Plan, the date after the EFH Confirmation Date selected by (a) the EFH Debtors and EFIH Debtors, including, in the case of any Conflict Matter between any Debtors, each Debtor acting at the direction of its respective Disinterested Director or Manager and without the consent of any other Debtor and (b) the Plan Sponsor, on which: (i) no stay of the EFH Confirmation Order is in effect; and (ii) all conditions precedent to the EFH Effective Date specified in Article IX.D have been satisfied or waived (in accordance with Article IX.E).
105.     “EFH/EFIH Assumed Executory Contracts and Unexpired Leases” means those Executory Contracts and Unexpired Leases to be assumed by the Reorganized EFH and Reorganized EFIH, as set forth on the EFH/EFIH Assumed Executory Contract and Unexpired Lease List.
106.     “EFH/EFIH Assumed Executory Contract and Unexpired Lease List” means the list of Executory Contracts and Unexpired Leases to be assumed (with proposed cure amounts), as determined by the Plan Sponsor, in its sole discretion, the form of which shall be included in the Plan Supplement; provided, however, that notwithstanding Article V.F. herein, the following contracts to the extent such contracts are executory contracts, shall be deemed assumed by Reorganized EFH and Reorganized EFIH, as applicable: (a) the Insurance Policies that provide coverage to the TCEH Debtors or EFH Shared Services Debtors, (b) D&O Insurance Policies at EFH Corp. for the benefit of current or former directors, managers, officers, and, employees, and (c) any D&O priority agreement between EFH Corp. and the sponsoring institution of certain directors.
107.    “EFH/EFIH Committee” means the statutory committee of unsecured creditors of EFH Corp., EFIH, EFIH Finance, and EECI, Inc., appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code by the U.S. Trustee on October 27, 2014, the membership of which may be reconstituted from time to time.
108.    “EFH/EFIH Committee Settlement” means the Settlement & Support Agreement, dated as of November 23, 2015, by and among EFH Corp., EFIH, EFIH Finance, EEC Holdings, Inc., EECI, Inc., LSGT Gas Company LLC, LSGT SACROC, Inc., TCEH, the EFH/EFIH Committee, the EFH Notes Trustee, the TCEH

13

Exhibit 2(b)

Supporting First Lien Creditors, the Original Plan Sponsors, and the TCEH Committee, as approved under the EFH/EFIH Committee Settlement Order.
109.    “EFH/EFIH Committee Settlement Order” means the Order Approving Settlement Among Debtors, EFH Committee, EFH Notes Trustee, and Certain Other Parties [D.I. 7143], entered by the Bankruptcy Court on November 25, 2015.
110.    “EFH/EFIH Committee Standing Motion” means the Motion of the EFH Official Committee for Entry of an Order Granting Derivative Standing and Authority to Prosecute and Settle Claims on Behalf of the Luminant Debtors’ Estates [D.I. 3605].
111.         “EFH/EFIH Distribution Account” means one or more interest-bearing escrow accounts designated by EFH Corp. prior to the EFH Effective Date to hold Cash to fund distributions under the Plan consisting of (a) the Merger Sub Cash Amount, (b) the Cash distributed to satisfy Allowed EFH Non-Qualified Benefit Claims, (c) the EFIH Unsecured Creditor Cash Recovery Pool, and (d) any other amounts to be funded into the EFH/EFIH Distribution Account pursuant to the terms of the Plan or Merger Agreement, which account shall be administered by the EFH Plan Administrator Board.
112.    “EFH/EFIH Plan Supporters” means, collectively: (a) the Plan Sponsor; and, (b) excluding the EFH Debtors and the EFIH Debtors, all other parties to the New EFH/EFIH Plan Support Agreement, if any.
113.    “EFH/EFIH Rejected Executory Contract and Unexpired Lease List” means the list of Executory Contracts and Unexpired Leases to be rejected, as determined by the Plan Sponsor, in its sole discretion, the form of which shall be included in the Plan Supplement.
114.    “EFH Group” means the “affiliated group” (within the meaning of Section 1504(a)(1) of the Internal Revenue Code), and any consolidated, combined, aggregate, or unitary group under state or local law, of which EFH Corp. is the common parent.
115.    “EFH LBO Note Claims” means, collectively: (a) the EFH LBO Note Primary Claims; and (b) the EFH LBO Note Guaranty Claims.
116.    “EFH LBO Note Guaranty Claim” means any Claim against EFIH derived from or based upon the EFH LBO Notes.
117.    “EFH LBO Note Indenture” means that certain Indenture, as amended or supplemented from time to time, dated October 31, 2007, by and among EFH Corp., as issuer, EFCH and EFIH as guarantors, and the EFH Notes Trustee.
118.    “EFH LBO Note Primary Claim” means any Claim against EFH Corp. derived from or based upon the EFH LBO Notes.
119.    “EFH LBO Notes” means, collectively: (a) the EFH LBO Senior Notes; and (b) the EFH LBO Toggle Notes.
120.    “EFH LBO Senior Notes” means the 10.875% senior notes due November 1, 2017, issued by EFH Corp. pursuant to the EFH LBO Note Indenture.
121.    “EFH LBO Toggle Notes” means the 11.25%/12.00% toggle notes due November 1, 2017, issued by EFH Corp. pursuant to the EFH LBO Note Indenture.
122.    “EFH Legacy Note Claims” means, collectively: (a) the EFH Legacy Series P Claims; (b) the EFH Legacy Series Q Claims; and (c) the EFH Legacy Series R Claims.

14

Exhibit 2(b)

123.    “EFH Legacy Note Indentures” means, collectively: (a) the EFH Legacy Series P Indenture; (b) the EFH Legacy Series Q Indenture; and (c) the EFH Legacy Series R Indenture.
124.    “EFH Legacy Notes” means, collectively: (a) the EFH Legacy Series P Notes; (b) the EFH Legacy Series Q Notes; and (c) the EFH Legacy Series R Notes.
125.    “EFH Legacy Series P Claim” means any Claim derived from or based upon the EFH Legacy Series P Notes, excluding any Claims derived from or based upon EFH Legacy Series P Notes held by EFIH (if any).
126.    “EFH Legacy Series P Indenture” means that certain Indenture, as amended or supplemented from time to time, dated November 1, 2004, by and among EFH Corp., as issuer, and the EFH Notes Trustee.
127.    “EFH Legacy Series P Notes” means the 5.55% Series P Senior Notes due November 15, 2014, issued by EFH Corp. pursuant to the EFH Legacy Series P Indenture and related officer’s certificate.
128.    “EFH Legacy Series Q Claim” means any Claim derived from or based upon the EFH Legacy Series Q Notes, excluding any Claims derived from or based upon EFH Legacy Series Q Notes held by EFIH (if any).
129.    “EFH Legacy Series Q First Supplemental Indenture” means that certain Supplemental Indenture, dated December 5, 2012, by and among EFH Corp., as issuer, and the EFH Notes Trustee.
130.    “EFH Legacy Series Q Indenture” means that certain Indenture, as amended or supplemented from time to time, dated November 1, 2004, by and among EFH Corp., as issuer, and the EFH Notes Trustee.
131.    “EFH Legacy Series Q Notes” means the 6.50% Series Q Senior Notes due November 15, 2024, issued by EFH Corp. pursuant to the EFH Legacy Series Q Indenture and related officer’s certificate.
132.    “EFH Legacy Series R Claim” means any Claim derived from or based upon the EFH Legacy Series R Notes, excluding any Claims derived from or based upon EFH Legacy Series R Notes held by EFIH (if any).
133.    “EFH Legacy Series R First Supplemental Indenture” means that certain Supplemental Indenture, dated December 5, 2012, by and among EFH Corp., as issuer, and the EFH Notes Trustee.
134.    “EFH Legacy Series R Indenture” means that certain Indenture, as amended or supplemented from time to time, dated November 1, 2004, by and among EFH Corp., as issuer, and the EFH Notes Trustee.
135.    “EFH Legacy Series R Notes” means the 6.55% Series R Senior Notes due November 15, 2034, issued by EFH Corp. pursuant to the EFH Legacy Series R Indenture and related officer’s certificate.
136.    “EFH Non-Debtors” means, collectively: (a) TXU Europe Limited; (b) TXU Eastern Finance (A) Ltd; (c) TXU Eastern Finance (B) Ltd; (d) TXU Finance (No. 2) Limited; (e) TXU Eastern Funding Company; (f) TXU Acquisitions Limited; (g) Humphreys & Glasgow Limited; (h) EFH Vermont Insurance Company; and (i) any other non-U.S., non-Debtor Entities.
137.    “EFH Non-Qualified Benefit Claim” means any Claim against the EFH Debtors derived from or based upon an EFH Non-Qualified Benefit Plan.
138.    “EFH Non-Qualified Benefit Plan” means either: (a) a non-contributory, non-qualified pension plan that provides retirement benefits to participants whose tax‑qualified pension benefits are limited due to restrictions under the Internal Revenue Code and/or deferrals to other benefit programs; and/or (b) a contributory, non-qualified defined contribution plan that permits participants to voluntarily defer a portion of their base salary and/or annual incentive plan bonuses.

15

Exhibit 2(b)

139.    “EFH Note Indentures” means, collectively: (a) the EFH Legacy Note Indentures; (b) the EFH LBO Note Indenture; (c) the EFH 2019 Note Indenture; and (d) the EFH 2020 Note Indenture.
140.    “EFH Notes Trustee” collectively means AST&T, in its capacity as successor trustee to BNYMTC under the EFH Note Indentures.
141.    “EFH Plan Administrator Board” shall be a two-member board of directors comprised of current disinterested directors of EFH Corp. and EFIH, which board shall be appointed on or after the TCEH Effective Date by the Plan Sponsor and the EFH Debtors. and which board shall be tasked with directing the Disbursing Agent with respect to Cash distributions made on account of Allowed Claims asserted against the EFH Debtors and EFIH Debtors and shall not, for the avoidance of doubt, be authorized to direct the Disbursing Agent with respect to any Cash distributions made on account of Allowed Claims asserted against the TCEH Debtors or EFH Shared Services Debtors, if any.
142.    “EFH Professional Fee Escrow Account” means an escrow account established and funded pursuant to Article II.A.2(b) of the Plan for Professional Fee Claims allocated to the EFH Debtors or the Reorganized EFH Debtors pursuant to pursuant to Article II.A.2(d) of the Plan.
143.    “EFH Professional Fee Reserve Amount” means the total amount of Professional Fee Claims estimated to be allocated to the EFH Debtors or the Reorganized EFH Debtors in accordance with Article II.A.2(c) of the Plan.
144.    “EFH Series N Note Claim” means any Claim derived from or based upon the EFH Series N Notes.
145.    “EFH Series N Note Indenture” means that certain Indenture, as amended or supplemented from time to time, dated July 3, 2003, by and among EFH Corp., as issuer, and the EFH Series N Trustee.
146.    “EFH Series N Notes” means the floating rate convertible notes due 2033 issued by EFH Corp. pursuant to the EFH Series N Note Indenture.
147.    “EFH Series N Notes Trustee” means BNYMTC, in its capacity under the EFH Series N Notes.
148.    “EFH Shared Services Debtor Intercompany Claim” means any Claim by an EFH Shared Services Debtor against another EFH Shared Services Debtor.
149.    “EFH Shared Services Debtors” means, collectively: (a) EFH Corporate Services; (b) Dallas Power and Light Company, Inc.; (c) EFH CG Holdings Company LP; (d) EFH CG Management Company LLC; (e) Lone Star Energy Company, Inc.; (f) Lone Star Pipeline Company, Inc.; (g) Southwestern Electric Service Company, Inc.; (h) Texas Electric Service Company, Inc.; (i) Texas Energy Industries Company, Inc.; (j) Texas Power and Light Company, Inc.; (k) Texas Utilities Company, Inc.; (l) Texas Utilities Electric Company, Inc.; (m) TXU Electric Company, Inc.; (n) Brighten Energy LLC; and (o) Brighten Holdings LLC.
150.    “EFH Swap Claim” means any Claim against EFH Corp. derived from or based upon the EFH Swaps.
151.    “EFH Swaps” means those certain swaps entered into by EFH Corp. on an unsecured basis.
152.    “EFH Unexchanged Note Claim” means any Claim derived from or based upon the EFH Unexchanged Notes.
153.    “EFH Unexchanged Notes” means, collectively: (a) the EFH 2019 Notes; and (b) the EFH 2020 Notes.
154.    “EFIH” means Energy Future Intermediate Holding Company LLC, a Delaware limited liability company.

16

Exhibit 2(b)

155.    “EFIH Debtor Intercompany Claim” means any Claim by an EFIH Debtor against another EFIH Debtor.
156.    “EFIH Debtors” means, collectively: (a) EFIH; and (b) EFIH Finance.
157.    “EFIH DIP Secured Cash Management Banks” means the “Secured Cash Management Banks,” as defined in the EFIH First Lien Final DIP Order.
158.     “EFIH DIP Secured Cash Management Obligations” means the “Secured Cash Management Obligations,” as defined in the EFIH First Lien Final DIP Order.
159.    “EFIH DIP Secured Hedge Banks” means the “Secured Hedge Banks,” as defined in the EFIH First Lien Final DIP Order.
160.     “EFIH DIP Secured Hedge Obligations” means the “Secured Hedge Obligations,” as defined in the EFIH First Lien Final DIP Order.
161.    “EFIH Finance” means EFIH Finance Inc., a Delaware corporation.
162.    “EFIH First Lien 2017 Note Indenture” means that certain Indenture, as amended or supplemented from time to time, dated August 14, 2012, by and among the EFIH Debtors, as issuers, and the EFIH First Lien Notes Trustee.
163.    “EFIH First Lien 2017 Notes” means the 6.875% senior secured notes due August 15, 2017, issued by the EFIH Debtors pursuant to the EFIH First Lien 2017 Note Indenture.
164.    “EFIH First Lien 2020 Note Indenture” means that certain Indenture, as amended or supplemented from time to time, dated August 17, 2010, by and among the EFIH Debtors, as issuers, and the EFIH First Lien Notes Trustee.
165.    “EFIH First Lien 2020 Notes” means the 10.0% senior secured notes due December 1, 2020, issued by the EFIH Debtors pursuant to the EFIH First Lien 2020 Note Indenture.
166.    “EFIH First Lien Approval Order” means the Order Approving EFIH First Lien Settlement [D.I. 858].
167.    “EFIH First Lien DIP Agent” means Deutsche Bank AG New York Branch, or its duly appointed successor, in its capacity as administrative agent and collateral agent for the EFIH First Lien DIP Facility.
168.    “EFIH First Lien DIP Claim” means any Claim derived from or based upon the EFIH First Lien DIP Credit Agreement or the EFIH First Lien Final DIP Order, including Claims for all principal amounts outstanding, interest, fees, expenses, costs, and other charges.
169.    “EFIH First Lien DIP Collateral” means the “EFIH DIP Collateral,” as defined in the EFIH First Lien Final DIP Order.
170.     “EFIH First Lien DIP Contingent Obligations” means the “Contingent Obligations,” as defined in the EFIH First Lien DIP Credit Agreement, including any and all expense reimbursement obligations of the Debtors that are contingent as of the EFH Effective Date.
171.     “EFIH First Lien DIP Credit Agreement” means that certain Senior Secured Superpriority Debtor‑in-Possession Credit Agreement, dated as of June 19, 2014, as amended, supplemented, or modified from time to time, by and among EFIH, EFIH Finance, the banks, financial institutions, and other lenders from time to time party thereto, the EFIH First Lien DIP Agent, and the other agents and entities party thereto, collectively with the “EFIH First Lien DIP Documents,” as defined in the EFIH First Lien Final DIP Order.

17

Exhibit 2(b)

172.    “EFIH First Lien DIP Facility” means the EFIH Debtors’ $5.4 billion debtor-in-possession financing facility, as approved on a final basis pursuant to the EFIH First Lien Final DIP Order.
173.    “EFIH First Lien DIP Repayment Amount” means an amount in Cash sufficient to repay all outstanding Allowed EFIH First Lien DIP Claims in accordance with Article II.B.2 of the Plan.
174.    “EFIH First Lien Final DIP Order” means the Final Order (A) Approving Postpetition Financing For Energy Future Intermediate Holding Company LLC and EFIH Finance Inc., (B) Granting Liens and Providing Superpriority Administrative Expense Claims, (C) Approving the Use of Cash Collateral by Energy Future Intermediate Holding Company LLC and EFIH Finance Inc., (D) Authorizing the EFIH First Lien Repayment, (E) Authorizing Issuance of Roll-Up Debt to the Extent Authorized by the Settlement Orders, and (F) Modifying the Automatic Stay [D.I. 859], as amended by the Amended Final Order (A) Approving Postpetition Financing for Energy Future Intermediate Holding Company LLC and EFIH Finance Inc., (B) Granting Liens and Providing Superpriority Administrative Expense Claims, (C) Approving the Use of Cash Collateral by Energy Future Intermediate Holding Company LLC and EFIH Finance Inc., (D) Authorizing the EFIH First Lien Repayment, (E) Authorizing Issuance of Roll-Up Debt to the Extent Authorized by the Settlement Orders, and (F) Modifying the Automatic Stay [D.I. 3856].
175.    “EFIH First Lien Intercreditor Action” means the pending appeal by the EFIH First Lien Notes Trustee against the EFIH Second Lien Notes Trustee for turnover and other relief (Delaware Trust Company, as Indenture Trustee v. Computershare Share Trust Company, N.A., et al, No. 16-cv-461 (D. Del.).
176.     “EFIH First Lien Note Claim” means any Secured Claim derived from or based upon the EFIH First Lien Notes.
177.    “EFIH First Lien Note Indentures” means, collectively: (a) the EFIH First Lien 2017 Note Indenture; and (b) the EFIH First Lien 2020 Note Indenture.
178.    “EFIH First Lien Notes” means, collectively: (a) the EFIH First Lien 2017 Notes; and (b) the EFIH First Lien 2020 Notes (and the EFIH First Lien 2017 Note Indenture and the EFIH First Lien 2020 Note Indenture).
179.    “EFIH First Lien Notes Trustee” means Delaware Trust Company, as successor indenture trustee to BNY.
180.    “EFIH First Lien Settlement” means that certain settlement approved by the EFIH First Lien Approval Order.
181.    “EFIH Intercreditor Litigation” means the litigation commenced by the EFIH First Lien Notes Trustee against the EFIH Second Lien Notes Trustee for turnover and other relief, Delaware Trust Company, as Indenture Trustee v. Computershare Share Trust Company, N.A., et al., Adv. Pro. Np. 14-50410-CSS (Bankr. D. Del.) and any pending appeals related thereto.
182.    “EFIH Professional Fee Escrow Account” means an escrow account established and funded pursuant to Article II.A.2(b) of the Plan for Professional Fee Claims allocated to the EFIH Debtors or the Reorganized EFIH Debtors pursuant to pursuant to Article II.A.2(d) of the Plan.
183.    “EFIH Professional Fee Reserve Amount” means the total amount of Professional Fee Claims estimated to be allocated to the EFIH Debtors or the Reorganized EFIH Debtors in accordance with Article II.A.2(c) of the Plan.
184.    “EFIH Second Lien Note Claim” means any Secured Claim derived from or based upon the EFIH Second Lien Notes.

18

Exhibit 2(b)

185.    “EFIH Second Lien Note Indenture” means that certain Indenture, as amended or supplemented from time to time, dated April 25, 2011, by and among the EFIH Debtors, as issuers, and the EFIH Second Lien Notes Trustee.
186.    “EFIH Second Lien Notes” means, collectively: (a) the 11.0% senior secured second lien notes due October 1, 2021; and (b) the 11.75% senior secured second lien notes due March 1, 2022, issued by the EFIH Debtors pursuant to the EFIH Second Lien Note Indenture (and the EFIH Second Lien Note Indenture).
187.    “EFIH Second Lien Note Repayment Amount” means an amount in Cash sufficient to repay all outstanding EFIH Second Lien Note Claims in accordance with, and to the extent provided in, Article III.B.20 of the Plan, excluding any amounts paid on account of EFIH Second Lien Note Claims that are Makewhole Claims.
188.    “EFIH Second Lien Notes Trustee” means Computershare Trust, as successor indenture trustee to BNY.
189.    “EFIH Second Lien Partial Repayment” means the partial repayment of EFIH Second Lien Notes, in the amount of up to $750 million, effectuated pursuant to the Order (A) Authorizing Partial Repayment of EFIH Second Lien Notes; (B) Approving EFIH DIP Consent; and (C) Authorizing Consent Fee [D.I. 3855].
190.    “EFIH Senior Toggle Note Indenture” means that certain Indenture, as amended or supplemented from time to time, dated December 5, 2012, by and among the EFIH Debtors, as issuers, and the EFIH Unsecured Notes Trustee.
191.    “EFIH Senior Toggle Notes” means the 11.25%/12.25% senior unsecured notes due December 1, 2018, issued by the EFIH Debtors pursuant to the EFIH Senior Toggle Note Indenture.
192.    “EFIH Unexchanged Note Indenture” means that certain Indenture, as amended or supplemented from time to time, dated November 16, 2009, by and among the EFIH Debtors, as issuers, and the EFIH Unsecured Notes Trustee.
193.    “EFIH Unexchanged Notes” means the 9.75% unsecured notes due October 15, 2019, issued by the EFIH Debtors pursuant to the EFIH Unexchanged Note Indenture.
194.    “EFIH Unsecured Creditor Cash Pool” means (a) the balance of any Cash held by EFIH after giving effect to all other transactions and distributions that are contemplated by the Plan or the Merger Agreement to occur on or before the EFH Effective Date and (b) any other amounts payable to Holders of Claims entitled to distributions from the EFIH Unsecured Creditor Cash Pool as expressly provided in the Plan.
195.    “EFIH Unsecured Creditor Equity Pool” means (a) the Reorganized EFH Class B Common Stock as set forth in Article IV.B.9 of the Plan, which shall, on the EFH Effective Date, convert to the right to receive the NextEra Class B Common Stock and (b) any other amounts payable to Holders of Claims entitled to distributions from the EFIH Unsecured Creditor Equity Pool as expressly provided in the Plan.
196.    “EFIH Unsecured Creditor Recovery Pool” means, collectively, the EFIH Unsecured Creditor Equity Pool and the EFIH Unsecured Creditor Cash Pool.
197.    “EFIH Unsecured Note Claim” means any Claim derived from or based upon the EFIH Unsecured Notes.
198.    “EFIH Unsecured Note Indentures” means, collectively: (a) the EFIH Senior Toggle Note Indenture; and (b) the EFIH Unexchanged Note Indenture.
199.    “EFIH Unsecured Notes” means, collectively: (a) the EFIH Senior Toggle Notes; and (b) the EFIH Unexchanged Notes.

19

Exhibit 2(b)

200.    “EFIH Unsecured Notes Trustee” means UMB Bank, N.A., as successor trustee to BNY.
201.    “Employment Agreements” means all existing employment agreements by and between any employee of the Debtors and a Debtor, each of which shall be assumed and assigned to Reorganized TCEH Debtors on the TCEH Effective Date.
202.    “Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.
203.    “Environmental Action” means the pending case of United States v. Luminant Generation Company LLC, et al., 3:13-cv-3236-K (N.D. Tex.).
204.    “Environmental Law” means all federal, state and local statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders, agreements and determinations and all common law concerning pollution or protection of the environment, or environmental impacts on human health and safety, including, without limitation, the Atomic Energy Act; the Comprehensive Environmental Response, Compensation, and Liability Act; the Clean Water Act; the Clean Air Act; the Emergency Planning and Community Right-to-Know Act; the Federal Insecticide, Fungicide, and Rodenticide Act; the Nuclear Waste Policy Act; the Resource Conservation and Recovery Act; the Safe Drinking Water Act; the Surface Mining Control and Reclamation Act; the Toxic Substances Control Act; and any state or local equivalents.
205.     “EPA Settlement Amount” means $1,000,000.00, as set forth in the order approving that certain Stipulation and Settlement Agreement, dated as of December 1, 2015, by and among EFH Corp., TCEH, EFCH, the United States on behalf of the U.S. Environmental Protection Agency, certain Holders of TCEH First Lien Claims, the Original Plan Sponsors, and the TCEH Committee [D.I. 7204].
206.    “Equity Investment” means the equity investments to be made pursuant to the Merger, including the Plan Sponsor Investment.
207.    “ERISA” means the Employee Retirement Income Security Act of 1974, 29 U.S.C. §§ 1001-1461 as amended, (2006 V. Supp. 2011), and the regulations promulgated thereunder.
208.    “Estate” means, as to each Debtor, the estate created for the Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.
209.    “Estimated Company Cash Amount” means the “Estimated Company Cash Amount” as defined in the Merger Agreement.
210.    “Exchange Agent” means “Exchange Agent,” as such term is defined in the Merger Agreement.
211.    “Exculpated Parties” means, collectively, and in each case in its capacity as such: (a) the Debtors; (b) the Committees and each of their respective members; and (c) with respect to each of the foregoing, such Entity and its current and former Affiliates, and such Entity’s and its current and former Affiliates’ current and former equity holders (regardless of whether such interests are held directly or indirectly), subsidiaries, officers, directors, managers, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, each in their capacity as such.
212.    “Executive Severance Policy” means the Energy Future Holdings Corp. Executive Change in Control Policy, effective as of May 20, 2005, as amended on December 23, 2008 and December 20, 2010, and in effect as of the date of Filing of the Plan.
213.    “Executory Contract” means a contract to which one or more of the Debtors is a party and that is subject to assumption or rejection under section 365 of the Bankruptcy Code.
214.    “FCC” means the Federal Communications Commission.

20

Exhibit 2(b)

215.    “Federal Judgment Rate” means the rate of interest calculated pursuant to the provisions of 28 U.S.C. § 1961, which shall be a rate equal to the weekly average 1-year constant maturity Treasury yield, as published by the Board of Governors of the Federal Reserve System, as of the Petition Date, which rate was 0.11%, compounded annually.
216.    “Fee Committee” means that certain fee review committee appointed pursuant to the Stipulation and Consent Order Appointing a Fee Committee [D.I.1891].
217.    “FERC” means the Federal Energy Regulatory Commission.
218.    “File,” “Filed,” or “Filing” means file, filed, or filing in the Chapter 11 Cases with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases, including with respect to a Proof of Claim or Proof of Interest, the Claims and Noticing Agent.
219.    Final Order” means (a) an order or judgment of the Bankruptcy Court, as entered on the docket in any Chapter 11 Case (or any related adversary proceeding or contested matter) or the docket of any other court of competent jurisdiction, or (b) an order or judgment of any other court having jurisdiction over any appeal from (or petition seeking certiorari or other review of) any order or judgment entered by the Bankruptcy Court (or any other court of competent jurisdiction, including in an appeal taken) in any Chapter 11 Case (or any related adversary proceeding or contested matter), in each case that has not been reversed, stayed, modified, or amended, and as to which the time to appeal, or seek certiorari or move for a new trial, reargument, or rehearing has expired according to applicable law and no appeal or petition for certiorari or other proceedings for a new trial, reargument, or rehearing has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be timely Filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument, or rehearing shall have been denied, resulted in no modification of such order, or has otherwise been dismissed with prejudice; provided, however, that the possibility a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or the Local Bankruptcy Rules of the Bankruptcy Court, may be filed relating to such order shall not prevent such order from being a Final Order.
220.    “Fundamental Opinions” shall include:

(a)
the following opinions of nationally recognized tax counsel or a Big Four accounting firm (who shall be permitted to rely upon reasonable representations, including a representation that the Debtors have no plan or intention at the time of the Distribution that is inconsistent with the Spin-Off Intended Tax Treatment), in substance reasonably acceptable to the TCEH Supporting First Lien Creditors and the Plan Sponsor, at a “should” level:

(i)	Taking into account the Merger, the Contribution, Reorganized TCEH Conversion, and Distribution should meet the requirements of Sections 368(a)(1)(G), 355, and 356 of the Internal Revenue Code.

(ii)
EFH should not recognize gain for U.S. federal income tax purposes as a result of the Contribution or the Reorganized TCEH Conversion other than gain recognized pursuant to the transfer of assets to the Preferred Stock Entity and the Spin-Off Preferred Stock Sale.

(iii)	EFH should recognize no gain or loss for U.S. federal income tax purposes upon the Distribution.

(b)
the following opinions of nationally recognized tax counsel or a Big Four accounting firm (who shall be permitted to rely upon reasonable representations, including a representation that the Debtors have no plan or intention at the time of the Distribution that is inconsistent with the Spin-Off Intended Tax Treatment), in substance reasonably acceptable to the TCEH Supporting First Lien Creditors and the Plan Sponsor, at a “will” level:

21

Exhibit 2(b)

(i)	Section 355(g) will not apply to the Reorganized TCEH Spin-Off.

(ii)	Each of the EFH SAG and the Spinco SAG will be engaged in the active conduct of a trade or business (within the meaning of section 355(b)) immediately after the Reorganized TCEH Spin-Off.
221.    “General Administrative Claim” means any Administrative Claim, other than a Professional Fee Claim.
222.    “General Unsecured Claim Against EFCH” means any Unsecured Claim against EFCH that is not otherwise paid in full pursuant to an order of the Bankruptcy Court, including the EFCH 2037 Note Claims, but excluding: (a) Administrative Claims against EFCH; (b) Priority Tax Claims against EFCH; (c) Intercompany Claims against EFCH; (d) Other Priority Claims against EFCH; and (e) DIP Claims.
223.    “General Unsecured Claim Against EFH Corp.” means any Unsecured Claim against EFH Corp. that is not otherwise paid in full pursuant to an order of the Bankruptcy Court, including the EFH Series N Note Claims, but excluding: (a) Legacy General Unsecured Claims Against the EFH Debtors; (b) EFH Legacy Note Claims; (c) EFH Unexchanged Note Claims; (d) EFH LBO Note Primary Claims; (e) EFH Swap Claims; (f) EFH Non-Qualified Benefit Claims; (g) the TCEH Settlement Claim; (h) Tex-La Guaranty Claims; (i) Administrative Claims against EFH Corp.; (j) Priority Tax Claims against EFH Corp.; (k) Intercompany Claims against EFH Corp.; (l) Other Priority Claims against EFH Corp.; and (m) EFIH First Lien DIP Claims.
224.    “General Unsecured Claim Against the EFH Debtors Other Than EFH Corp.” means any Unsecured Claim against one or more of the EFH Debtors (other than EFH Corp.) that is not otherwise paid in full pursuant to an order of the Bankruptcy Court, but excluding: (a) Legacy General Unsecured Claims Against the EFH Debtors; (b) EFH Non-Qualified Benefit Claims; (c) Administrative Claims against the EFH Debtors other than EFH Corp.; (d) Priority Tax Claims against the EFH Debtors other than EFH Corp.; (e) Intercompany Claims against the EFH Debtors other than EFH Corp.; (f) Other Priority Claims against the EFH Debtors other than EFH Corp.; and (g) EFIH First Lien DIP Claims.
225.    “General Unsecured Claim Against the EFH Shared Services Debtors” means any Unsecured Claim against one or more of the EFH Shared Services Debtors that is not otherwise paid in full pursuant to an order of the Bankruptcy Court, excluding: (a) Administrative Claims against the EFH Shared Services Debtors; (c) Priority Tax Claims against the EFH Shared Services Debtors; (d) Intercompany Claims against the EFH Shared Services Debtors; (e) Other Priority Claims against the EFH Shared Services Debtors; and (f) DIP Claims.
226.    “General Unsecured Claim Against the EFIH Debtors” means any Unsecured Claim against one or more of the EFIH Debtors that is not otherwise paid in full pursuant to an order of the Bankruptcy Court, including the EFIH Unsecured Note Claims and any Unsecured Claims derived from or based upon the EFIH First Lien Notes or EFIH Second Lien Notes, but excluding: (a) EFH LBO Note Guaranty Claims; (b) Administrative Claims against the EFIH Debtors; (c) Priority Tax Claims against the EFIH Debtors; (d) Intercompany Claims against the EFIH Debtors; (e) Other Priority Claims against the EFIH Debtors; and (f) EFIH First Lien DIP Claims.
227.    “General Unsecured Claim Against the TCEH Debtors Other Than EFCH” means any Unsecured Claim against one or more of the TCEH Debtors other than EFCH that is not otherwise paid in full pursuant to an order of the Bankruptcy Court, including the Legacy General Unsecured Claims Against the TCEH Debtors, but excluding: (a) TCEH Unsecured Debt Claims; (b) Administrative Claims against the TCEH Debtors Other Than EFCH; (c) Priority Tax Claims against the TCEH Debtors Other Than EFCH; (d) Intercompany Claims against the TCEH Debtors Other Than EFCH; (e) Other Priority Claims against the TCEH Debtors Other Than EFCH; and (f) DIP Claims.
228.    “Governmental Unit” has the meaning set forth in section 101(27) of the Bankruptcy Code.
229.    “Holder” means an Entity holding a Claim or an Interest, as applicable.

22

Exhibit 2(b)

230.    “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
231.    “Impaired” means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is impaired within the meaning of section 1124 of the Bankruptcy Code.
232.    “Incremental Amendment Agreement” means that certain Incremental Amendment No. 1, dated as January 4, 2013, by and among the Incremental 2012 Term Lenders (as defined therein), EFCH, TCEH, the Credit Parties (as defined therein) party thereto, and Citibank, N.A., as administrative and collateral agent.
233.    “Indemnification Obligations” means each of the Debtors’ indemnification obligations in place as of the Effective Date, whether in the bylaws, certificates of incorporation or formation, limited liability company agreements, other organizational or formation documents, board resolutions, management or indemnification agreements, or employment or other contracts, for their current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals and agents of the Debtors, as applicable.
234.     “Indenture Trustees” means, collectively: (a) the EFH Notes Trustee; (b) the EFCH 2037 Notes Trustee; (c) the EFIH First Lien Notes Trustee; (d) the EFIH Second Lien Notes Trustee; (e) the EFIH Unsecured Notes Trustee; (f) the TCEH First Lien Notes Trustee; (g) the TCEH Second Lien Notes Trustee; (h) the TCEH Unsecured Notes Trustee; (i) the PCRB Trustee; (j) the EFH Series N Notes Trustee; and (k) the TCEH Second Lien Notes Collateral Agent.
235.    “Initial Plan” means the Joint Plan of Reorganization of Energy Future Holdings Corp., et al., Pursuant to Chapter 11 of the United States Bankruptcy Code [D.I. 4142], dated April 14, 2015.
236.    “Insurance Policies” means any insurance policies, insurance settlement agreements, coverage-in-place agreements, or other agreements relating to the provision of insurance entered into by or issued to or for the benefit of any of the Debtors or their predecessors.
237.    “Intercompany Claim” means a Claim or Cause of Action by EFH Corp. or any direct or indirect subsidiary of EFH Corp. against EFH Corp. or any direct or indirect subsidiary of EFH Corp.
238.    “Interest” means any equity security (as defined in section 101(16) of the Bankruptcy Code) in any Debtor and any other rights, options, warrants, stock appreciation rights, phantom stock rights, restricted stock units, redemption rights, repurchase rights, convertible, exercisable or exchangeable securities or other agreements, arrangements or commitments of any character relating to, or whose value is related to, any such interest or other ownership interest in any Entity.
239.    “Interim Compensation Order” means the Order Establishing Procedures for Interim Compensation and Reimbursement of Expenses for Professionals [D.I. 2066].
240.    “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.
241.    “Investor Rights Agreement” means that certain Investor Rights Agreement, dated as of November 5, 2008, by and among Oncor and certain of its direct and indirect equityholders, including EFH Corp. and TTI.
242.    “IPO Conversion Plan” means the plan attached as an exhibit to the Merger Agreement, as may be modified, amended or supplemented in accordance with the Merger Agreement.
243.    “IRS” means the Internal Revenue Service.
244.    “IRS Submissions” means all submissions to the IRS in connection with the Private Letter Ruling and the request for the Supplemental Ruling.
245.    “Judicial Code” means title 28 of the United States Code, 28 U.S.C. §§ 1–4001.

23

Exhibit 2(b)

246.    “Legacy General Unsecured Claim Against the EFH Debtors” means any Claim against the EFH Debtors derived from or based upon liabilities based on asbestos or, to the extent set forth in the Merger Agreement or on Schedule 6.6(a) to the Company Disclosure Letter, qualified post-employment benefits relating to discontinued operations of the EFH Debtors.
247.    “Legacy General Unsecured Claim Against the TCEH Debtors” means any Claim against the TCEH Debtors derived from or based upon liabilities based on asbestos or qualified post-employment benefits relating to the TCEH Debtors.
248.    “Liability Management Program” means the various transactions, including debt buybacks, new debt issuances, debt exchanges, debt payoffs, intercompany debt forgiveness, dividends, and maturity extensions, by EFH Corp. and its direct and indirect subsidiaries, and restructuring of such Entities’ debt obligations completed before the Petition Date, as described in the 2009-2013 SEC filings of EFH Corp., EFIH, EFIH Finance, and TCEH.
249.    “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.
250.    “Litigation Letters” means, collectively: (a) the TCEH Committee Litigation Letters; and (b) the TCEH Unsecured Group Litigation Letter.
251.    “Luminant” means Luminant Holding Company LLC and its direct and indirect Debtor subsidiaries.
252.    “Luminant Makewhole Settlement” means those transactions in settlement of Luminant’s obligations to Oncor under the Tax and Interest Makewhole Agreements, by which EFIH purchased Luminant’s obligations from Oncor in August 2012, and Luminant paid EFIH the same respective amount in September 2012.
253.    “Makewhole Claim” means any Claim, whether secured or unsecured, derived from or based upon makewhole, applicable premium, redemption premium, or other similar payment provisions provided for by the applicable indenture or other agreement calculated as of the EFH Effective Date (or in the case of the EFIH First Lien Notes, the closing date of the EFIH First Lien DIP Facility, and in the case of EFIH Second Lien Notes, the closing date of the EFIH Second Lien Partial Repayment, with respect to the amount repaid at such time) or any other alleged premiums, fees, or Claims relating to the repayment of the principal balance of any notes, including any Claims for damages, or other relief arising from the repayment, prior to the respective stated maturity or call date, of the principal balance of any notes or any denial of any right to rescind any acceleration of such notes.
254.    “Management Agreement” means that certain management agreement, dated as of October 10, 2007, by and among EFH Corp., TEF, Kohlberg Kravis Roberts & Co. L.P., TPG Capital, L.P., Goldman, Sachs & Co., and Lehman Brothers Inc.
255.    “Merger” means that certain merger on the EFH Effective Date of Reorganized EFH with and into Merger Sub in a transaction intended to qualify as a tax-free reorganization under section 368(a) of the Internal Revenue Code, with Merger Sub continuing as the surviving entity.
256.    “Merger Agreement” means that certain Agreement and Plan of Merger, dated as of [___] 2016, by and among NextEra, Merger Sub, EFH Corp., and EFIH, as may be amended, supplemented, or otherwise modified from time to time in accordance therewith, including all exhibits and schedules attached thereto, which shall be included in the Plan Supplement.
257.    “Merger Closing” means “Closing,” as that term is defined in the Merger Agreement.
258.    “Merger Effective Time” means “Effective Time,” as that term is defined in the Merger Agreement.
259.    “Merger Sub” means EFH Merger Co., LLC, a Delaware limited liability company wholly owned by NextEra, with whom and into which Reorganized EFH will merge.

24

Exhibit 2(b)

260.     “Merger Sub Cash Amount” means the Cash to be delivered by Merger Sub to the EFH/EFIH Distribution Account at the Merger Closing in accordance with the Merger Agreement.
261.    “Merger Sub Account” means a segregated, restricted account, and invested and disbursed in accordance with that certain escrow agreement, dated as of the EFH Effective Date, between Merger Sub and U.S. Bank National Association, and used solely to satisfy Allowed Legacy General Unsecured Claims Against the EFH Debtors that are based on asbestos claims and related costs, including court costs, expert witness costs, attorneys’ fees, the cost to procure insurance and all other related costs from time to time during the fifty year term of the escrow agreement and, to the extent any balance (including accrued interest, if any) remains at the end of such term, such balance shall only be paid over to a charity specified in accordance with the terms of such escrow agreement.
262.    “Minority Interest Acquisition” means the acquisition by Merger Sub, NextEra, or an Affiliate of NextEra of (a) the Oncor Minority Interest in one or more privately negotiated transactions with TTI or Oncor Management or (b) the portion of the Oncor Minority Interest held by TTI pursuant to the drag-along rights set forth in Section 3.3 of the Investor Rights Agreement.
263.    “New Boards” means, collectively: (a) the Reorganized TCEH Board; and (b) the New EFH/EFIH Board.
264.    “New EFH/EFIH Board” means the board of directors or managers, if any, of the Merger Sub and Reorganized EFIH, as applicable, on and after the EFH Effective Date, in each case to be appointed by the Plan Sponsor.
265.    “New EFH/EFIH Plan Support Agreement” means that certain Alternative E-Side Restructuring Agreement, dated as of July 29, 2016, by and among the Plan Sponsor, the EFH Debtors, and the EFIH Debtors, as may be amended, supplemented or otherwise modified from time to time in accordance therewith.
266.    “New Employee Agreements/Arrangements” means the agreements or other arrangements entered into by the 18 members of the Debtors’ management team who are considered “insiders” but who are not party to an Employment Agreement as of the date of the Plan Support Agreement to be adopted by Reorganized TCEH on the TCEH Effective Date and which shall include the applicable terms set forth in Section 10(o) of the Plan Support Agreement and shall otherwise be substantially in the form included in the Plan Supplement and reasonably acceptable to the TCEH Supporting First Lien Creditors (in consultation with the TCEH Committee); provided, however, that none of the EFH Debtors, Reorganized EFH Debtors, EFIH Debtors, Reorganized EFIH Debtors, or Plan Sponsor shall have any liability with respect thereto.
267.    “New Organizational Documents” means such certificates or articles of incorporation of formation, by-laws, limited liability company agreements, or other applicable formation documents of each of the Reorganized Debtors, as applicable, the form of which shall be included in the Plan Supplement; provided that (a) any New Organization Document with respect to any Reorganized EFH Debtor or any Reorganized EFIH Debtor shall be in form and substance acceptable to the Plan Sponsor and (b) any New Organization Document with respect to any Reorganized TCEH Debtor or any Reorganized Shared Services Debtor shall be in form and substance acceptable to the TCEH Supporting First Lien Creditors.
268.    “New Reorganized TCEH Debt” means the instruments or other indebtedness to be issued by Reorganized TCEH on the TCEH Effective Date prior to the Reorganized TCEH Conversion pursuant to the Exit Facility Agreement (as defined in the TCEH DIP Credit Agreement) evidencing an obligation to Holders of Allowed TCEH DIP Claims.
269.    “New Reorganized TCEH Debt Documents” means the documents necessary to effectuate the New Reorganized TCEH Debt, which shall be included in the Plan Supplement.
270.    “NextEra” means NextEra Energy, Inc., a Florida corporation.

25

Exhibit 2(b)

271.    “NextEra Common Stock” means the NextEra Class A Common Stock and the NextEra Class B Common Stock.
272.    “NextEra Common Stock Investment” means the NextEra Class A Common Stock Investment and the NextEra Class B Common Stock Investment.
273.    “NextEra Class A Common Stock” means the shares of NextEra Common Stock issued in connection with the NextEra Class A Common Stock Investment.
274.    “NextEra Class A Common Stock Investment” means the shares of NextEra Common Stock entitled to be received by the Holder of the Reorganized EFH Class A Common Stock upon its conversion at the Merger Effective Time in accordance with the Merger Agreement.
275.    “NextEra Class B Common Stock” means the shares of NextEra Common Stock to be issued in connection with the NextEra Class B Common Stock Investment.
276.    “NextEra Class B Common Stock Investment” means the shares of NextEra Common Stock entitled to be received by the Holder of the Reorganized EFH Class B Common Stock upon its conversion at the Merger Effective Time in accordance with the Merger Agreement.
277.    “Non-EFH Debtor Intercompany Claim” means any Claim, other than the TCEH Settlement Claim, by any direct or indirect subsidiary of EFH Corp. (other than an EFH Debtor) against an EFH Debtor, including any Claims derived from or based upon EFH Legacy Notes held by EFIH.
278.    “Non-EFH Shared Services Debtor Intercompany Claim” means any Claim by EFH. Corp. or any direct or indirect subsidiary of EFH Corp. (other than an EFH Shared Services Debtor) against an EFH Shared Services Debtor.
279.    “Non-EFIH Debtor Intercompany Claim” means any Claim by EFH Corp. or any direct or indirect subsidiary of EFH Corp. (other than an EFIH Debtor) against an EFIH Debtor.
280.    “Non-TCEH Debtor Intercompany Claim” means any Claim by EFH Corp. or any direct or indirect subsidiary of EFH Corp. (other than a TCEH Debtor) against a TCEH Debtor, including any Claim derived from or based upon the TCEH Credit Agreement, the TCEH First Lien Notes, or TCEH Unsecured Notes held by EFH Corp. and EFIH.
281.    “NRC” means the United States Nuclear Regulatory Commission.
282.    “Nuclear Decommissioning Obligations” means the Debtors’ funding obligations related to a nuclear decommissioning trust that will be used to fund the decommissioning of the Comanche Peak nuclear power plant, as required by the United States Department of Energy.
283.    “Oak Grove Promissory Note” means that certain Promissory Note, dated December 22, 2010, by and among Oak Grove Power Company LLC, as issuer, and North American Coal Royalty Company, as holder, and John W. Harris, as trustee, with face amount of $7,472,500 due in annual installments through December 22, 2017, which note is secured by all coal, lignite, and other near-surface minerals on and under certain real property in Robertson County, Texas.
284.    “Oak Grove Promissory Note Claim” means any Claim derived from or based upon the Oak Grove Promissory Note.
285.    “Oncor” means Oncor Holdings and its direct and indirect subsidiaries.
286.    “Oncor Electric” means Oncor Electric Delivery Company LLC.

26

Exhibit 2(b)

287.    “Oncor Holdings” means Oncor Electric Delivery Holdings Company LLC.
288.    “Oncor Letter Agreement” means that certain letter agreement to be entered into contemporaneously with the Merger Agreement, by and among NextEra, Merger Sub, Oncor Electric, and Oncor Holdings, pursuant to which, among other things, each of Oncor Electric and Oncor Holdings will agree to take and not to take certain actions in furtherance of the transactions contemplated by the Merger Agreement, which shall be included in the Plan Supplement.
289.    “Oncor Management” means Oncor Management Investment LLC
290.    “Oncor Minority Interest” means the minority interests in Oncor Electric held by TTI and Oncor Management.
291.    “Oncor Tax Sharing Agreement” means that certain Amended and Restated Tax Sharing Agreement, dated as of November 5, 2008, by and among EFH Corp., Oncor Holdings, Oncor Electric, TTI, and Oncor Management.
292.    “OpCo” means TEX Operations Company LLC, a Delaware limited liability company.
293.    “Ordinary Course Professional Order” means the Order Authorizing the Retention and Compensation of Certain Professionals Utilized in the Ordinary Course of Business [D.I. 765].
294.    “Original Confirmed Plan” means the Sixth Amended Joint Plan of Reorganization of Energy Future Holdings Corp., et al., Pursuant to Chapter 11 of the Bankruptcy Code [D.I. 7235].
295.    “Original Plan Sponsors” means “Plan Sponsors,” as such term was defined in the Original Confirmed Plan.
296.    “Original Plan Supplement” means the Plan Supplement for the Joint Plan of Reorganization of Energy Future Holdings Corp., et al., Pursuant to Chapter 11 of the Bankruptcy Code [D.I. 6544], and any amendments and modifications thereto, including D.I. 7191 and D.I. 7866.
297.    “Other Priority Claims” means any Claim, other than an Administrative Claim, a DIP Claim, or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.
298.    “Other Secured Claim Against the EFH Debtors” means any Secured Claim against any of the EFH Debtors, excluding DIP Claims.
299.    “Other Secured Claim Against the EFH Shared Services Debtors” means any Secured Claim against any of the EFH Shared Services Debtors, excluding DIP Claims.
300.    “Other Secured Claim Against the EFIH Debtors” means any Secured Claim against any of the EFIH Debtors, excluding: (a) EFIH First Lien Note Claims, if any; (b) EFIH Second Lien Note Claims; and (c) DIP Claims.
301.    “Other Secured Claim Against the TCEH Debtors” means any Secured Claim against any of the TCEH Debtors, including the Oak Grove Promissory Note Claims and Tex-La Obligations, but excluding:  (a) TCEH First Lien Secured Claims; and (b) DIP Claims.
302.    “OV2” means Ovation Acquisition II, L.L.C., a Delaware limited liability company.
303.     Parent Disclosure Letter” means “Parent Disclosure Letter” as such term is defined in the Merger Agreement.

27

Exhibit 2(b)

304.    “PBGC” means the Pension Benefit Guaranty Corporation, a wholly-owned United States government corporation, and an agency of the United States created by ERISA.
305.    “PCRB Claim” means any Claim derived from or based upon the PCRBs, excluding the Repurchased PCRBs, including any Claims and Causes of Action held by the PCRB Trustee, including for fees and expenses, related to the PCRBs.
306.    “PCRBs” means the pollution control revenue refunding bonds and pollution control revenue bonds outstanding from time to time, including: (a) 7.70% Fixed Series 1999C due March 1, 2032; (b) 7.70% Fixed Series 1999A due April 1, 2033; (c) 6.30% Fixed Series 2003B due July 1, 2032; (d) 6.75% Fixed Series 2003C due October 1, 2038; (e) 5.40% Fixed Series 2003D due October 1, 2029; (f) 5.40% Fixed Series 1994A due May 1, 2029; (g) 5.00% Fixed Series 2006 due March 1, 2041; (h) 8.25% Fixed Series 2001A Due October 1, 2030; (i) 8/25% Fixed Series 2001D-1 due May 1, 2033; (j) 6.45% Fixed Series 2000A due June 1, 2021; (k) 5.80% Fixed Series 2003A due July 1, 2022; (l) 6.15% Fixed Series 2003B due August 1, 2022; (m) 5.20% Fixed Series 2001C due May 1, 2028; (n) 6.25% Fixed Series 2000A due May 1, 2028; (o) Series 1994B due May 1, 2029 (variable rate); (p) Series 1995A due April 1, 2030 (variable rate); (q) Series 1995B due June 1, 2030 (variable rate); (r) Series 2001B due May 1, 2029 (variable rate); (s) Series 2001C due May 1, 2036 (15% ceiling); (t) Floating Taxable Series 2001I due December 1, 2036; (u) Floating Series 2002A due May 1, 2037; (v) Series 2003A due April 1, 2038 (15% ceiling); (w) Series 1999B due September 1, 2034 (15% ceiling); (x) Floating Series 2001D-2 due May 1, 2033; (y) Series 2001A due May 1, 2022 (15% ceiling); (z) Series 2001B due May 1, 2030 (15% ceiling); and (aa) Series 2001A due May 1, 2027 (variable rate), to which, among others, the PCRB Trustee is party.
307.    “PCRB Trustee” means BNYM, as indenture trustee for the PCRBs.
308.    “Pension Plans” means the two single-employer defined benefit plans insured by the PBGC and covered by Title IV of ERISA, 29 U.S.C. §§ 1301-1461, including (a) the plan sponsored by EFH Corp., and (b) the plan sponsored by Oncor Electric.
309.    “Periodic Distribution Date” means, unless otherwise ordered by the Bankruptcy Court, the first Business Day that is 120 days after the Effective Date, and, for the first year thereafter, the first Business Day that is 120 days after the immediately preceding Periodic Distribution Date. After one year following the Effective Date, the Periodic Distribution Date will occur on the first Business Day that is 180 days after the immediately preceding Periodic Distribution Date, unless and until otherwise ordered by the Bankruptcy Court.
310.    “Petition Date” means April 29, 2014, the date on which the Debtors commenced the Chapter 11 Cases.
311.    “Plan” means this Fourth Amended Joint Plan of Reorganization of Energy Future Holdings Corp., et al., Pursuant to Chapter 11 of the Bankruptcy Code, including the Plan Supplement.
312.    “Plan Sponsor” means NextEra, acting through its wholly-owned subsidiary, NextEra Energy Capital Holdings, Inc., the beneficial owner of approximately $45 million principal amount of EFIH Senior Toggle Notes and a creditor and party in interest in the Chapter 11 Cases, unless and until such time as the Merger Agreement shall have been terminated in accordance with its terms and without consummation of the Merger. For the avoidance of doubt, upon the termination of the Merger Agreement, any consent rights of the Plan Sponsor set forth in this Plan shall be inoperative.
313.    “Plan Sponsor Cash Amount” mean collectively, (a) the Merger Sub Cash Amount, (b) the EFIH First Lien DIP Repayment Amount, and (c) the EFIH Second Lien Notes Repayment Amount.
314.    “Plan Sponsor Investment” means, collectively: (a) the Plan Sponsor Cash Amount; and (b) the NextEra Common Stock Investment.

28

Exhibit 2(b)

315.    “Plan Supplement” means the compilation of documents and forms of documents, schedules, and exhibits to the Plan, to be Filed by the Debtors no later than 14 days before the Confirmation Hearing or such later date as may be approved by the Bankruptcy Court on notice to parties in interest, and additional documents Filed with the Bankruptcy Court before the Effective Date as amendments to the Plan Supplement comprised of, among other documents, the following, if any and as applicable:  (a) New Organizational Documents; (b) the Rejected Executory Contract and Unexpired Lease List; (c) the Assumed Executory Contract and Unexpired Lease List (which shall include the Employment Agreements and provide that such Employment Agreements are assigned to Reorganized TCEH on the TCEH Effective Date); (d) a list of retained Causes of Action; (e) the Reorganized TCEH Debtor Management Incentive Plan; (f) the New Employee Agreements/Arrangements; (g) the Reorganized TCEH Registration Rights Agreement; (h) the identity of the members of the New Boards and management for the Reorganized Debtors; (i) the New Reorganized TCEH Debt Documents; (j) the Merger Agreement; (k) the Tax Matters Agreement; (l) the Transition Services Agreement; (m) the Reorganized TCEH Shareholders’ Agreement; (n) the Oncor Letter Agreement; (o) the Separation Agreement; (p) the Spin-Off Tax Receivable Agreement or the Taxable Separation Tax Receivable Agreement (as applicable); (q) the Amended and Restated Split Participant Agreement; (r) the Taxable Separation Memorandum; and (s) the TRA Information Form. Any reference to the Plan Supplement in the Plan shall include each of the documents identified above as (a) through (s), as applicable. Other than with respect to the assumption and assignment of the Employment Agreements as set forth herein, the documents that comprise the Plan Supplement shall be: (i) subject to any consent or consultation rights provided hereunder and thereunder, including as provided in the definitions of the relevant documents; and (ii) in form and substance reasonably acceptable (or, to the extent otherwise provided hereunder or thereunder, including as provided in the applicable definitions of the applicable documents, acceptable) to the Plan Sponsor, the TCEH Supporting First Lien Creditors, and the DIP Agents. The Parties entitled to amend the documents contained in the Plan Supplement shall be entitled to amend such documents in accordance with their respective terms and Article X of the Plan through and including the Effective Date.
316.    “Plan Support Agreement” means that certain Plan Support Agreement, dated as of August 9, 2015 (as amended on September 11, 2015, October 27, 2015, and November 12, 2015, and as may be amended, supplemented, or otherwise modified from time to time in accordance therewith), by and among the Debtors, the Original Plan Sponsors, the TCEH Supporting First Lien Creditors, the TCEH First Lien Agent, the TCEH Supporting Second Lien Creditors, the TCEH Committee, and certain other Entities, including all exhibits and schedules attached thereto.
317.    “Post-Closing Audit” means the “Post-Closing Audit” as defined in the Merger Agreement.
318.    “Preferred Stock Entity” means, as part of the Spin-Off, the new Entity pursuant to which certain assets and liabilities will be transferred as part of the Spin-Off Preferred Stock Sale, it being understood that, if the Spin-Off is effectuated pursuant to the terms and conditions set forth in Article IV.B.2, the Preferred Stock Entity will undertake the Preferred Stock Entity Conversion on the TCEH Effective Date.
319.    “Preferred Stock Entity Conversion” means, as part of the Spin-Off, the conversion of the Preferred Stock Entity from a Delaware limited liability company to a Delaware corporation on the TCEH Effective Date, immediately following the Contribution and immediately prior to the Spin-Off Preferred Stock Sale.
320.    “Priority Tax Claim” means the Claims of Governmental Units of the type specified in section 507(a)(8) of the Bankruptcy Code.
321.    “Private Letter Ruling” means the private letter ruling issued by the IRS to EFH Corp. on July 28, 2016.
322.    “Pro Rata” means the proportion that the amount of an Allowed Claim or Allowed Interest in a particular Class bears to the aggregate amount of the Allowed Claims or Allowed Interests in that Class, or the proportion of the Allowed Claims or Allowed Interests in a particular Class and other Classes entitled to share in the same recovery as such Claim or Interest under the Plan.

29

Exhibit 2(b)

323.    “Professional” means an Entity, excluding those Entities entitled to compensation pursuant to the Ordinary Course Professional Order: (a) retained  pursuant to a Bankruptcy Court order in accordance with sections 327, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered before or on the Effective Date, pursuant to sections 327, 328, 329, 330, 331, and 363 of the Bankruptcy Code; or (b) awarded compensation and reimbursement by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code; provided, however, that each of the professionals employed by the DIP Agents shall not be “Professionals” for the purposes of the Plan.
324.    “Professional Fee Claims” means all Administrative Claims for the compensation of Professionals and the reimbursement of expenses incurred by such Professionals through and including the Effective Date to the extent such fees and expenses have not been paid pursuant to the Interim Compensation Order or any other order of the Bankruptcy Court. To the extent the Bankruptcy Court denies or reduces by a Final Order any amount of a Professional’s requested fees and expenses, then the amount by which such fees or expenses are reduced or denied shall reduce the applicable Professional Fee Claim.
325.    “Professional Fee Escrow Account” means the TCEH Professional Fee Escrow Account, the EFIH Professional Fee Escrow Account, and the EFH Professional Fee Escrow Account, as applicable.
326.    “Professional Fee Escrow Agents” means each escrow agent for the applicable Professional Fee Escrow Account appointed pursuant Article II.A.2(b) of the Plan and the escrow agreements entered into pursuant thereto.
327.    “Proof of Claim” means a proof of Claim Filed against any of the Debtors in the Chapter 11 Cases.
328.    “Proof of Interest” means a proof of Interest Filed against any of the Debtors in the Chapter 11 Cases.
329.    “PUC” means the Public Utility Commission of Texas.
330.    “PUC Approval” means “PUCT Approval,” as such term is defined in the Merger Agreement.
331.    “RCT” means the Railroad Commission of Texas.
332.    “Refinanced TCEH DIP Facility” means the TCEH Debtors’ debtor-in-possession financing facility, as approved on a final basis pursuant to the Final Order (A) Approving Postpetition Financing For Texas Competitive Electric Holdings Company LLC and Certain of Its Debtor Affiliates, (B) Granting Liens and Providing Superpriority Administrative Expense Claims, and (C) Modifying the Automatic Stay [D.I. 856], and refinanced pursuant to the TCEH DIP Order.
333.    “Reinstate,” “Reinstated,” or “Reinstatement” means with respect to Claims and Interests, that the Claim or Interest shall be rendered unimpaired in accordance with section 1124 of the Bankruptcy Code.
334.     “Rejected Executory Contract or Unexpired Lease” means any EFH/EFIH Rejected Executory Contract or Unexpired Lease or any TCEH Rejected Executory Contract or Unexpired Lease.
335.    “Rejected Executory Contract and Unexpired Lease List” means, as applicable, the EFH/EFIH Rejected Executory Contract and Unexpired Lease List or the TCEH Rejected Executory Contract and Unexpired Lease List.
336.    “Released Parties” means collectively, and in each case only in its capacity as such: (a) the EFH/EFIH Plan Supporters; (b) Merger Sub; (c) Holders of TCEH First Lien Claims; (d) Holders of TCEH Second Lien Note Claims; (e) Holders of TCEH Unsecured Note Claims; (f) Holders of EFH Legacy Note Claims; (g) Holders of EFH Unexchanged Note Claims; (h) Holders of EFH LBO Note Primary Claims; (i) Holders of EFIH Unsecured Note Claims; (j) Holders of EFH LBO Note Guaranty Claims; (k) the DIP Lenders; (l) the TCEH First Lien Agent; (m) the Indenture Trustees other than the EFIH First Lien Notes Trustee and the EFIH Second Lien Notes Trustee; (n) the Dealer Managers; (o) TEF; (p) Texas Holdings; (q) Oncor; (r) funds and accounts managed or advised by Kohlberg

30

Exhibit 2(b)

Kravis Roberts & Co., L.P., TPG Capital, L.P. or Goldman, Sachs & Co. that hold direct or indirect interests in Texas Holdings, TEF, or EFH Corp.; (s) the Committees and each of their respective members; (t) Holders of General Unsecured Claims Against the TCEH Debtors Other Than EFCH; (u) Holders of General Unsecured Claims Against EFCH; (v) Holders of General Unsecured Claims Against the EFIH Debtors; (w) Holders of General Unsecured Claims Against EFH Corp.; (x) Holders of General Unsecured Claims Against the EFH Debtors Other Than EFH Corp.; (y) Holders of General Unsecured Claims Against the EFH Shared Services Debtors; (y) the Original Plan Sponsors; (aa) OV2; (bb) with respect to each of the Debtors, the Reorganized Debtors, and each of the foregoing Entities in clauses (a) through (aa), such Entity and its current and former Affiliates, and such Entities’ and their current and former Affiliates’ current and former directors, managers, officers, equity holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, and assigns, subsidiaries, and each of their respective current and former equity holders, officers, directors, managers, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, each in their capacity as such; and (cc) the DTC; provided, however, that any Holder of a Claim or Interest that opts out of the releases contained in the Plan shall not be a “Released Party”; provided, further, however, that the EFIH First Lien Notes Trustee, all Holders of Claims derived from or based on the EFIH First Lien Notes, the EFIH Second Lien Notes Trustee, and all Holders of Claims derived from or based on the EFIH Second Lien Notes, shall not be “Released Parties,” except as otherwise agreed to by a Holder in its capacity as such.
337.    “Releasing Parties” means collectively, and in each case only in its capacity as such: (a) the EFH/EFIH Plan Supporters; (b) Merger Sub; (c) Holders of TCEH First Lien Claims; (d) Holders of TCEH Second Lien Note Claims; (e) Holders of TCEH Unsecured Note Claims; (f) Holders of EFH Legacy Note Claims; (g) Holders of EFH Unexchanged Note Claims; (h) Holders of EFH LBO Note Primary Claims; (i) Holders of EFIH Unsecured Note Claims; (j) Holders of EFH LBO Note Guaranty Claims; (k) the DIP Lenders; (l) the TCEH First Lien Agent; (m) the Indenture Trustees other than the EFIH First Lien Notes Trustee and the EFIH Second Lien Notes Trustee; (n) the Dealer Managers; (o) TEF; (p) Texas Holdings; (q) Oncor; (r) funds and accounts managed or advised by Kohlberg Kravis Roberts & Co., L.P., TPG Capital, L.P. or Goldman, Sachs & Co. that hold direct or indirect interests in Texas Holdings, TEF, or EFH Corp.; (s) the Committees and each of their respective members; (t) Holders of General Unsecured Claims Against the TCEH Debtors Other Than EFCH; (u) Holders of General Unsecured Claims Against EFCH; (v) Holders of General Unsecured Claims Against the EFIH Debtors; (w) Holders of General Unsecured Claims Against EFH Corp.; (x) Holders of General Unsecured Claims Against the EFH Debtors Other Than EFH Corp.; (y) Holders of General Unsecured Claims Against the EFH Shared Services Debtors; (z) all Holders of Claims and Interests that are deemed to accept the Plan; (aa) all Holders of Claims and Interests who vote to accept the Plan; (bb) all Holders in voting Classes who abstain from voting on the Plan and who do not opt out of the releases provided by the Plan; (cc) OV2; (dd) the Original Plan Sponsors; (ee) with respect to each of the Debtors, the Reorganized Debtors, and each of the foregoing Entities in clauses (a) through (dd), such Entity and its current and former Affiliates, and such Entities’ and their current and former Affiliates’ current and former directors, managers, officers, equity holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, and assigns, subsidiaries, and each of their respective current and former equity holders, officers, directors, managers, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, each in their capacity as such; and (ff) all Holders of Claims and Interests, solely with respect to releases of all Holders of Interests in EFH Corp. and their current and former Affiliates, and such Entities’ and their Affiliates’ current and former equity holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, and assigns, subsidiaries, and their current and former officers, directors, managers, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, each in their capacity as such; provided, however, that the EFIH First Lien Notes Trustee, all Holders of Claims derived from or based on the EFIH First Lien Notes, the EFIH Second Lien Notes Trustee, and all Holders of Claims derived from or based on the EFIH Second Lien Notes, shall not be “Releasing Parties,” except as otherwise agreed by a Holder in its capacity as such.
338.    “Reorganized Debtor” means any Debtor as reorganized pursuant to and under the Plan or any successor thereto, by merger, consolidation, or otherwise, including Merger Sub, on or after the Effective Date.

31

Exhibit 2(b)

339.    “Reorganized EFH” means EFH Corp. on and after the EFH Effective Date, or any successor thereto, including Merger Sub, by merger, consolidation, or otherwise, unless otherwise indicated in the Plan.
340.    “Reorganized EFH Common Stock” means the Reorganized EFH Class A Common Stock and the Reorganized EFH Class B Common Stock.
341.    “Reorganized EFH Class A Common Stock” means one new validly issued, fully paid and nonassessable share of Class A common stock, no par value, of Reorganized EFH to be issued and distributed under and in accordance with the Plan.
342.    “Reorganized EFH Class B Common Stock” means one new validly issued, fully paid and nonassessable share of Class B common stock, no par value, of Reorganized EFH to be issued and distributed under and in accordance with the Plan.
343.    “Reorganized EFH Debtors” means the EFH Debtors, other than the EFH Shared Services Debtors, as reorganized pursuant to and under the Plan, or any successor thereto, by merger, consolidation, or otherwise, including Merger Sub, on or after the EFH Effective Date.
344.    “Reorganized EFH Shared Services Debtors” means the EFH Shared Services Debtors, as reorganized pursuant to and under the Plan, or any successor thereto, by merger, consolidation, or otherwise, on or after the TCEH Effective Date.
345.    “Reorganized EFH Stock Value” means $1 per share of Reorganized EFH Common Stock.
346.     “Reorganized EFIH” means EFIH, or any successor thereto, by merger, consolidation, or otherwise, on and after the EFH Effective Date.
347.     “Reorganized EFIH Debtors” means the EFIH Debtors as reorganized pursuant to and under the Plan, or any successor thereto, by merger, consolidation, or otherwise, on or after the EFH Effective Date.
348.     “Reorganized EFIH Membership Interests” means the new membership interests in Reorganized EFIH, if any, to be issued on the EFH Effective Date.
349.    “Reorganized TCEH” means either (a) if the Spin-Off is effectuated pursuant to the terms and conditions set forth in Article IV.B.2, the new Entity pursuant to which certain assets and liabilities will be transferred as part of the Contribution and the stock of which will be distributed as part of the Distribution, it being understood that Reorganized TCEH will undertake the Reorganized TCEH Conversion on the TCEH Effective Date, or (b) the new Entity, the common stock of which will be distributed to Holders of TCEH First Lien Claims pursuant to the Taxable Separation.
350.    “Reorganized TCEH Board” means the board of directors or managers of Reorganized TCEH on and after the TCEH Effective Date to be appointed by the TCEH Supporting First Lien Creditors in consultation with TCEH.
351.    “Reorganized TCEH Common Stock” means the 450,000,000 shares of common stock in Reorganized TCEH to be issued and distributed in accordance with the Plan.
352.    “Reorganized TCEH Conversion” means, as part of the Spin-Off, the conversion of Reorganized TCEH from a Delaware limited liability company into a Delaware corporation on the TCEH Effective Date, immediately following the Contribution and immediately prior to the Distribution.
353.    “Reorganized TCEH Debtor Management Incentive Plan” means the management incentive plan to be implemented with respect to Reorganized TCEH on the TCEH Effective Date, the terms of which shall be consistent

32

Exhibit 2(b)

with the Plan Support Agreement, in form and substance acceptable to Reorganized TCEH and the TCEH Supporting First Lien Creditors, and substantially in the form to be included in the Plan Supplement.
354.    “Reorganized TCEH Debtors” means the TCEH Debtors as reorganized pursuant to and under the Plan, or any successor thereto, by merger, consolidation, or otherwise, and including the Reorganized EFH Shared Services Debtors, on or after the TCEH Effective Date.
355.    “Reorganized TCEH Registration Rights Agreement” means the registration rights agreement that shall provide registration rights to certain Holders of Reorganized TCEH Common Stock, the material terms of which shall be included in the Plan Supplement.
356.    “Reorganized TCEH Shareholders’ Agreement” means the one or more shareholders’ agreements, if any, that will govern certain matters related to the governance of Reorganized TCEH, which shall be included in the Plan Supplement.
357.    “Reorganized TCEH Sub Preferred Stock” means, if the Spin-Off is effectuated pursuant to the terms and conditions set forth in Article IV.B.2, the new contingent-voting preferred stock of the Preferred Stock Entity issued pursuant to the Spin-Off Preferred Stock Sale.
358.    “Repurchased PCRBs” means the PCRBs repurchased by TCEH and held in a custody account.
359.    “Restructuring Transactions” means those mergers, amalgamations, consolidations, arrangements, continuances, restructurings, transfers, conversions, dispositions, liquidations, dissolutions, or other corporate transactions that the Debtors, the Plan Sponsor, and the TCEH Supporting First Lien Creditors reasonably determine to be necessary or desirable to implement the Plan, including, as applicable, the Taxable Separation or, if the Spin-Off is effectuated pursuant to the terms and conditions set forth in Article IV.B.2, the Spin-Off, Equity Investment, Merger, and other transactions contemplated by the Merger Agreement.
360.    “Rural Utilities Service” means the agency of the United States Department of Agriculture tasked with providing public utilities to rural areas in the United States through public-private partnerships.
361.    “Schedules” means the schedules of assets and liabilities, schedules of Executory Contracts or Unexpired Leases, and statement of financial affairs Filed by the Debtors pursuant to section 521 of the Bankruptcy Code, the official bankruptcy forms, and the Bankruptcy Rules.
362.    “SEC” means the Securities and Exchange Commission.
363.    “Secured” means when referring to a Claim: (a) secured by a Lien on property in which the Estate has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order, or that is subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the creditor’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code; or (b) Allowed pursuant to the Plan or separate order of the Bankruptcy Court as a secured claim.
364.    “Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77a–77aa, together with the rules and regulations promulgated thereunder, as amended.
365.    “Security” or “Securities” has the meaning set forth in section 2(a)(1) of the Securities Act.
366.    “Separation Agreement” means an agreement to be entered into on or before the TCEH Effective Date to, among other things, effectuate the Spin-Off or the Taxable Separation and address the transfer by the EFH Debtors and EFIH Debtors of certain assets, liabilities, and equity interests related to the TCEH Debtors’ operations, including with respect to the EFH Shared Services Debtors, by and among Reorganized TCEH, OpCo and EFH Corp.,

33

Exhibit 2(b)

in form and substance reasonably acceptable to the parties thereto, and acceptable to the Plan Sponsor and the TCEH Supporting First Lien Creditors, which shall be included in the Plan Supplement.
367.    “Settlement” means the compromise and settlement by and among the parties to the Settlement Agreement, including the Debtors and their respective Estates, of (a) all Non-EFH Debtor Intercompany Claims, Non-EFIH Debtor Intercompany Claims, Non-TCEH Debtor Intercompany Claims, and the TCEH Settlement Claim, other than ordinary course Debtor Intercompany Claims incurred pursuant to, and in accordance with, Paragraph 10 of the Cash Management Order, (b) claims and Causes of Action against Holders of TCEH First Lien Claims and the TCEH First Lien Agent, (c) claims and Causes of Action against the Holders of EFH Interests and certain related Entities, and (d) claims and Causes of Action against any of the Debtors’ directors, managers, officers, and other related Entities, as set forth in the Settlement Agreement.
368.    “Settlement Agreement” means that certain Settlement Agreement by and among the Debtors and certain Holders of Claims and Interests, as approved in the Settlement Order.
369.    “Settlement Agreement Professional Fees” means those “Professional Fees,” as such term is defined in the Settlement Order, actually paid pursuant to the Settlement Order.
370.    “Settlement Order” means the Order Granting the Motion of Energy Future Holdings Corp., et al., to Approve a Settlement of Litigation Claims and Authorize the Debtors to Enter into and Perform Under the Settlement Agreement [D.I. 7243].
371.    “Shared Services” means those shared services provided to EFH Corp. and its direct and indirect subsidiaries, including by or through EFH Corporate Services and/or pursuant to any service-level agreement or shared services agreements.
372.     “Spin-Off” means, if the Spin-Off is effectuated pursuant to the terms and conditions set forth in Article IV.B.2, certain transactions required to achieve and preserve the Spin-Off Intended Tax Treatment, including the Contribution, the Reorganized TCEH Conversion, and the Distribution.
373.    “Spin-Off Conditions” means (a) entry of the Approval Order by the Bankruptcy Court; (b) that the Debtors shall have performed their commitments, covenants and other obligations with respect to the “Preferred Stock Sale” as set forth on Exhibit G to the Plan Support Agreement, as modified consistent with the Tax Matters Agreement; and (c) the satisfaction or waiver, pursuant to the terms set forth in Article IX.E, of the conditions set forth in Article IX.C.8.
374.    “Spin-Off Conditions Termination Date” means the earlier of (a) November 1, 2016; and (b) the date upon which one or more of the Spin-Off Conditions becomes incapable of being satisfied, as determined by each of: (i) the TCEH Supporting First Lien Creditors; (ii) the TCEH Debtors; and (iii) the Plan Sponsor (each acting in their sole reasonable discretion).
375.    “Spin-Off Intended Tax Treatment” means (a) the qualification of the Contribution, the Reorganized TCEH Conversion and the Distribution as a “reorganization” within the meaning of sections 368(a)(1)(G), 355, and 356 of the Internal Revenue Code, and (b) the qualification of the contribution described in clause (a) of the definition of the Spin-Off Preferred Stock Sale as a taxable sale of assets to the Preferred Stock Entity pursuant to section 1001 of the Internal Revenue Code resulting in the Basis Step-Up.
376.    “Spin-Off Preferred Stock Sale” means, as part of the Spin-Off: (a) following the Preferred Stock Entity Conversion, but before the Reorganized TCEH Conversion, the contribution by Reorganized TCEH of the equity in the Contributed TCEH Debtors (or, potentially, certain assets or joint interests in certain TCEH Assets as agreed upon by EFH Corp. and the TCEH Supporting First Lien Creditors, in accordance with the Plan Support Agreement, as applicable), to the Preferred Stock Entity (such contribution to the Preferred Stock Entity of such equity and, potentially such assets, in an amount that is expected to result in the Basis Step-Up) in exchange for the Preferred Stock Entity’s (i) common stock and (ii) the Reorganized TCEH Sub Preferred Stock; (b) immediately thereafter, and

34

Exhibit 2(b)

pursuant to a prearranged and binding agreement, the sale by Reorganized TCEH of all of the Reorganized TCEH Sub Preferred Stock to one or more third party investors in exchange for Cash; provided, however, that Holders of TCEH First Lien Claims shall not be permitted to purchase the Reorganized TCEH Sub Preferred Stock; and (c) the distribution of such Cash by Reorganized TCEH to TCEH to fund recoveries under the Plan.
377.    “Spin-Off Tax Receivable Agreement” means the tax receivable agreement or similar arrangement, if any, under which Reorganized TCEH (or one or more of its subsidiaries) shall agree to make payments in respect of Reorganized TCEH’s (or its subsidiaries’) specified tax items, to be entered into, at the TCEH Supporting First Lien Creditors’ election, on the TCEH Effective Date immediately following the Spin-Off, by Reorganized TCEH (or one or more of its subsidiaries), the material terms and conditions of which shall be (a) as proposed by the TCEH Supporting First Lien Creditors (subject to any modifications as consented to by the TCEH First Lien Creditors and the TCEH Debtors, such consent not to be unreasonably withheld, delayed or conditioned) and (b) included in the Plan Supplement.
378.    “Spin-Off TRA Rights” means the rights to receive payments under (and otherwise share in the benefits of) the Spin-Off Tax Receivable Agreement (if any), whether such rights are structured as a separate instrument issued by Reorganized TCEH (or one or more of its subsidiaries) pursuant to the Spin-Off Tax Receivable Agreement, an equity interest in an entity that is a party to the Spin-Off Tax Receivable Agreement, or otherwise.
379.     “Standing Motions” means, collectively: (a) the TCEH Committee Standing Motion; (b) the TCEH Unsecured Group Standing Motion; and (c) the EFH/EFIH Committee Standing Motion.
380.    “Supplemental Rulings” means “Supplemental Rulings,” as such term is defined in the Merger Agreement.
381.    “Taxable Separation” means the transactions required or advisable to cause the TCEH Debtors to directly or indirectly transfer all of its assets to Reorganized TCEH (or one or more of its subsidiaries) in a transaction that will be treated as a taxable sale or exchange pursuant to section 1001 of the Internal Revenue Code and not (in whole or in part) as a tax-free transaction (under section 368 of the Internal Revenue Code or otherwise), which may include such steps as (a) the formation of Reorganized TCEH and one or more subsidiaries by a designee of the TCEH Supporting First Lien Creditors; (b) subject to clause (c), the transfer of TCEH’s assets to an indirect subsidiary of Reorganized TCEH in exchange for Claims transferred to such indirect subsidiary; (c) the transfer of a portion of the TCEH Debtors’ assets to an indirect subsidiary of Reorganized TCEH in exchange for preferred stock of Reorganized TCEH (or one or more of its subsidiaries), subject to a pre-existing binding commitment to sell such preferred stock to third-party investors for cash; and/or (d) any other reasonable methodology proposed by the TCEH Supporting First Lien Creditors.   The Taxable Separation shall be in form and substance as proposed by the TCEH Supporting First Lien Creditors (subject to any modifications as consented to by the TCEH Supporting First Lien Creditors and the Debtors, such consent not to be unreasonably withheld, delayed or conditioned) and shall be described in more detail in the Taxable Separation Memorandum.
382.    “Taxable Separation Memorandum” means the restructuring steps memorandum describing the Taxable Separation, which shall be acceptable in form and substance to the TCEH Supporting First Lien Creditors and included in the Plan Supplement.
383.    “Taxable Separation Tax Receivable Agreement” means the tax receivable agreement or similar arrangement, if any, under which Reorganized TCEH (or one or more of its subsidiaries) shall agree to make payments in respect of Reorganized TCEH’s (or its subsidiaries’) specified tax items, to be entered into, at the request of the TCEH Supporting First Lien Creditors, on the TCEH Effective Date, the material terms and conditions of which shall be (i) as proposed by the TCEH Supporting First Lien Creditors (subject to any modifications as consented to by the TCEH First Lien Creditors and the TCEH Debtors, such consent not to be unreasonably withheld, delayed or conditioned), and (ii) included in the Plan Supplement.
384.    “Taxable Separation TRA Rights” means the rights to receive payments under (and otherwise share in the benefits of) the Taxable Separation Tax Receivable Agreement (if any), whether such rights are structured as a

35

Exhibit 2(b)

separate instrument issued by Reorganized TCEH (or one or more of its subsidiaries), an equity interest in an entity that is a party to the Taxable Separation Tax Receivable Agreement, or otherwise.
385.    “Tax and Interest Makewhole Agreements” means, collectively: (a) that certain Tax Make-Whole Agreement, dated as of January 1, 2002, by and among Oncor Electric and TXU Generation Company LP; (b) that certain Interest Make-Whole Agreement, dated as of January 1, 2002, by and among Oncor Electric and TXU Generation Company LP; and (c) that certain Interest Make Whole Agreement, dated as of January 1, 2004, by and among TXU Electric Delivery Company and TXU Generation Company LP.
386.    “Taxing Units” means Sommervell County, Sommervelle County Water Improvement District, Glen Rose ISD, Sommervelle Hospital District, Nolan County, Wes Texas Groundwater, Nolan County Hospital District, Sweetwater ISD, City of Sweetwater, and Blackwell ISD.
387.    “Tax Matters Agreement” means the tax matters agreement to be entered into on or prior to the TCEH Effective Date by and among EFH Corp., Reorganized TCEH, EFIH, EFIH Finance, and Merger Sub, effective upon the Distribution, which shall govern the rights and obligations of each party with respect to certain tax matters, which agreement shall be in form and substance acceptable to the Debtors, the TCEH Supporting First Lien Creditors, and the Plan Sponsor; provided, that the form of Tax Matters Agreement filed on August 16, 2016 [Docket No. 9305] (along with any amendments thereto agreed upon by the Debtors, the TCEH Supporting First Lien Creditors, and the Plan Sponsor) shall be deemed to be in form and substance acceptable to the Debtors, the TCEH Supporting First Lien Creditors, and the Plan Sponsor.
388.    “Tax Sharing Agreements” means, collectively: (a) the Competitive Tax Sharing Agreement; (b) any formal or informal, written or unwritten tax sharing agreement among substantially the same parties that are parties to the Competitive Tax Sharing Agreement; and (c) the Oncor Tax Sharing Agreement.
389.    “TCEH” means Texas Competitive Electric Holdings Company LLC, a Delaware limited liability company.
390.    “TCEH 2012 Incremental Term Loans” means the TCEH First Lien Claims deemed to have been incurred pursuant to Section 1 of the Incremental Amendment Agreement.
391.    “TCEH 2015 Note Indenture” means that certain Indenture, as amended or supplemented from time to time, for the TCEH 2015 Notes, dated as of October 31, 2007, by and among TCEH and TCEH Finance, Inc., as the issuers; EFCH and certain TCEH subsidiaries as guarantors; and the TCEH Unsecured Notes Trustee.
392.    “TCEH 2015 Notes” means the 10.25% fixed senior notes due November 1, 2015, issued by TCEH and TCEH Finance pursuant to the TCEH 2015 Note Indenture.
393.    “TCEH Assumed Executory Contracts and Unexpired Leases” means those Executory Contracts and Unexpired Leases to be assumed by the Reorganized TCEH Debtors, including as set forth on the TCEH Assumed Executory Contract and Unexpired Lease List.
394.    “TCEH Assumed Executory Contract and Unexpired Lease List” means the list of Executory Contracts and Unexpired Leases to be assumed (with proposed cure amounts), as determined by the Debtors or the Reorganized Debtors in consultation with the Plan Sponsor and the TCEH Supporting First Lien Creditors, as applicable, as reflected in the Original Plan Supplement, and as may be further amended or modified by inclusion in the Plan Supplement.
395.    “TCEH Assets” means, collectively: (a) all of TCEH’s interests in its subsidiaries (excluding the stock of TCEH Finance) and (b) (i) all of the EFH Debtors’ equity interests in the EFH Shared Services Debtors, EFH Properties Company, and Basic Resources, Inc. and (ii) the Acquired TCEH Assets identified in the Separation Agreement.

36

Exhibit 2(b)

396.    “TCEH Cash Payment” means $550,000,000.00 less (i) the Settlement Agreement Professional Fees; (ii) (a) the EFH Committee Settlement Payment Amount, if known as of the TCEH Effective Date or (b) if the EFH Committee Settlement Payment Amount is not known as of the TCEH Effective Date, $9,450,000 placed in the EFH Committee Settlement Escrow; and (iii) the EPA Settlement Amount.
397.    “TCEH Committee” means the statutory committee of unsecured creditors of the TCEH Debtors and EFH Corporate Services appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code by the U.S. Trustee on May 13, 2014, the membership of which may be reconstituted from time to time.
398.    “TCEH Committee Litigation Letters” means those certain letters, dated as of March 31, 2015 and April 30, 2015, from the TCEH Committee to the Debtors identifying alleged Claims and Causes of Action that the TCEH Committee may seek standing to pursue.
399.    “TCEH Committee Standing Motion” means the Motion of Official Committee of TCEH Unsecured Creditors for Entry of an Order Granting Exclusive Standing and Authority to Commence, Prosecute, and Settle Certain Claims for Declaratory Judgment, Avoidance and Recovery of Liens, Security Interests, Obligations, Fees, and Interest Payments, and Disallowance of Claims [D.I. 3593].
400.    “TCEH Confirmation Date” means the date upon which the Bankruptcy Court enters the TCEH Confirmation Order on the docket of the Chapter 11 Cases, within the meaning of Bankruptcy Rules 5003 and 9021.
401.    “TCEH Confirmation Order” means the order of the Bankruptcy Court confirming the Plan with respect to the TCEH Debtors and the EFH Shared Services Debtors pursuant to section 1129 of the Bankruptcy Code, which shall be in form and substance reasonably acceptable to the TCEH DIP Agent and the TCEH Supporting First Lien Creditors.
402.    “TCEH Credit Agreement” means the Credit Agreement, dated as of October 10, 2007, as amended, by and among TCEH, as borrower, EFCH and certain TCEH subsidiaries, as guarantors, the lending institutions party from time to time thereto, the TCEH First Lien Agent, and the other parties thereto.
403.    “TCEH Credit Agreement Claim” means any Claims derived from or based upon the TCEH Credit Agreement, including the term loan, revolver, letter of credit, and commodity collateral posting facilities, and guaranty Claims with respect to EFCH.
404.    “TCEH Credit Amendment” means that certain Amendment No. 2 to the TCEH Credit Agreement, dated as of April 7, 2011, among TCEH, as borrower, EFCH, the undersigned lenders party to the TCEH Credit Agreement, Citibank, N.A., as administrative and collateral agent, and Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC, Goldman Sachs Credit Partners L.P., and Morgan Stanley Senior Funding, Inc., as amendment arrangers.
405.    “TCEH Debtor Intercompany Claim” means, collectively: (a) any Claim by a TCEH Debtor against another TCEH Debtor; and (b) any Claim derived from or based upon the Repurchased PCRBs.
406.    “TCEH Debtors” means, collectively: (a) EFCH; (b) TCEH; and (c) TCEH’s directly and indirectly owned subsidiaries listed on Exhibit A to the Plan.
407.    “TCEH Deficiency Recipient Claims” means, collectively: (a) the TCEH Unsecured Note Claims; (b) the TCEH Second Lien Note Claims; (c) the Allowed General Unsecured Claims Against the TCEH Debtors Other Than EFCH; and (d) the PCRB Claims.
408.    “TCEH DIP Agent” means Deutsche Bank AG New York Branch, or its duly appointed successor, in its capacity as administrative agent and collateral agent for the TCEH DIP Facility.

37

Exhibit 2(b)

409.    “TCEH DIP Claim” means any Claim held by the TCEH DIP Agent or TCEH DIP Lenders arising under or related to the TCEH DIP Facility, including all principal, interest, default interest, commitment fees, exit fees, expenses, costs, and other charges provided for thereunder.
410.    “TCEH DIP Collateral” means the “DIP Collateral,” as defined in the TCEH DIP Order.
411.    “TCEH DIP Contingent Obligations” means the “Contingent Obligations,” as defined in the TCEH DIP Credit Agreement, including any and all expense reimbursement obligations of the Debtors that are contingent as of the TCEH Effective Date.
412.    “TCEH DIP Credit Agreement” means the Senior Secured Superpriority Debtor-in-Possession Credit Agreement, dated as of August 4, 2016, as amended, supplemented, or modified from time to time, among EFCH, TCEH, the banks, financial institutions, and other lenders from time to time party thereto, the TCEH DIP Agent, and the other agents and entities party thereto, collectively with the “DIP Documents,” as defined in the TCEH DIP Order.
413.    “TCEH DIP Facility” means the TCEH Debtors’ $4.25 billion senior secured superpriority debtor-in-possession financing facility, as evidenced by the TCEH DIP Credit Agreement and approved pursuant to the TCEH DIP Order.
414.    “TCEH DIP L/C” means any letter of credit issued under the TCEH DIP Credit Agreement.
415.    “TCEH DIP L/C Issuer” means the issuer of a TCEH DIP L/C.
416.    “TCEH DIP Lenders” means the TCEH DIP Agent, the TCEH DIP L/C Issuers, and the banks, financial institutions, and other lenders party to the TCEH DIP Credit Agreement from time to time.
417.    “TCEH DIP Order” means the Amended Order (A) Approving Postpetition Financing For Texas Competitive Electric Holdings Company LLC and Certain of Its Debtor Affiliates, (B) Granting Liens and Providing Superpriority Administrative Expense Claims, (C) Authorizing Refinancing of Secured Post-Petition Debt, and (D) Modifying the Automatic Stay [D.I. 8831].
418.    “TCEH DIP Secured Cash Management Banks” means the “Secured Cash Management Banks,” as defined in the TCEH DIP Order.
419.    “TCEH DIP Secured Cash Management Obligations” means the “Secured Cash Management Obligations,” as defined in the TCEH DIP Order.
420.    “TCEH DIP Secured Hedge Banks” means the “Secured Hedge Banks,” as defined in the TCEH DIP Order.
421.    “TCEH DIP Secured Hedge Obligations” means the “Secured Hedge Obligations,” as defined in the TCEH DIP Order.
422.    “TCEH Disclosure Statement” means the Third Amended Disclosure Statement for the Second Amended Joint Plan of Reorganization of Energy Future Holdings Corp., et al., Pursuant to Chapter 11 of the Bankruptcy Code as it Applies to the TCEH Debtors and EFH Shared Services Debtors, dated June 16, 2016 [D.I. 8747].
423.    “TCEH Disclosure Statement Order” means the Order (A) Approving the Disclosure Statement of the TCEH Debtors and the EFH Shared Services Debtors, (B) Establishing the TCEH Voting Record Date, Voting Deadline, and Other Dates, (C) Approving Procedures for Soliciting, Receiving, and Tabulating Votes on the Plan and for Filing Objections to the Plan as to the TCEH Debtors and the EFH Shared Services Debtors, and (D) Approving the Manner and Forms of Notice and Other Related Documents [D.I. 8761].

38

Exhibit 2(b)

424.    “TCEH Effective Date” means, with respect to the Plan, unless otherwise agreed to by (a) the TCEH Debtors and EFH Shared Services Debtors, including the TCEH Debtors and EFH Shared Services Debtors acting at the direction of the applicable Disinterested Directors and Managers with respect to Conflict Matters, and (b) the TCEH Supporting First Lien Creditors, the first Business Day after the TCEH Confirmation Date on which: (i) no stay of the TCEH Confirmation Order is in effect; and (ii) all conditions precedent to the TCEH Effective Date specified in Article IX.C have been satisfied or waived (in accordance with Article IX.E); provided, however, that the TCEH Effective Date shall not occur prior to the EFH Effective Date without the prior written consent of the TCEH Supporting First Lien Creditors.
425.    “TCEH Finance” means TCEH Finance, Inc., a Delaware corporation.
426.    “TCEH First Lien Ad Hoc Committee” means the ad hoc committee of certain unaffiliated Holders of TCEH First Lien Claims that is represented by, inter alia, Paul, Weiss, Rifkind, Wharton & Garrison LLP and Millstein & Co., L.P.
427.    “TCEH First Lien Administrative Agent” means Wilmington Trust, N.A., solely in its capacity as successor administrative agent to Citibank, N.A. under the TCEH Credit Agreement.
428.    “TCEH First Lien Agent” means, collectively, the TCEH First Lien Administrative Agent and the TCEH First Lien Collateral Agent and, where applicable, the former administrative agent, the former swingline lender, each former revolving letter of credit issuer, each former and current deposit letter of credit issuer, and the former collateral agent under the TCEH Credit Agreement.
429.    “TCEH First Lien Claims” means, collectively: (a) the TCEH Credit Agreement Claims; (b) the TCEH First Lien Note Claims; (c) the TCEH First Lien Interest Rate Swap Claims; and (d) the TCEH First Lien Commodity Hedge Claims.
430.    “TCEH First Lien Collateral Agent” means Wilmington Trust, N.A., solely in its capacity as successor collateral agent to Citibank, N.A. under the TCEH First Lien Intercreditor Agreement.
431.    “TCEH First Lien Commodity Hedge Claim” means any Claim derived from or based upon the TCEH First Lien Commodity Hedges.
432.    “TCEH First Lien Commodity Hedges” means the commodity hedges entered into by TCEH and secured by a first lien on the same collateral as the TCEH Credit Agreement Claims and the TCEH First Lien Note Claims.
433.    “TCEH First Lien Creditor Adequate Protection Payment Allocation Dispute” means the issue raised by the TCEH First Lien Notes Trustee and/or certain Holders of TCEH First Lien Note Claims that, pursuant to section 510(a) of the Bankruptcy Code or otherwise pursuant to applicable law, the Adequate Protection Payments (as defined in the Cash Collateral Order) under the Cash Collateral Order must be allocated among the Holders of TCEH First Lien Claims pursuant to the Postpetition Interest Allocation Calculation (as defined in the Cash Collateral Order); provided, however, that nothing in this definition shall limit any claims or defenses to such issue.
434.    “TCEH First Lien Creditor Adequate Protection Payment Allocation Order” means a Final Order resolving with prejudice the TCEH First Lien Creditor Adequate Protection Payment Allocation Dispute.
435.    “TCEH First Lien Creditor Allocation Disputes” means, collectively: (a) the TCEH First Lien Creditor Adequate Protection Payment Allocation Dispute; and (b) the TCEH First Lien Creditor Plan Distribution Allocation Dispute. For the avoidance of doubt, the TCEH First Lien Creditor Allocation Disputes shall not include the TCEH First Lien Creditor Deposit L/C Collateral Allocation Dispute.
436.    “TCEH First Lien Creditor Deposit L/C Collateral Allocation Dispute” means the issues raised in the action captioned Marathon Asset Management, LP, v. Wilmington Trust, N.A., (Index No. 651669/2015), that was

39

Exhibit 2(b)

originally filed by Marathon Asset Management, LP in New York State Supreme Court on May 14, 2015, or any successor action, adversary proceeding, contested matter, or other litigation proceeding in which any claim or Cause of Action is asserted that the Holders of Deposit L/C Loans (as defined in the TCEH Credit Agreement) have a priority security interest, as compared to other Holders of TCEH First Lien Secured Claims, in certain cash deposited in the Deposit L/C Loan Collateral Account (as defined in the TCEH Credit Agreement); provided, however, that nothing in this definition shall limit any claims or defenses to such issues.
437.    “TCEH First Lien Creditor Distributions” means any and all of the distributions set forth in Article III.B.29(c).
438.    “TCEH First Lien Creditor Petition Date Allocated Claim Amounts” means the Allowed amounts of such Claims as of the Petition Date as set forth in the Plan.
439.    “TCEH First Lien Creditor Plan Distribution Allocation Dispute” means the issue raised by the TCEH First Lien Notes Trustee and/or certain Holders of TCEH First Lien Note Claims that, pursuant to section 510(a) of the Bankruptcy Code or otherwise pursuant to applicable law, the TCEH First Lien Creditor Distributions should be allocated among the Holders of TCEH First Lien Claims on a basis other than Pro Rata based upon the Allowed amounts of such Claims as of the Petition Date; provided, however, that nothing in this definition shall limit any claims or defenses to such issue.
440.    “TCEH First Lien Creditor Plan Distribution Allocation Order” means a Final Order resolving with prejudice the TCEH First Lien Creditor Plan Distribution Allocation Dispute, which allocations may be based on the TCEH First Lien Creditor Petition Date Allocated Claim Amounts, the TCEH First Lien Creditor Postpetition Interest Allocated Claim Amounts, or as otherwise provided in such Final Order.
441.    “TCEH First Lien Creditor Postpetition Interest Allocated Claim Amounts” means the Allowed amounts of such Claims plus postpetition interest calculated at the rate set forth in each of the applicable governing contracts from the Petition Date until the TCEH Effective Date.
442.    “TCEH First Lien Deficiency Claim” means any TCEH First Lien Claim that is not a TCEH First Lien Secured Claim.
443.     “TCEH First Lien Intercreditor Agreement” means that certain Amended and Restated Collateral Agency and Intercreditor Agreement, dated as of October 10, 2007, as amended and restated from time to time, by and among TCEH, EFCH, the TCEH First Lien Agent, and the other parties thereto.
444.     “TCEH First Lien Interest Rate Swap Claim” means any Claim derived from or based upon the TCEH First Lien Interest Rate Swaps.
445.    “TCEH First Lien Interest Rate Swaps” means the interest rate swaps entered into by TCEH and secured by a first lien on the same collateral as the TCEH Credit Agreement Claims and the TCEH First Lien Note Claims.
446.    “TCEH First Lien Note Claim” means any Claim derived from or based upon the TCEH First Lien Notes, excluding any Claim derived from or based upon the TCEH First Lien Notes held by EFH Corp.
447.    “TCEH First Lien Note Indenture” means that certain Indenture, as amended or supplemented from time to time, dated April 19, 2011, among TCEH and TCEH Finance, as issuers, EFCH and certain of TCEH’s subsidiaries, as guarantors, and the TCEH First Lien Notes Trustee.
448.    “TCEH First Lien Note Intercreditor Action” means the action captioned Delaware Trust Company v. Wilmington Trust, N.A. (Index No. 650792/2015), that was originally filed by the TCEH First Lien Notes Trustee in New York State Supreme Court on March 13, 2015, and any successor action, adversary proceeding, contested matter, or other litigation proceeding in which any claim or Cause of Action is asserted that property or assets distributed

40

Exhibit 2(b)

to Holders of TCEH First Lien Claims should be allocated among such Holders taking into account the accrual of postpetition interest on such claims despite the fact that pursuant to section 502(b) of the Bankruptcy Code interest ceased to accrue against the Debtors on the TCEH First Lien Claims as of the Petition Date; provided, however, that nothing in this definition shall limit any claims or defenses to such arguments.
449.    “TCEH First Lien Notes” means the 11.50% fixed senior secured notes due October 1, 2020, issued by TCEH and TCEH Finance pursuant to the TCEH First Lien Note Indenture.
450.    “TCEH First Lien Notes Trustee” means Delaware Trust Company, as successor trustee to BNY.
451.    “TCEH First Lien Secured Claim” means any TCEH First Lien Claim that is Secured.
452.    “TCEH Intercompany Notes” means, collectively: (a) that certain intercompany promissory note for principal and interest payments, dated as of October 10, 2007, as amended and restated, by and among EFH Corp., as maker, and TCEH, as payee; (b) that certain intercompany promissory note for SG&A, dated as of October 10, 2007, as amended and restated, by and among EFH Corp., as maker, and TCEH, as payee; and (c) that certain intercompany promissory note, dated as of February 22, 2010, as amended and restated, by and among TCEH, as maker, and EFH Corp., as payee.
453.    “TCEH L/C” means any letter of credit issued under the TCEH Credit Agreement.
454.    “TCEH L/C Issuer” means the issuer of a TCEH L/C.
455.    “TCEH Professional Fee Escrow Account” means an escrow account established and funded pursuant to Article II.A.2(b) of the Plan for Professional Fee Claims allocated to the TCEH Debtors or the Reorganized TCEH Debtors pursuant to pursuant to Article II.A.2(d) of the Plan.
456.    “TCEH Professional Fee Reserve Amount” means the total amount of Professional Fee Claims estimated to be allocated to the TCEH Debtors or the Reorganized TCEH Debtors in accordance with Article II.A.2(c) of the Plan.
457.     “TCEH Rejected Executory Contract and Unexpired Lease List” means the list of Executory Contracts and Unexpired Leases to be rejected pursuant to the Plan, as determined by the TCEH Debtors or the Reorganized TCEH Debtors with the consent of the TCEH Supporting First Lien Creditors, as reflected in the Original Plan Supplement and as may be further amended or modified by inclusion in the Plan Supplement.
458.    “TCEH Second Lien Consortium” means that certain Ad Hoc Consortium of Holders of TCEH Second Lien Notes.
459.    “TCEH Second Lien Intercreditor Agreement” means that certain Second Lien Intercreditor Agreement, dated as of October 6, 2010, as amended and restated from time to time, by and among TCEH, EFCH, the TCEH First Lien Agent, the TCEH Second Lien Notes Trustee, and the other parties thereto.
460.    “TCEH Second Lien Note Claim” means any Claim derived from or based upon the TCEH Second Lien Notes.
461.    “TCEH Second Lien Note Indenture” means that certain Indenture, as amended or supplemented from time to time, dated October 6, 2010, by and among TCEH and TCEH Finance, as issuers, EFCH and certain of TCEH’s subsidiaries, as guarantors, the TCEH Second Lien Notes Trustee, and the TCEH Second Lien Notes Collateral Agent.
462.    “TCEH Second Lien Notes” means the 15.0% fixed senior secured second lien notes and the 15.0% fixed senior secured second lien notes, Series B, due April 1, 2021, issued by TCEH and TCEH Finance pursuant to the TCEH Second Lien Note Indenture.

41

Exhibit 2(b)

463.    “TCEH Second Lien Notes Collateral Agent” means BNYMTC, as collateral agent.
464.    “TCEH Second Lien Notes Trustee” means Wilmington Savings Fund Society, as successor trustee to BNY.
465.    “TCEH Senior Toggle Notes” means the 10.50%/11.25% senior toggle notes due November 1, 2016, issued by TCEH and TCEH Finance pursuant to the TCEH Senior Toggle Note Indenture.
466.    “TCEH Senior Toggle Note Indenture” means that certain Indenture, as amended or supplemented from time to time, dated December 6, 2007, by and among TCEH and TCEH Finance, Inc., as issuers, EFCH and certain TCEH subsidiaries, as guarantors, and the TCEH Unsecured Notes Trustee.
467.    “TCEH Settlement Claim” means the Unsecured Claim of TCEH against EFH Corp. Allowed in the amount of $700 million pursuant to the Settlement Agreement.
468.    “TCEH Settlement Claim Turnover Distributions” means the recovery, proceeds, or distributions, if any, that TCEH receives on account of the TCEH Settlement Claim and that it is required to assign or otherwise turn over to Holders of EFH Beneficiary Claims pursuant to the terms and conditions of Section 4 of the EFH/EFIH Committee Settlement. The TCEH Settlement Claim Turnover Distributions shall not exceed, in the aggregate, $37.8 million.
469.    “TCEH Supporting First Lien Creditors” means those Holders of TCEH First Lien Claims that are members of the TCEH First Lien Ad Hoc Committee and that are parties to the Plan Support Agreement (which shall not include the TCEH First Lien Agent); provided that where consent, waiver, or approval of the TCEH Supporting First Lien Creditors is required under the Plan, the TCEH Supporting First Lien Creditors shall mean at least five unaffiliated TCEH Supporting First Lien Creditors holding in the aggregate at least 50.1% in aggregate principal amount of TCEH First Lien Claims held by all TCEH Supporting First Lien Creditors.
470.    “TCEH Supporting Second Lien Creditors” means those Holders of TCEH Second Lien Note Claims party to the Plan Support Agreement.
471.    “TCEH Supporting Unsecured Creditors” means those Holders of TCEH Unsecured Note Claims party to the Plan Support Agreement.
472.    “TCEH Unsecured Ad Hoc Group” means that certain Ad Hoc Group of TCEH Unsecured Noteholders made up of Holders of TCEH Unsecured Notes.
473.    “TCEH Unsecured Debt Claims” means, collectively: (a) the TCEH First Lien Deficiency Claims; (b) the TCEH Second Lien Note Claims; (c) the TCEH Unsecured Note Claims; and (d) the PCRB Claims.
474.    “TCEH Unsecured Group Litigation Letter” means that certain letter, dated as of April 30, 2015, from the TCEH Unsecured Ad Hoc Group to the Debtors identifying Claims and Causes of Action that the TCEH Unsecured Ad Hoc Group may seek standing to pursue.
475.    “TCEH Unsecured Group Standing Motion” means the Motion of the Ad Hoc Group of TCEH Unsecured Noteholders for Entry of an Order Granting Standing and Authority to Commence, Prosecute, and Settle Certain Claims for Declaratory Judgment, Avoidance and Recovery of Liens, Security Interests, Obligations, Fees, and Interest Payments, and Disallowance of Claims [D.I. 3603].
476.    “TCEH Unsecured Note Claim” means any Claim derived from or based upon the TCEH Unsecured Notes, excluding any Claim derived from or based upon the TCEH Unsecured Notes held by EFH Corp. or EFIH.
477.    “TCEH Unsecured Notes” means, collectively: (a) the TCEH 2015 Notes; and (b) the TCEH Senior Toggle Notes.

42

Exhibit 2(b)

478.    “TCEH Unsecured Notes Trustee” means Law Debenture Trust Company of New York, as successor trustee to BNY.
479.    “TEF” means Texas Energy Future Capital Holdings LLC, a Delaware limited liability company and the general partner of Texas Holdings.
480.    “Terminated Restructuring Support Agreement” means that certain Restructuring Support and Lock-Up Agreement, dated as of April 29, 2014, by and among EFH Corp, EFIH, EFH Corporate Services, EFIH Finance, the TCEH Debtors, and certain Holders of Claims and Interests, including all exhibits and schedules attached thereto, and terminated as of July 24, 2014 [D.I. 1697].
481.    “Tex-La” means the Tex-La Electric Cooperative of Texas, Inc.
482.    “Tex-La 2019 Obligations” means the payment obligations of EFCH under the terms of the Tex‑La Assumption Agreement with respect to the 9.58% fixed notes due 2019 issued by Tex-La in the outstanding principal amount of $35 million.
483.    “Tex-La 2021 Obligations” means the payment obligations of EFCH under the terms of the Tex‑La Assumption Agreement with respect to the 8.254% fixed notes due 2021 issued by Tex-La in the outstanding principal amount of $37 million.
484.    “Tex-La Assumption Agreement” means that certain Assumption Agreement, dated February 1, 1990 by and among EFCH, Tex-La, and the U.S. acting through the Administrator of the Rural Utilities Service, whereby EFCH agreed to assume certain outstanding indebtedness of Tex-La that is guaranteed by the Rural Utilities Service.
485.    “Tex-La Guaranty Claim” means any Claim against EFH Corp. derived from or based upon the Tex-La Obligations.
486.    “Tex-La Obligations” means, collectively: (a) the Tex-La 2019 Obligations; and (b) the Tex-La 2020 Obligations.
487.    “Texas Holdings” means Texas Energy Future Holdings Limited Partnership, a Texas limited partnership, which holds substantially all of the outstanding Interests in EFH Corp.
488.    “TRA Information Form” means the information form that Holders of Allowed TCEH First Lien Secured Claims must complete and timely submit to receive the Spin-Off TRA Rights (if any) or the Taxable Separation TRA Rights (if any), as applicable, which shall be reasonably acceptable in form and substance to the TCEH Supporting First Lien Creditors and included in the Plan Supplement.
489.    “Transaction Agreements” means, collectively, (a) the Merger Agreement; (b) the New Reorganized TCEH Debt Documents; (c) the Tax Matters Agreement; (d) the Transition Services Agreement; (e) the Separation Agreement; (f) the Taxable Separation Tax Receivable Agreement (if any); (g) the Spin-Off Tax Receivable Agreement (if any); (h) the Amended and Restated Split Participant Agreement; and (i) related agreements and commitment letters.
490.    “Transition Services Agreement” means the transition services agreement, if any, to be entered into between Reorganized TCEH and EFH Corp on or before the TCEH Effective Date, in form and substance reasonably acceptable to each of the parties thereto, the Plan Sponsor, and the TCEH Supporting First Lien Creditors, as applicable, addressing the Shared Services and any other transition services reasonably necessary to the continued operation of Reorganized EFIH, Reorganized EFH (or EFH Corp., as applicable), and Oncor, which shall be included in the Plan Supplement.
491.    “TTI” means Texas Transmission Investment LLC, a Delaware limited liability company.

43

Exhibit 2(b)

492.    “Unexpired Lease” means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.
493.    “Unimpaired” means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is unimpaired within the meaning of section 1124 of the Bankruptcy Code.
494.    “U.S.” means the United States of America.
495.    “U.S. Trustee” means the Office of the U.S. Trustee for Region 3.
496.    “Unsecured Claim” means any Claim that is not a Secured Claim.

B.	Rules of Interpretation.
For the purposes of the Plan:
(1) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender;
(2) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced

44

Exhibit 2(b)

document shall be substantially in that form or substantially on those terms and conditions; provided that no document shall be deemed to be substantially in such form or substantially on such terms if any variation from such terms has any substantive legal or economic effect on any party;
(3) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit, whether or not Filed, having been Filed or to be Filed shall mean that document, schedule, or exhibit, as it may thereafter be amended, modified, or supplemented; provided that any such amendment, modification, or supplement is made in accordance with the terms of the Plan and the terms governing any applicable document, schedule, or exhibit, including any consent right in favor of the Plan Sponsor, the TCEH Supporting First Lien Creditors, the EFH Debtors, the Reorganized EFH Debtors, the EFIH Debtors or the Reorganized EFIH Debtors.
(4) any reference to an Entity as a Holder of a Claim or Interest includes that Entity’s successors and assigns;
(5) unless otherwise specified, all references herein to “Articles” are references to Articles hereof or hereto;
(6) unless otherwise specified, all references herein to exhibits are references to exhibits in the Plan Supplement;
(7) unless otherwise specified, the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan;
(8) subject to the provisions of any contract, certificate of incorporation, or similar formation document or agreement, by-law, instrument, release, or other agreement or document entered into in connection with the Plan, the rights and obligations arising pursuant to the Plan shall be governed by, and construed and enforced in accordance with the applicable federal law, including the Bankruptcy Code and Bankruptcy Rules;
(9) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan;
(10) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply;
(11) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be;
(12) all references to docket numbers of documents Filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system;
(13) all references to statutes, regulations, orders, rules of courts, and the like shall mean as amended from time to time, and as applicable to the Chapter 11 Cases, unless otherwise stated;
(14) any immaterial effectuating provisions may be interpreted by the Reorganized Debtors in such a manner that is consistent with the overall purpose and intent of the Plan all without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity; provided, however, that no effectuating provision shall be immaterial or deemed immaterial if it has any substantive legal or economic effect on any party;
(15) except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtors or to the Reorganized Debtors shall mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires.

C.	Computation of Time.
Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. If the date on which a transaction may occur pursuant to the Plan

45

Exhibit 2(b)

shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day. Except as otherwise provided herein, in the Merger Agreement, or in the New EFH/EFIH Plan Support Agreement, any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable after the Effective Date.

D.	Governing Law.
Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of Delaware, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control); provided, however, that corporate governance matters relating to the Debtors or the Reorganized Debtors, as applicable, shall be governed by the laws of the state of incorporation or formation of the relevant Debtor or Reorganized Debtor, as applicable.

E.	Reference to Monetary Figures.
All references in the Plan to monetary figures shall refer to currency of the U.S., unless otherwise expressly provided.
ARTICLE II.
ADMINISTRATIVE CLAIMS, DIP CLAIMS, AND PRIORITY TAX CLAIMS
In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, DIP Claims, and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests.

A.	Administrative Claims.
1.    General Administrative Claims.
Except as specified in this Article II, unless the Holder of an Allowed General Administrative Claim and the Debtors or the Reorganized Debtors, as applicable, agree to less favorable treatment, each Holder of an Allowed General Administrative Claim will receive, in full satisfaction of its General Administrative Claim, Cash equal to the amount of such Allowed General Administrative Claim either: (a) on the Effective Date; (b) if the General Administrative Claim is not Allowed as of the Effective Date, 60 days after the date on which an order allowing such General Administrative Claim becomes a Final Order, or as soon thereafter as reasonably practicable; or (c) if the Allowed General Administrative Claim is based on a liability incurred by the Debtors in the ordinary course of their business after the Petition Date, pursuant to the terms and conditions of the particular transaction or agreement giving rise to such Allowed General Administrative Claim, without any further action by the Holders of such Allowed General Administrative Claim, and without any further notice to or action, order, or approval of the Bankruptcy Court.
Requests for payment of General Administrative Claims must be Filed and served on the Debtors or the Reorganized Debtors, as applicable, no later than the Administrative Claims Bar Date applicable to the Debtor against whom the General Administrative Claim is asserted pursuant to the procedures specified in the Confirmation Order and the notice of the Effective Date. Holders of General Administrative Claims that are required to File and serve a request for payment of such General Administrative Claims by the Administrative Claims Bar Date that do not File and serve such a request by the Administrative Claims Bar Date shall be forever barred, estopped, and enjoined from asserting such General Administrative Claims against the Debtors, the Reorganized Debtors, or their respective property and such General Administrative Claims shall be deemed forever discharged and released as of the Effective Date. Any requests for payment of General Administrative Claims that are not properly Filed and served by the Administrative Claims Bar Date shall not appear on the Claims Register and shall be disallowed automatically without the need for further action by the Debtors or the Reorganized Debtors or further order of the Bankruptcy Court. To the extent this Article II.A.1 conflicts with Article XII.C of the Plan with respect to fees and expenses payable under section 1930(a) of the Judicial Code, including fees and expenses payable to the U.S. Trustee, Article XII.C of the Plan shall govern.
2.    Professional Compensation.

(a)	Final Fee Applications.
All final requests for payment of Professional Fee Claims, including the Professional Fee Claims incurred during the period from the Petition Date through the Effective Date, must be Filed and served on the Debtors or Reorganized Debtors, as applicable, no later than the Administrative Claims Bar Date. All such final requests will be subject to approval by the Bankruptcy Court after notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Bankruptcy Court in the Chapter 11 Cases, including the Interim Compensation Order, and once approved by the Bankruptcy Court, promptly paid from the Professional Fee Escrow Account up to its full Allowed amount.

(b)	Professional Fee Escrow Accounts.
On the TCEH Effective Date, the Reorganized TCEH Debtors shall establish and fund the TCEH Professional Fee Escrow Account with Cash equal to the TCEH Professional Fee Reserve Amount. On the EFH Effective Date, the EFH Debtors and the EFIH Debtors shall establish and fund the EFH Professional Fee Escrow Account and the EFIH Professional Fee Escrow Account, respectively, with Cash equal to the EFH Professional Fee Reserve Amount and the EFIH Professional Fee Reserve Amount, respectively.
Upon the establishment of the applicable Professional Fee Escrow Account, the Reorganized TCEH Debtors, the EFIH Debtors, and the EFH Debtors shall select a Professional Fee Escrow Agent for the applicable Professional Fee Escrow Account to administer payments to and from such Professional Fee Escrow Account in accordance with the Plan and shall enter into escrow agreements providing for administration of such payments in accordance with the Plan.
The Professional Fee Escrow Accounts shall be maintained in trust solely for the Professionals. Such funds shall not be considered property of the Estates of the Debtors or the Reorganized Debtors. The amount of Professional Fee Claims owing to the Professionals shall be paid in Cash to such Professionals from the applicable Professional Fee Escrow Account when such Professional Fee Claims are Allowed by a Final Order.

(c)	Professional Fee Reserve Amount.
Professionals shall estimate their unpaid Professional Fee Claims and other unpaid fees and expenses incurred in rendering services to the Debtors before and as of the Effective Date and shall deliver such estimate to the Debtors no later than five days before the Effective Date; provided, however, that such estimate shall not be deemed to limit the amount of the fees and expenses that are the subject of the Professional’s final request for payment of Filed Professional Fee Claims. If a Professional does not provide an estimate, the Debtors may estimate the unpaid and unbilled fees and expenses of such Professional.
The total amount estimated pursuant to this section shall: (a) as estimated to be allocated to the TCEH Debtors or the Reorganized TCEH Debtors in accordance with Article II.A.2(d) of the Plan, comprise the TCEH Professional Fee Reserve Amount; (b) as estimated to be allocated to the EFH Debtors or the Reorganized EFH Debtors in accordance with Article II.A.2(d) of the Plan, comprise the EFH Professional Fee Reserve Amount; and (c) as estimated to be allocated to the EFIH Debtors or the Reorganized EFH Debtors in accordance with Article II.A.2(d) of the Plan, comprise the EFIH Professional Fee Reserve Amount.

(d)	Allocation of Professional Fee Claims.
Allowed Direct Professional Fee Claims shall be allocated to, and paid from, the applicable Professional Fee Escrow Account. Allowed Collective Professional Fee Claims shall be allocated to, and paid from, the applicable Professional Fee Escrow Account in the same proportion that the amount of Allowed Direct Professional Fee Claims incurred by such Professional for such Debtor bears to the total amount of Allowed Direct Professional Fee Claims incurred by such Professional for all of the Debtors.

(e)	Post-Effective Date Fees and Expenses.
When all Allowed amounts owing to Professionals have been paid in full from the applicable Professional Fee Escrow Account, any remaining amount in such Professional Fee Escrow Account shall be disbursed as follows without any further action or order of the Bankruptcy Court: (a) from the TCEH Professional Fee Account, to the Reorganized TCEH Debtors; (b) from the EFH Professional Fee Account, to the EFH/EFIH Distribution Account, on account of the EFH Creditor Recovery Pool; and (c) from the EFIH Professional Fee Account, to the EFH/EFIH Distribution Account, on account of the EFIH Unsecured Creditor Recovery Pool.
If the amount in any Professional Fee Escrow Account is insufficient to fund payment in full of all Allowed amounts owing to Professionals, the deficiency shall be promptly funded to the applicable Professional Fee Escrow Account as follows without any further action or order of the Bankruptcy Court: (a) as to the TCEH Debtors or the Reorganized TCEH Debtors, by the Reorganized TCEH Debtors; (b) as to the EFH Debtors, from the EFH/EFIH Distribution Account, on account of the EFH Creditor Recovery Pool; and (c) as to the EFIH Debtors, from the EFH/EFIH Distribution Account, on account of the EFIH Unsecured Creditor Recovery Pool.
Upon the Effective Dates, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors or Reorganized Debtors may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court; provided, however, that, for the avoidance of doubt, the Reorganized EFH Debtors and the Reorganized EFIH Debtors shall not be liable or otherwise responsible for the payment of any Professional Fee Claims.

B.	DIP Claims.
1.    TCEH DIP Claims.
The TCEH DIP Claims shall be Allowed in the full amount due and owing under the TCEH DIP Credit Agreement and TCEH DIP Order, including all principal, interest, default interest, commitment fees, exit fees, expenses, costs, and other charges provided for thereunder. On the TCEH Effective Date, except to the extent that a Holder of an Allowed TCEH DIP Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, each Allowed TCEH DIP Claim, each such Holder shall either (a) receive payment in full in Cash on the TCEH Effective Date; (b) be satisfied by converting such Claims into New Reorganized TCEH Debt on a dollar-for-dollar basis in accordance with the terms of the New Reorganized TCEH Debt Documents; or (c) such other treatment as Reorganized TCEH and the applicable Holder of the TCEH DIP Claim shall agree.

For the avoidance of doubt, none of the EFH Debtors, Reorganized EFH Debtors, EFIH Debtors, or Reorganized EFIH Debtors shall be obligated in any respect with respect to any TCEH DIP Claims, any TCEH DIP L/C, any TCEH DIP Secured Hedge Obligation, any TCEH DIP Secured Cash Management Obligation, or any TCEH DIP Contingent Obligation.

2.    EFIH First Lien DIP Claims.
The EFIH First Lien DIP Claims shall be Allowed in the full amount due and owing under the EFIH First Lien DIP Credit Agreement, including all principal, accrued and accruing postpetition interest, costs, fees, and expenses. On the EFH Effective Date, except to the extent that a Holder of an Allowed EFIH First Lien DIP Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, each Allowed EFIH First Lien DIP Claim, each such Holder shall receive payment in full in Cash by or on behalf of EFIH on the EFH Effective Date; provided that:

(a)
in respect of any EFIH DIP Secured Hedge Obligation that is outstanding on the EFH Effective Date, at the option of Reorganized EFIH, (i) such EFIH DIP Secured Hedge Obligation shall be secured by a first priority Lien on the EFIH First Lien DIP Collateral on terms and conditions as Reorganized EFIH and the applicable EFIH DIP Secured Hedge Bank shall agree, (ii) such EFIH DIP Secured Hedge Obligation shall be repaid in full in Cash on the EFH Effective Date, or (iii) such other treatment shall have been provided with respect to such EFIH DIP Secured Hedge Obligation as Reorganized EFIH and the applicable EFIH DIP Secured Hedge Bank shall agree;

(b)
in respect of any EFIH DIP Secured Cash Management Obligation that is outstanding on the EFH Effective Date, at the option of Reorganized EFIH, (i) such EFIH DIP Secured Cash Management Obligation shall be secured by a first priority Lien on the EFIH First Lien DIP Collateral on terms and conditions as the Debtors and the applicable EFIH DIP Secured Cash Management Bank shall agree, (ii) such EFIH DIP Secured Cash Management Obligation shall be repaid in full in Cash on the EFH Effective Date, or (iii) such other treatment shall have been provided with respect to such EFIH DIP Secured Cash Management Obligation as Reorganized EFIH and the applicable EFIH DIP Secured Cash Management Bank shall agree; and

(c)
the EFIH First Lien DIP Contingent Obligations (including any and all expense reimbursement obligations of the EFIH Debtors that are contingent as of the EFH Effective Date) shall survive the EFH Effective Date on an unsecured basis, shall be paid by the applicable Reorganized Debtors as and when due under the EFIH First Lien DIP Credit Agreement, and shall not be discharged or released pursuant to the Plan or the EFH Confirmation Order; provided that such surviving EFIH First Lien DIP Contingent Obligations shall not exceed $10 million.

For the avoidance of doubt, none of the TCEH Debtors, Reorganized TCEH Debtors, EFH Shared Services Debtors, or Reorganized EFH Shared Services Debtors shall be obligated in any respect with respect to any EFIH First Lien DIP Claims, any EFIH DIP Secured Hedge Obligation, EFIH DIP Secured Cash Management Obligation, or any EFIH First Lien DIP Contingent Obligation.

C.	Priority Tax Claims.
Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code and, for the avoidance of doubt, Holders of Allowed Priority Tax Claims will receive interest on such Allowed Priority Tax Claims after the Effective Date in accordance with sections 511 and 1129(a)(9)(C) of the Bankruptcy Code.
ARTICLE III.
CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A.	Classification of Claims and Interests.
Claims and Interests, except for Administrative Claims, DIP Claims, and Priority Tax Claims, are classified in the Classes set forth in this Article III. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes. A Claim or Interest also is classified in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released, or otherwise satisfied before the applicable Effective Date. The Debtors reserve the right to assert that the treatment provided to Holders of Claims and Interests pursuant to Article III.B of the Plan renders such Holders Unimpaired.
1.    Class Identification for the EFH Debtors.
The Plan constitutes a separate chapter 11 plan of reorganization for each EFH Debtor, each of which shall include the classifications set forth below. Subject to Article III.D of the Plan, to the extent that a Class contains Claims or Interests only with respect to one or more particular EFH Debtors, such Class applies solely to such EFH Debtor.
The following chart represents the classification of Claims and Interests for each EFH Debtor pursuant to the Plan.

Class	Claims and Interests	Status	Voting Rights
Class A1	Other Secured Claims Against the EFH Debtors	Unimpaired	Not Entitled to Vote (Deemed to Accept)
Class A2	Other Priority Claims Against the EFH Debtors	Unimpaired	Not Entitled to Vote (Deemed to Accept)
Class A3	Legacy General Unsecured Claims Against the EFH Debtors	Unimpaired	Not Entitled to Vote (Deemed to Accept)
Class A4	EFH Legacy Note Claims	Impaired	Entitled to Vote
Class A5	EFH Unexchanged Note Claims	Impaired	Entitled to Vote
Class A6	EFH LBO Note Primary Claims	Impaired	Entitled to Vote
Class A7	EFH Swap Claims	Impaired	Entitled to Vote
Class A8	EFH Non-Qualified Benefit Claims	Impaired	Entitled to Vote
Class A9	General Unsecured Claims Against EFH Corp.	Impaired	Entitled to Vote
Class A10	General Unsecured Claims Against the EFH Debtors Other Than EFH Corp.	Impaired	Entitled to Vote
Class A11	Tex-La Guaranty Claims	Impaired	Entitled to Vote
Class A12	TCEH Settlement Claim	Impaired	Entitled to Vote
Class A13	EFH Debtor Intercompany Claims	Unimpaired/ Impaired	Not Entitled to Vote (Deemed to Accept or Reject)
Class A14	Non-EFH Debtor Intercompany Claims	Impaired	Not Entitled to Vote (Deemed to Reject)
Class A15	Interests in EFH Debtors Other Than EFH Corp.	Unimpaired/ Impaired	Not Entitled to Vote (Deemed to Accept or Reject)
Class A16	Interests in EFH Corp.	Impaired	Not Entitled to Vote (Deemed to Reject)
2.    Class Identification for the EFIH Debtors.
The Plan constitutes a separate chapter 11 plan of reorganization for each EFIH Debtor, each of which shall include the classifications set forth below. Subject to Article III.D of the Plan, to the extent that a Class contains Claims or Interests only with respect to one or more particular EFIH Debtors, such Class applies solely such EFIH Debtor.
The following chart represents the classification of Claims and Interests for each EFIH Debtor pursuant to the Plan.

Class	Claims and Interests	Status	Voting Rights
Class B1	Other Secured Claims Against the EFIH Debtors	Unimpaired	Not Entitled to Vote (Deemed to Accept)
Class B2	Other Priority Claims Against the EFIH Debtors	Unimpaired	Not Entitled to Vote (Deemed to Accept)
Class B3	EFIH First Lien Note Claims	Impaired	Entitled to Vote
Class B4	EFIH Second Lien Note Claims	Impaired	Entitled to Vote
Class B5	EFH LBO Note Guaranty Claims	Impaired	Entitled to Vote
Class B6	General Unsecured Claims Against the EFIH Debtors	Impaired	Entitled to Vote
Class B7	EFIH Debtor Intercompany Claims	Unimpaired/ Impaired	Not Entitled to Vote (Deemed to Accept or Reject)
Class B8	Non-EFIH Debtor Intercompany Claims	Impaired	Not Entitled to Vote (Deemed to Reject)
Class B9	Interest in EFIH	Unimpaired	Not Entitled to Vote (Deemed to Accept)
Class B10	Interests in EFIH Finance	Impaired	Not Entitled to Vote (Deemed to Reject)
3.    Class Identification for the TCEH Debtors.
The Plan constitutes a separate chapter 11 plan of reorganization for each TCEH Debtor, each of which shall include the classifications set forth below. Subject to Article III.D of the Plan, to the extent that a Class contains Claims or Interests only with respect to one or more particular TCEH Debtors, such Class applies solely to such TCEH Debtor.
The following chart represents the classification of Claims and Interests for each TCEH Debtor pursuant to the Plan.

Class	Claims and Interests	Status	Voting Rights
Class C1	Other Secured Claims Against the TCEH Debtors	Unimpaired	Not Entitled to Vote (Deemed to Accept)
Class C2	Other Priority Claims Against the TCEH Debtors	Unimpaired	Not Entitled to Vote (Deemed to Accept)
Class C3	TCEH First Lien Secured Claims	Impaired	Entitled to Vote
Class C4	TCEH Unsecured Debt Claims	Impaired	Entitled to Vote
Class C5	General Unsecured Claims Against the TCEH Debtors Other Than EFCH	Impaired	Entitled to Vote
Class C6	General Unsecured Claims Against EFCH	Impaired	Not Entitled to Vote (Deemed to Reject)
Class C7	TCEH Debtor Intercompany Claims	Unimpaired/ Impaired	Not Entitled to Vote (Deemed to Accept or Reject)
Class C8	Non-TCEH Debtor Intercompany Claims	Impaired	Not Entitled to Vote (Deemed to Reject)
Class C9	Interests in TCEH Debtors Other Than TCEH and EFCH	Unimpaired/ Impaired	Not Entitled to Vote (Deemed to Accept or Reject)
Class C10	Interests in TCEH and EFCH	Impaired	Not Entitled to Vote (Deemed to Reject)
1.    Class Identification for the EFH Shared Services Debtors.
The Plan constitutes a separate chapter 11 plan of reorganization for each EFH Shared Services Debtor, each of which shall include the classifications set forth below. Subject to Article III.D of the Plan, to the extent that a Class contains Claims or Interests only with respect to one or more particular EFH Shared Services Debtors, such Class applies solely such EFH Shared Services Debtor.
The following chart represents the classification of Claims and Interests for each EFH Shared Services Debtor pursuant to the Plan.

Class	Claims and Interests	Status	Voting Rights
Class D1	Other Secured Claims Against the EFH Shared Services Debtors	Unimpaired	Not Entitled to Vote (Deemed to Accept)
Class D2	Other Priority Claims Against the EFH Shared Services Debtors	Unimpaired	Not Entitled to Vote (Deemed to Accept)
Class D3	General Unsecured Claims Against the EFH Shared Services Debtors	Unimpaired	Not Entitled to Vote (Deemed to Accept)
Class D4	EFH Shared Services Debtor Intercompany Claims	Unimpaired/ Impaired	Not Entitled to Vote (Deemed to Accept or Reject)
Class D5	Non-EFH Shared Services Debtor Intercompany Claims	Impaired	Not Entitled to Vote (Deemed to Reject)
Class D6	Interests in EFH Shared Services Debtors	Unimpaired	Not Entitled to Vote (Deemed to Accept)

B.	Treatment of Claims and Interests.
To the extent a Class contains Allowed Claims or Allowed Interests with respect to any Debtor, the classification of Allowed Claims and Allowed Interests is specified below.
1.    Class A1 - Other Secured Claims Against the EFH Debtors.

(a)	Classification: Class A1 consists of Other Secured Claims Against the EFH Debtors.

(b)
Treatment: Except to the extent that a Holder of an Allowed Claim in Class A1, with the consent of the Plan Sponsor (such consent not to be unreasonably withheld), agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class A1, each such Holder shall receive, at the option of the applicable EFH Debtor(s) with the consent of the Plan Sponsor, either:

(i)	payment in full in Cash;

(ii)	delivery of collateral securing any such Claim and payment of any interest required under section 506(b) of the Bankruptcy Code;

(iii)	Reinstatement of such Claim; or

(iv)	other treatment rendering such Claim Unimpaired.

(c)
Voting: Class A1 is Unimpaired under the Plan. Holders of Claims in Class A1 are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

2.    Class A2 - Other Priority Claims Against the EFH Debtors.

(a)	Classification: Class A2 consists of Other Priority Claims Against the EFH Debtors.

(b)
Treatment: Except to the extent that a Holder of an Allowed Claim in Class A2, with the consent of the Plan Sponsor (such consent not to be unreasonably withheld), agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class A2, each such Holder shall receive, at the option of the applicable EFH Debtor(s) with the consent of the Plan Sponsor, either:

(i)	payment in full in Cash; or

(ii)	other treatment rendering such Claim Unimpaired.

(c)
Voting: Class A2 is Unimpaired under the Plan. Holders of Claims in Class A2 are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

3.    Class A3 - Legacy General Unsecured Claims Against the EFH Debtors.

(a)	Classification: Class A3 consists of Legacy General Unsecured Claims Against the EFH Debtors.

(b)
Treatment: Except to the extent that a Holder of an Allowed Claim in Class A3, with the consent of the Plan Sponsor (such consent not to be unreasonably withheld), agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class A3, each such Holder shall receive Reinstatement of such Claim on the EFH Effective Date.

(c)
Voting: Class A3 is Unimpaired under the Plan. Holders of Claims in Class A3 are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

4.    Class A4 - EFH Legacy Note Claims.

(a)	Classification: Class A4 consists of EFH Legacy Note Claims.

(b)
Allowance: Unless otherwise separately agreed by the Debtors, with the consent of the Plan Sponsor (such consent not to be unreasonably withheld), and a Holder of a Class A4 Claim, as Class A4 Claims, the EFH Legacy Note Claims are Allowed in an amount equal to the sum of: (i) the principal amount outstanding, plus accrued but unpaid prepetition interest, under the EFH Legacy Note Indentures; and (ii) the amount of any other Claims (but in any case excluding any postpetition interest or Makewhole Claims) under the EFH Legacy Notes or EFH Legacy Note Indentures, if and to the extent such Claims are Allowed before the EFH Effective Date.

(c)
Treatment: Except to the extent that a Holder of an Allowed Claim in Class A4, with the consent of the Plan Sponsor (such consent not to be unreasonably withheld), agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class A4, each such Holder shall receive, up to the Allowed amount of its Claim, its Pro Rata share (calculated based on the aggregate amount of EFH Corp. Claims) of the EFH Creditor Recovery Pool.

(d)	Voting: Class A4 is Impaired under the Plan. Therefore, Holders of Allowed Claims in Class A4 are entitled to vote to accept or reject the Plan.
5.    Class A5 - EFH Unexchanged Note Claims.

(a)	Classification: Class A5 consists of EFH Unexchanged Note Claims.

(b)
Allowance: Unless otherwise separately agreed by the Debtors, with the consent of the Plan Sponsor, and a Holder of a Class A5 Claim, as Class A5 Claims, the EFH Unexchanged Note Claims are Allowed in an amount equal to the sum of: (i) the principal amount outstanding, plus accrued but unpaid prepetition interest, under the EFH 2019 Note Indenture and EFH 2020 Note Indenture, as applicable; and (ii) the amount of any other Claims (but in any case excluding any postpetition interest or Makewhole Claims) under the EFH Unexchanged Notes or EFH Unexchanged Notes Indentures, if and to the extent such Claims are Allowed, whether Allowed before, on, or after the EFH Effective Date.

(c)
Treatment: Except to the extent that a Holder, with the consent of the Plan Sponsor (such consent not to be unreasonably withheld), of an Allowed Claim in Class A5 agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class A5, each such Holder shall receive, up to the Allowed amount of its Claim:

(i)	its Pro Rata share (calculated based on the aggregate amount of EFH Corp. Claims) of the EFH Creditor Recovery Pool; and

(ii)
if the Class A5 Claims constitute EFH Beneficiary Claims, and solely to the extent of any portion of its Allowed Claim that is not paid in full pursuant to the preceding clause, its Pro Rata share of up to $5.8 million of the TCEH Settlement Claim Turnover Distributions, if any.

(d)
Voting: Class A5 is Impaired under the Plan. Therefore, Holders of Allowed Claims in Class A5 are entitled to vote to accept or reject the Plan; provided, however, that Class A5 must vote consistent with the Voting Indication to receive distributions, if any, under clause (c)(ii) above.

6.    Class A6 - EFH LBO Note Primary Claims.

(a)	Classification: Class A6 consists of EFH LBO Note Primary Claims.

(b)
Allowance: Unless otherwise separately agreed by the Debtors, with the consent of the Plan Sponsor, and a Holder of a Class A6 Claim, as Class A6 Claims, the EFH LBO Note Primary Claims are Allowed in an amount equal to the sum of: (i) the principal amount outstanding, plus accrued but unpaid prepetition interest, under the EFH LBO Note Indenture; and (ii) the amount of any other Claims (but in any case excluding any postpetition interest or Makewhole Claims) under the EFH LBO Notes or EFH LBO Note Indenture, if and to the extent such Claims are Allowed before the EFH Effective Date.

(c)
Treatment: Except to the extent that a Holder of an Allowed Claim in Class A6, with the consent of the Plan Sponsor (such consent not to be unreasonably withheld), agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class A6, each such Holder shall receive, up to Allowed amount of its Claim, its Pro Rata share (calculated based on the aggregate amount of EFH Corp. Claims) of the EFH Creditor Recovery Pool.

provided, however, that in no event shall a Holder of an Allowed Claim in Class A6 receive more than a single satisfaction of such Allowed Claim, including any recovery received on account of an Allowed Claim in Class B5.

(d)	Voting: Class A6 is Impaired under the Plan. Therefore, Holders of Allowed Claims in Class A6 are entitled to vote to accept or reject the Plan.
7.    Class A7 - EFH Swap Claims.

(a)	Classification: Class A7 consists of EFH Swap Claims.

(b)
Treatment: Except to the extent that a Holder of an Allowed Claim in Class A7, with the consent of the Plan Sponsor (such consent not to be unreasonably withheld), agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class A7, each such Holder shall receive, up to the Allowed amount of its Claim, its Pro Rata share (calculated based on the aggregate amount of EFH Corp. Claims) of the EFH Creditor Recovery Pool.

(c)	Voting: Class A7 is Impaired under the Plan. Therefore, Holders of Allowed Claims in Class A7 are entitled to vote to accept or reject the Plan.
8.    Class A8 - EFH Non-Qualified Benefit Claims.

(a)	Classification: Class A8 consists of EFH Non-Qualified Benefit Claims.

(b)
Treatment: Except to the extent that a Holder of an Allowed Claim in Class A8, with the consent of the Plan Sponsor (such consent not to be unreasonably withheld), agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class A8, each such Holder shall receive, up to the Allowed amount of its Claim:

(i)	its Pro Rata share (calculated based on the aggregate amount of EFH Corp. Claims) of the EFH Creditor Recovery Pool; and

(ii)
if the Class A8 Claims constitute EFH Beneficiary Claims, and solely to the extent of any portion of its Allowed Claim that is not paid in full pursuant to the preceding clause, its Pro Rata share of up to $30 million in Cash on account of the TCEH Settlement Claim Turnover Distributions, if any.

(c)
Voting: Class A8 is Impaired under the Plan. Therefore, Holders of Allowed Claims in Class A8 are entitled to vote to accept or reject the Plan; provided, however, that Class A8 must vote consistent with the Voting Indication to receive distributions, if any, under clause (b)(ii) above.

9.    Class A9 - General Unsecured Claims Against EFH Corp.

(a)	Classification: Class A9 consists of General Unsecured Claims Against EFH Corp.

(b)
Treatment: Except to the extent that a Holder of an Allowed Claim in Class A9, with the consent of the Plan Sponsor (such consent not to be unreasonably withheld), agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class A9, each such Holder shall receive, up to the Allowed amount of its Claim:

(i)	its Pro Rata share (calculated based on the aggregate amount of EFH Corp. Claims) of the EFH Creditor Recovery Pool; and

(ii)
if the Class A9 Claims constitute EFH Beneficiary Claims, and solely to the extent of any portion of its Allowed Claim that is not paid in full pursuant to the preceding clause, its Pro Rata share of up to $2 million of the TCEH Settlement Claim Turnover Distributions, if any.

(c)
Voting: Class A9 is Impaired under the Plan. Therefore, Holders of allowed Claims in Class A9 are entitled to vote to accept or reject the Plan; provided, however, that Class A9 must vote consistent with the Voting Indication to receive distributions, if any, under clause (b)(ii) above.

10.    Class A10 - General Unsecured Claims Against the EFH Debtors Other Than EFH Corp.

(a)	Classification: Class A10 consists of General Unsecured Claims Against the EFH Debtors Other Than EFH Corp.

(b)
Treatment: Except to the extent that a Holder of an Allowed Claim in Class A10, with the consent of the Plan Sponsor (such consent not to be unreasonably withheld), agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class A10, each such Holder shall receive, up to the Allowed amount of its Claim, its Pro Rata share (calculated based on the aggregate amount of EFH Corp. Claims) of the EFH Creditor Recovery Pool.

(c)	Voting: Class A10 is Impaired under the Plan. Therefore, Holders of Allowed Claims in Class A10 are entitled to vote to accept or reject the Plan.
11.    Class A11 - Tex-La Guaranty Claims.

(a)	Classification: Class A11 consists of the Tex-La Guaranty Claims.

(b)
Treatment: Except to the extent that a Holder of an Allowed Claim in Class A11, with the consent of the Plan Sponsor (such consent not to be unreasonably withheld), agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class A11, each such Holder shall receive, up to the Allowed amount of its Claim, its Pro Rata share (calculated based on the aggregate amount of EFH Corp. Claims) of the EFH Creditor Recovery Pool; provided, however, that in no event shall a Holder of an Allowed Class A11 Claim receive more than a full recovery on account of its Claim, including any recovery as an Allowed Class C1 Claim.

(c)	Voting: Class A11 is Impaired under the Plan. Therefore, Holders of Allowed Claims in Class A11 are entitled to vote to accept or reject the Plan.
12.    Class A12 - TCEH Settlement Claim.

(a)	Classification: Class A12 consists of the TCEH Settlement Claim.

(b)
Allowance: Unless otherwise separately agreed by the Debtors, with the consent of the Plan Sponsor, and the TCEH Supporting First Lien Creditors, the TCEH Settlement Claim is Allowed in the amount of $700 million.

(c)
Treatment: Except to the extent that the TCEH Supporting First Lien Creditors, with the consent of the Plan Sponsor (such consent not to be unreasonably withheld), agree to a less favorable treatment of the TCEH Settlement Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for the TCEH Settlement Claim, TCEH or Reorganized TCEH, as applicable, shall receive, up to the Allowed amount of its Claim, its Pro Rata share (calculated based on the aggregate amount of EFH Corp. Claims) of the EFH Creditor Recovery Pool less any TCEH Settlement Claim Turnover Distributions; provided, however, that such recoveries shall be distributed directly to the Holders of Allowed Class C3 Claims, as set forth in Article III.B.29, and TCEH or Reorganized TCEH, as applicable, shall never have control, possession, title, or ownership of the recovery for any purpose (except that Reorganized TCEH may nominally hold the right to receive recoveries under the TCEH Settlement Claim but the Holders of Allowed TCEH First Lien Secured Claims will hold all legal and equitable entitlement to receive recoveries under the TCEH Settlement Claim).

(d)	Voting: Class A12 is Impaired under the Plan. Therefore, the TCEH Supporting First Lien Creditors are entitled to vote to accept or reject the Plan on behalf of TCEH.
13.    Class A13 - EFH Debtor Intercompany Claims.

(a)	Classification: Class A13 consists of EFH Debtor Intercompany Claims.

(b)	Treatment: EFH Debtor Intercompany Claims shall be, at the option of the EFH Debtors with the consent of the Plan Sponsor, either:

(i)	Reinstated; or

(ii)	canceled and released without any distribution on account of such Claims;
provided, however, that Class A13 Claims of EFH Corp., LSGT Gas Company LLC, EECI, Inc., EEC Holdings, Inc., and LSGT SACROC, Inc. against one or more of EFH Corp., LSGT Gas Company LLC, EECI, Inc., EEC Holdings, Inc., and LSGT SACROC, Inc. shall be Reinstated.

(c)
Voting: Holders of Claims in Class A13 are conclusively deemed to have accepted or rejected the Plan pursuant to section 1126(f) or section 1126(g) of the Bankruptcy Code, respectively. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

14.    Class A14 - Non-EFH Debtor Intercompany Claims.

(a)	Classification: Class A14 consists of Non-EFH Debtor Intercompany Claims.

(b)	Treatment: Non-EFH Debtor Intercompany Claims shall be canceled and released without any distribution on account of such Claims.

(c)
Voting: Class A14 is Impaired under the Plan.  Holders of Claims in Class A14 are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

15.    Class A15 - Interests in the EFH Debtors Other Than EFH Corp.

(a)	Classification: Class A15 consists of Interests in the EFH Debtors Other Than EFH Corp.

(b)	Treatment: Interests in the EFH Debtors Other Than EFH Corp. shall be, at the option of the EFH Debtors with the consent of the Plan Sponsor, either:

(i)	Reinstated; or

(ii)	canceled and released without any distribution on account of such Interests;
provided, however, that Interests in Debtors LSGT Gas Company LLC, EECI, Inc., EEC Holdings, Inc., and LSGT SACROC, Inc. shall be Reinstated.

(c)
Voting: Holders of Interests in Class A15 are conclusively deemed to have accepted or rejected the Plan pursuant to section 1126(f) or section 1126(g) of the Bankruptcy Code, respectively. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

16.    Class A16 - Interests in EFH Corp.

(a)	Classification: Class A16 consists of Interests in EFH Corp.

(b)	Treatment: Interests in EFH Corp. shall be canceled and released without any distribution on account of such Interests.

(c)
Voting: Class A16 is Impaired under the Plan. Holders of Interests in Class A16 are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

17.    Class B1 - Other Secured Claims Against the EFIH Debtors.

(a)	Classification: Class B1 consists of Other Secured Claims Against the EFIH Debtors.

(b)
Treatment: Except to the extent that a Holder of an Allowed Claim in Class B1, with the consent of the Plan Sponsor (such consent not to be unreasonably withheld), agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class B1, each such Holder shall receive, at the option of the applicable EFIH Debtor(s) with the consent of the Plan Sponsor, either:

(i)	payment in full in Cash;

(ii)	delivery of collateral securing any such Claim and payment of any interest required under section 506(b) of the Bankruptcy Code;

(iii)	Reinstatement of such Claim; or

(iv)	other treatment rendering such Claim Unimpaired.

(c)
Voting: Class B1 is Unimpaired under the Plan. Holders of Claims in Class B1 are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

18.    Class B2 - Other Priority Claims Against the EFIH Debtors.

(a)	Classification: Class B2 consists of Other Priority Claims Against the EFIH Debtors.

(b)
Treatment: Except to the extent that a Holder of an Allowed Claim in Class B2, with the consent of the Plan Sponsor (such consent not to be unreasonably withheld), agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class B2, each such Holder shall receive, at the option of the applicable EFIH Debtor(s) with the consent of the Plan Sponsor, either:

(i)	payment in full in Cash; or

(ii)	other treatment rendering such Claim Unimpaired.

(c)
Voting: Class B2 is Unimpaired under the Plan. Holders of Claims in Class B2 are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

19.    Class B3 - EFIH First Lien Note Claims.

(a)	Classification: Class B3 consists of EFIH First Lien Note Claims, if any.

(b)	Allowance: As Class B3 Claims, the EFIH First Lien Note Claims are Allowed in an amount equal to the sum of:

(i)
any accrued but unpaid prepetition interest (including any Additional Interest and interest on interest) at the applicable rate set forth in, and calculated in accordance with, the EFIH First Lien Notes, the EFIH First Lien 2017 Note Indenture, the EFIH First Lien 2020 Note Indenture, and/or any related agreement, as applicable;

(ii)
any accrued but unpaid postpetition interest (including any Additional Interest and interest on interest) at the applicable rate set forth in, and calculated in accordance with, the EFIH First Lien Notes, the EFIH First Lien 2017 Note Indenture, the EFIH First Lien 2020 Note Indenture, and/or any related agreement, as applicable, through the closing date of the EFIH First Lien DIP Facility (excluding interest on interest, which shall be through the EFH Effective Date);

(iii)
all reasonable and documented fees and expenses and indemnification claims, whether incurred or accruing before, on, or after the EFH Effective Date, including those reasonable and documented fees and expenses and indemnification claims incurred in connection with any appeal, remand, or other litigation of any Makewhole Claims, (a) that (with respect only to such fees, expenses and claims incurred prior to the EFH Effective Date) are allowed under section 506(b) of the Bankruptcy Code and (b) that are owed under the EFIH First Lien Notes, the EFIH First Lien 2017 Note Indenture, the EFIH First Lien 2020 Note Indenture, and/or any related agreement (and interest thereon to the extent provided by such notes, indentures, or agreements), as applicable;

(iv)
the amount of any other Claims, including any Makewhole Claims, and interest thereon (whether accruing before, on or after the EFH Effective Date, as calculated in accordance with the EFIH First Lien Notes, the EFIH First Lien 2017 Note Indenture, the EFIH First Lien 2020 Note Indenture, and/or any related agreement, as applicable, or otherwise as determined by Final Order) of the EFIH First Lien Notes Trustee or Holders of EFIH First Lien Notes, if and to the extent such Claims are held to be allowed by a court of competent jurisdiction pursuant to a Final Order, whether entered before, on, or after the EFH Effective Date.

(c)
Treatment: Except to the extent that a Holder of an Allowed Claim in Class B3, with the consent of the Plan Sponsor (such consent not to be unreasonably withheld), agrees to a less favorable treatment of its Allowed Claim, each such Holder shall receive, up to the Allowed amount of its Claim, payment in full in Cash.

(d)	Voting: Class B3 is Impaired under the Plan. Therefore, Holders of Allowed Claims in Class B3 are entitled to vote to accept or reject the Plan.
20.    Class B4 - EFIH Second Lien Note Claims.

(a)	Classification: Class B4 consists of EFIH Second Lien Note Claims.

(b)
Allowance: Unless otherwise separately agreed by the Debtors, with the consent of the Plan Sponsor, and a Holder of a Class B4 Claim, as Class B4 Claims, the EFIH Second Lien Note Claims are Allowed in an amount equal to the sum of:

(i)
the principal amount outstanding, plus accrued but unpaid prepetition interest (including any Additional Interest and interest on interest) at the applicable rate set forth in, and calculated in accordance with, the EFIH Second Lien Notes, the EFIH Second Lien Note Indenture, and/or any related agreement, as applicable;

(ii)
any accrued but unpaid postpetition interest (including any Additional Interest and interest on interest) on such principal at the applicable rate set forth in, and calculated in accordance with, the EFIH Second Lien Notes, the EFIH Second Lien Note Indenture, and/or any related agreement, as applicable, through the EFH Effective Date;

(iii)
all reasonable and documented fees and expenses and indemnification claims, whether incurred or accruing before, on, or after the EFH Effective Date, including those reasonable and documented fees and expenses and indemnification claims incurred in connection with any appeal, remand, or other litigation of any Makewhole Claims, (a) that (with respect to such fees, expenses, and claims incurred prior to the EFH Effective Date) are allowed under section 506(b) of the Bankruptcy Code and (b) that are owed under the EFIH Second Lien Notes, the EFIH Second Lien Note Indenture, and/or any related agreement (and interest thereon to the extent provided by such notes, indentures, or agreements), as applicable; and

(iv)
the amount of any other Claims, including any Makewhole Claims and interest thereon (whether accruing before, on or after the EFH Effective Date, as calculated in accordance with the EFIH Second Lien Notes, the EFIH Second Lien Note Indenture, and/or any related agreement, as applicable, or otherwise as determined by Final Order) of the EFIH Second Lien Notes Trustee or Holders of EFIH Second Lien Notes, if and to the extent such Claims are held to be allowed by a court of competent jurisdiction pursuant to a Final Order, whether entered before, on, or after the EFH Effective Date.

(c)
Treatment: Except to the extent that a Holder of an Allowed Claim in Class B4, with the consent of the Plan Sponsor (such consent not to be unreasonably withheld), agrees to a less favorable treatment of its Allowed Claim, each such Holder shall receive, up to the Allowed amount of its Claim, payment in full in Cash.

(d)	Voting: Class B4 is Impaired under the Plan. Therefore, Holders of Allowed Claims in Class B4 are entitled to vote to accept or reject the Plan.
21.    Class B5 - EFH LBO Note Guaranty Claims.

(a)	Classification: Class B5 consists of EFH LBO Note Guaranty Claims.

(b)
Allowance: Unless otherwise separately agreed by the Debtors, with the consent of the Plan Sponsor, and a Holder of a Class B5 Claim, as Class B5 Claims, the EFH LBO Note Guaranty Claims are Allowed in an amount equal to the sum of: (i) the principal amount outstanding, plus accrued but unpaid prepetition interest, under the EFH LBO Note Indenture; (ii) accrued postpetition interest on such principal at the Federal Judgment Rate; and (iii) the amount of any other Claims (but in any case excluding any Makewhole Claims) under the EFH LBO Notes or EFH LBO Note Indentures, if and to the extent such Claims are Allowed, whether Allowed before, on or after the EFH Effective Date.

(c)
Treatment: Except to the extent that a Holder of an Allowed Claim in Class B5, with the consent of the Plan Sponsor (such consent not to be unreasonably withheld), agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class B5, each such Holder shall receive, up to the Allowed amount of its Claim, its Pro Rata share (calculated based on the aggregate amount of Allowed EFH LBO Note Guaranty Claims and Allowed General Unsecured Claims Against the EFIH Debtors) of the EFIH Unsecured Creditor Recovery Pool; provided, however, that in no event shall a Holder of an Allowed Claim in Class B5 receive more than a single satisfaction of such Allowed Claim, including any recovery received on account of an Allowed Claim in Class A6.

(d)	Voting: Class B5 is Impaired under the Plan. Therefore, Holders of Allowed Claims in Class B5 are entitled to vote to accept or reject the Plan.
22.    Class B6 - General Unsecured Claims Against the EFIH Debtors.

(a)	Classification: Class B6 consists of General Unsecured Claims Against the EFIH Debtors.

(b)
Allowance: Unless otherwise separately agreed by the Debtors, with the consent of the Plan Sponsor, and a Holder of a Class B6 Claim, as Class B6 Claims, the EFIH Unsecured Note Claims are Allowed in an amount equal to the sum of: (x) the Charging Lien Advance and (y)(i) the principal amount outstanding in the amount of $1,568,249,000; (ii) accrued but unpaid prepetition interest in the amount of $81,115,347; (iii) accrued postpetition interest on the principal amount outstanding as of the Petition Date at the Federal Judgment Rate; and (iv) the amount of any other Claims (but in any case excluding any Makewhole Claims) under the EFIH Unsecured Notes or EFIH Unsecured Note Indentures, if and to the extent such Claims are Allowed, whether Allowed before, on or after the EFH Effective Date. Notwithstanding anything to the contrary in the preceding sentence, any Class B6 Claim derived from or based upon the EFIH First Lien Notes or EFIH Second Lien Notes shall be Allowed if and to the extent such Claim would be an Allowed Class B3 Claim under Article III.B.19 of the Plan or an Allowed Class B4 Claim under Article III.B.20 of the Plan, respectively, if the terms EFIH First Lien Note Claims or EFIH Second Lien Note Claims, as applicable, were defined to include Unsecured Claims derived from or based upon the EFIH First Lien Notes or EFIH Second Lien Notes, as applicable. Nothing in the Plan shall limit, impair, or modify the EFIH Unsecured Notes Trustee’s ability or right to exercise its charging lien pursuant to the EFIH Unsecured Note Indentures post-Confirmation consistent with the terms set forth therein.

(c)
Treatment: Except to the extent that a Holder of an Allowed Claim in Class B6, with the consent of the Plan Sponsor (such consent not to be unreasonably withheld), agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class B6, each such Holder shall receive, up to the Allowed amount of its Claim, its Pro Rata share (calculated based on the aggregate amount of Allowed EFH LBO Note Guaranty Claims and Allowed General Unsecured Claims Against the EFIH Debtors) of the EFIH Unsecured Creditor Recovery Pool.

(d)	Voting: Class B6 is Impaired under the Plan. Therefore, Holders of Allowed Claims in Class B6 are entitled to vote to accept or reject the Plan.
23.    Class B7 - EFIH Debtor Intercompany Claims.

(a)	Classification: Class B7 consists of EFIH Debtor Intercompany Claims.

(b)	Treatment: EFIH Debtor Intercompany Claims shall be, at the option of the EFIH Debtors with the consent of the Plan Sponsor, either:

(i)	Reinstated; or

(ii)	canceled and released without any distribution on account of such Claims.

(c)
Voting: Holders of Claims in Class B7 are conclusively deemed to have accepted or rejected the Plan pursuant to section 1126(f) or section 1126(g) of the Bankruptcy Code, respectively. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

24.    Class B8 - Non-EFIH Debtor Intercompany Claims.

(a)	Classification: Class B8 consists of Non-EFIH Debtor Intercompany Claims.

(b)	Treatment: Non-EFIH Debtor Intercompany Claims shall be canceled and released without any distribution on account of such Claims.

(c)
Voting: Class B8 is Impaired under the Plan.  Holders of Claims in Class B8 are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

25.    Class B9 - Interest in EFIH.

(a)	Classification: Class B9 consists of the Interest in EFIH.

(b)	Treatment: The Interest in EFIH shall be Reinstated.

(c)
Voting: Class B9 is Unimpaired under the Plan. The Holder of the Interest in Class B9 is conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holder is not entitled to vote to accept or reject the Plan.

26.    Class B10 - Interests in EFIH Finance.

(a)	Classification: Class B10 consists of Interests in EFIH Finance.

(b)	Treatment: Interests in EFIH Finance shall be canceled and released without any distribution on account of such Interests.

(c)
Voting: Class B10 is Impaired under the Plan. Holders of Interests in Class B10 are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

27.    Class C1 - Other Secured Claims Against the TCEH Debtors.

(a)	Classification: Class C1 consists of Other Secured Claims Against the TCEH Debtors.

(b)
Treatment: Except to the extent that a Holder of an Allowed Claim in Class C1 agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class C1, each such Holder shall receive, at the option of the applicable TCEH Debtor(s) with the consent of the TCEH Supporting First Lien Creditors (such consent not to be unreasonably withheld), either:

(i)	payment in full in Cash and payment of any interest required under section 506(b) and section 1129(b)(2)(i)(II) of the Bankruptcy Code;

(ii)	delivery of collateral securing any such Claim and payment of any interest required under section 506(b) and section 1129(b)(2)(i)(II) of the Bankruptcy Code;

(iii)	Reinstatement of such Claim; or

(iv)	other treatment rendering such Claim Unimpaired;
provided, however, that the Tex-La Obligations may receive treatment as Allowed Class C1 Claims on or before the TCEH Effective Date with the prior written consent of the TCEH Supporting First Lien Creditors.

(c)
Voting: Class C1 is Unimpaired under the Plan. Holders of Claims in Class C1 are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

28.    Class C2 - Other Priority Claims Against the TCEH Debtors.

(a)	Classification: Class C2 consists of Other Priority Claims Against the TCEH Debtors.

(b)
Treatment: Except to the extent that a Holder of an Allowed Claim in Class C2 agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class C2, each such Holder shall receive, at the option of the applicable TCEH Debtor(s) with the consent of the TCEH Supporting First Lien Creditors (such consent not to be unreasonably withheld), either:

(i)	payment in full in Cash; or

(ii)	other treatment rendering such Claim Unimpaired.

(c)
Voting: Class C2 is Unimpaired under the Plan. Holders of Claims in Class C2 are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

29.    Class C3 - TCEH First Lien Secured Claims.

(a)	Classification: Class C3 consists of TCEH First Lien Secured Claims.

(b)
Allowance: As Class C3 Claims, (i) the TCEH Credit Agreement Claims are Allowed in the amount of $22,863,271,257; (ii) the TCEH First Lien Note Claims are Allowed in the amount of $1,815,965,278; (iii) the TCEH First Lien Swap Claims and TCEH First Lien Commodity Hedge Claims are Allowed in an aggregate amount no less than $1,230,817,606.94; and (iv) any Claims of the TCEH First Lien Administrative Agent, the TCEH First Lien Collateral Agent or the TCEH First Lien Notes Trustee for fees, expenses, or indemnification obligations arising under and pursuant to the TCEH Credit Agreement, the TCEH First Lien Notes Indenture, the TCEH First Lien Interest Rate Swaps, the TCEH First Lien Commodity Hedges, or the TCEH First Lien Intercreditor Agreement, as applicable, are Allowed in an amount to be determined.

(c)
Treatment: Except to the extent that a Holder of an Allowed Claim in Class C3 agrees to a less favorable treatment of its Allowed Claim (in a writing executed by such Holder after the Petition Date), in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class C3, subject to Article III.B.29(d), each such Holder thereof shall receive its Pro Rata share (which, for the avoidance of doubt, shall be based on the Allowed amounts of such Claims as of the Petition Date as set forth in the Plan) of:

(i)	If the Spin-Off is effectuated pursuant to the terms and conditions set forth in Article IV.B.2:

A.	100% of the Reorganized TCEH Common Stock (following the Basis Step-Up), subject to dilution after the Distribution only on account of the Reorganized TCEH Debtor Management Incentive Plan;

B.
100% of the (a) TCEH Debtors’ Cash on hand and (b) net Cash proceeds from the issuance of the New Reorganized TCEH Debt (or, at the TCEH Supporting First Lien Creditors’ election, all or a portion of such New Reorganized TCEH Debt) and the Spin-Off Preferred Stock Sale, in each case after funding any Cash distributions required to be made by the TCEH Debtors under the Plan and providing for adequate post‑TCEH Effective Date liquidity for TCEH as determined by the TCEH Debtors with the reasonable consent of the TCEH Supporting First Lien Creditors;

C.	the Spin-Off TRA Rights (if any), subject to such Holder’s completion and timely submission of the TRA Information Form; and

D.
any proceeds from the TCEH Settlement Claim if determined as of the TCEH Effective Date, and to the extent not determined as of the TCEH Effective Date, the right to receive recoveries under the TCEH Settlement Claim; provided, that following the TCEH Effective Date, Reorganized TCEH will nominally hold the right to receive recoveries under the TCEH Settlement Claim but the Holders of Allowed TCEH First Lien Secured Claims will hold all legal and equitable entitlement to receive recoveries under the TCEH Settlement Claim.

(ii)	If the Taxable Separation is effectuated pursuant to the terms and conditions set forth in Article IV.B.2:

A.	100% of the Reorganized TCEH Common Stock, subject to dilution only on account of the Reorganized TCEH Debtor Management Incentive Plan;

B.
100% of the (1) TCEH Debtors’ Cash on hand and (2) the net Cash proceeds from the New Reorganized TCEH Debt (or, at the TCEH Supporting First Lien Creditors’ election, all or a portion of such New Reorganized TCEH Debt) and issuance of certain stock or securities in connection with the Taxable Separation, in each case after funding any Cash distributions required to be made by the TCEH Debtors under the Plan and providing for adequate post‑TCEH Effective Date liquidity for TCEH as determined by the TCEH Debtors with the reasonable consent of the TCEH Supporting First Lien Creditors;

C.	the Taxable Separation TRA Rights (if any), subject to such Holder’s completion and timely submission of the TRA Information Form; and

D.
any proceeds from the TCEH Settlement Claim if determined as of the TCEH Effective Date, and to the extent not determined as of the TCEH Effective Date, the right to receive recoveries under the TCEH Settlement Claim; provided, that following the TCEH Effective Date, Reorganized TCEH will nominally hold the right to receive recoveries under the TCEH Settlement Claim but the Holders of Allowed TCEH First Lien Secured Claims will hold all legal and equitable entitlement to receive recoveries under the TCEH Settlement Claim.

In addition, on the TCEH Effective Date the TCEH First Lien Agent will be deemed to have delivered, pursuant to Section 5.01 of the TCEH Second Lien Intercreditor Agreement, any notice necessary to cause the automatic release and discharge of any and all Liens on the assets of the TCEH Debtors that secure the repayment of amounts due in respect of the TCEH Second Lien Notes.

(d)
Allocation: Unless resolved before Confirmation, the TCEH First Lien Notes Trustee and/or the Holders of TCEH First Lien Claims will continue to seek entry of the TCEH First Lien Creditor Plan Distribution Allocation Order resolving the TCEH First Lien Creditor Plan Distribution Allocation Dispute through an adjudication of the TCEH First Lien Note Intercreditor Action or otherwise. If a TCEH First Lien Creditor Plan Distribution Allocation Order is entered prior to the TCEH Effective Date and such order provides that Holders of Allowed Class C3 Claims shall receive the TCEH First Lien Creditor Distributions on a basis other than Pro Rata, then pursuant to section 510(a) of the Bankruptcy Code, any such TCEH First Lien Creditor Distribution that is subject to such TCEH First Lien Creditor Plan Distribution Allocation Order shall be distributed among the Holders of Allowed Class C3 Claims in accordance with such TCEH First Lien Creditor Plan Distribution Allocation Order; provided, however, that if a TCEH First Lien Creditor Plan Distribution Allocation Order has not been entered by the TCEH Effective Date, then the TCEH Debtors shall establish a reserve (in an amount to be determined by the TCEH Debtors, with the consent of each of the TCEH First Lien Agent, the TCEH Supporting First Lien Creditors, the TCEH First Lien Notes Trustee, and any other parties to the TCEH First Lien Note Intercreditor Action) solely with respect to any TCEH First Lien Creditor Distributions that remain subject to the TCEH First Lien Creditor Plan Distribution Allocation Dispute, with such reserved amounts to be distributed on a Pro Rata basis after entry of a TCEH First Lien Creditor Plan Distribution Allocation Order, unless and to the extent such order provides that Holders of Allowed Class C3 Claims are entitled to a distribution of any TCEH First Lien Creditor Distributions on a basis other than Pro Rata, in which case, pursuant to section 510(a) of the Bankruptcy Code, any such TCEH First Lien Creditor Distribution that is subject to such TCEH First Lien Creditor Plan Distribution Allocation Order shall be distributed among the Holders of Allowed Class C3 Claims in accordance with such TCEH First Lien Creditor Plan Distribution Allocation Order. Nothing in this Plan shall preclude any party from seeking enforcement of the TCEH First Lien Creditor Adequate Protection Payment Allocation Order or distribution of the Holdback Amount (as defined in the Cash Collateral Order) under the Cash Collateral Order. For the avoidance of doubt, nothing in this Plan shall (i) require any Debtor or any other party (including, without limitation, the TCEH First Lien Administrative Agent, the TCEH First Lien Collateral Agent, or any holder of TCEH First Lien Claims), to establish any reserve with respect to any distributions that are subject to the TCEH First Lien Creditor Deposit L/C Collateral Allocation Dispute or (ii) impair, prejudice, release, compromise or waive any claims any Holder of Allowed Class C3 Claims may have against one or more other Holders of Allowed Class C3 Claims (other than the TCEH First Lien Agent, except in the TCEH First Lien Agent’s capacity as a nominal defendant to declaratory judgment claims in respect of which no monetary recovery is sought) pursuant to the TCEH First Lien Creditor Deposit L/C Collateral Allocation Dispute.

(e)	Voting: Class C3 is Impaired under the Plan. Therefore, Holders of Allowed Claims in Class C3 are entitled to vote to accept or reject the Plan.
30.    Class C4 - TCEH Unsecured Debt Claims.

(a)	Classification: Class C4 consists of TCEH Unsecured Debt Claims.

(b)
Allowance: As Class C4 Claims, (i) the TCEH First Lien Deficiency Claims are Allowed in the amount of $13.2 billion; (ii) the TCEH Second Lien Note Claims are Allowed in the amount of $1,648,597,521; (iii) the TCEH Unsecured Note Claims are Allowed in the amount of $5,125,775,323; and (iv) the PCRB Claims are Allowed in the Amount of $881,496,233.

(c)
Treatment: Except to the extent that a Holder of an Allowed Claim in Class C4 agrees to a less favorable treatment of its Allowed Claim, and subject to Article IV.B.12 of the Plan, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class C4, each such Holder shall receive its Pro Rata (calculated based on the aggregate amount of Allowed Class C4 Claims and Allowed Class C5 Claims) share of the TCEH Cash Payment.

(d)	Voting: Class C4 is Impaired under the Plan. Therefore, Holders of Allowed Claims in Class C4 are entitled to vote to accept or reject the Plan.
31.    Class C5 - General Unsecured Claims Against the TCEH Debtors Other Than EFCH.

(a)	Classification: Class C5 consists of General Unsecured Claims Against the TCEH Debtors Other Than EFCH.

(b)
Treatment: Except to the extent that a Holder of an Allowed Claim in Class C5 agrees to a less favorable treatment of its Allowed Claim, and subject to Article IV.B.12 of the Plan, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class C5, each such Holder shall receive its Pro Rata (calculated based on the aggregate amount of Allowed Class C4 Claims and Allowed Class C5 Claims) share of the TCEH Cash Payment.

(c)	Voting: Class C5 is Impaired under the Plan. Therefore, Holders of Allowed Claims in Class C5 are entitled to vote to accept or reject the Plan.
32.    Class C6 - General Unsecured Claims Against EFCH.

(a)	Classification: Class C6 consists of General Unsecured Claims Against EFCH.

(b)	Treatment: General Unsecured Claims Against EFCH shall be canceled and released without any distribution on account of such Claims.

(c)
Voting: Class C6 is Impaired under the Plan. Holders of Claims in Class C6 are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

33.    Class C7 - TCEH Debtor Intercompany Claims.

(a)	Classification: Class C7 consists of TCEH Debtor Intercompany Claims.

(b)
Treatment: TCEH Debtor Intercompany Claims shall be, at the option of the applicable TCEH Debtor(s) with the consent of the TCEH Supporting First Lien Creditors (such consent not to be unreasonably withheld), either:

(i)	Reinstated; or

(ii)	canceled and released without any distribution on account of such Claims;
provided, however, that TCEH Debtor Intercompany Claims against each of EFCH, TCEH, or TCEH Finance and any TCEH Debtor Intercompany Claim derived from or based upon the Repurchased PCRBs shall be canceled and released without any distribution on account of such Claims.

(c)
Voting: Holders of Claims in Class C7 are conclusively deemed to have accepted or rejected the Plan pursuant to section 1126(f) or section 1126(g) of the Bankruptcy Code, respectively. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

34.    Class C8 - Non-TCEH Debtor Intercompany Claims.

(a)	Classification: Class C8 consists of Non-TCEH Debtor Intercompany Claims.

(b)	Treatment: Non-TCEH Debtor Intercompany Claims shall be canceled and released without any distribution on account of such Claims.

(c)
Voting: Class C8 is Impaired under the Plan.  Holders of Claims in Class C8 are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

35.    Class C9 - Interests in TCEH Debtors Other Than TCEH and EFCH.

(a)	Classification: Class C9 consists of Interests in TCEH Debtors Other Than TCEH and EFCH.

(b)	Treatment: Interests in TCEH Debtors Other Than TCEH and EFCH shall be with the consent of the TCEH Supporting First Lien Creditors, either:

(i)	Reinstated; or

(ii)	canceled and released without any distribution on account of such Interests.

(c)
Voting: Holders of Interests in Class C9 are conclusively deemed to have accepted or rejected the Plan pursuant to section 1126(f) or section 1126(g) of the Bankruptcy Code, respectively. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

36.    Class C10 - Interests in TCEH and EFCH.

(a)	Classification: Class C10 consists of Interests in TCEH and EFCH.

(b)	Treatment: Interests in TCEH and EFCH shall be canceled and released without any distribution on account of such Interests.

(c)
Voting: Class C10 is Impaired under the Plan.  Holders of Interests in Class C10 are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

37.    Class D1 - Other Secured Claims Against the EFH Shared Services Debtors.

(a)	Classification: Class D1 consists of Other Secured Claims Against the EFH Shared Services Debtors.

(b)
Treatment: Except to the extent that a Holder of an Allowed Claim in Class D1 agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class D1, each such Holder shall receive, at the option of the applicable EFH Shared Services Debtor(s) either:

(i)	payment in full in Cash;

(ii)	delivery of collateral securing any such Claim and payment of any interest required under section 506(b) of the Bankruptcy Code;

(iii)	Reinstatement of such Claim; or

(iv)	other treatment rendering such Claim Unimpaired.

(c)
Voting: Class D1 is Unimpaired under the Plan. Holders of Claims in Class D1 are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

38.    Class D2 - Other Priority Claims Against the EFH Shared Services Debtors.

(a)	Classification: Class D2 consists of Other Priority Claims Against the EFH Shared Services Debtors.

(b)
Treatment: Except to the extent that a Holder of an Allowed Claim in Class D2 agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class D2, each such Holder shall receive, at the option of the applicable EFH Shared Services Debtor(s), either:

(i)	payment in full in Cash; or

(ii)	other treatment rendering such Claim Unimpaired.

(c)
Voting: Class D2 is Unimpaired under the Plan. Holders of Claims in Class D2 are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

39.    Class D3 - General Unsecured Claims Against the EFH Shared Services Debtors.

(a)	Classification: Class D3 consists of General Unsecured Claims Against the EFH Shared Services Debtors.

(b)
Treatment: Except to the extent that a Holder of an Allowed Claim in Class D3 agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Claim in Class D3, each such Holder shall receive, at the option of the applicable EFH Shared Services Debtor(s), either:

(i)	payment in full in Cash;

(ii)	Reinstatement of such Claim; or

(iii)	other treatment rendering such Claim Unimpaired.

(c)
Voting: Class D3 is Unimpaired under the Plan. Holders of Claims in Class D3 are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

40.    Class D4 - EFH Shared Services Debtor Intercompany Claims.

(a)	Classification: Class D4 consists of EFH Shared Services Debtor Intercompany Claims.

(b)	Treatment: EFH Shared Services Debtor Intercompany Claims shall be, at the option of the applicable EFH Shared Services Debtor(s), either:

(i)	Reinstated; or

(ii)	canceled and released without any distribution on account of such Claims.

(c)
Voting: Holders of Claims in Class D4 are conclusively deemed to have accepted or rejected the Plan pursuant to section 1126(f) or section 1126(g) of the Bankruptcy Code, respectively. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

41.    Class D5 - Non-EFH Shared Services Debtor Intercompany Claims.

(a)	Classification: Class D5 consists of Non-EFH Shared Services Debtor Intercompany Claims.

(b)	Treatment: Non-EFH Shared Services Debtor Intercompany Claims shall be canceled and released without any distribution on account of such Claims.

(c)
Voting: Class D5 is Impaired under the Plan.  Holders of Claims in Class D5 are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

42.    Class D6 - Interests in the EFH Shared Services Debtors.

(a)	Classification: Class D6 consists of Interests in the EFH Shared Services Debtors.

(b)	Treatment: Interests in the EFH Shared Services Debtors shall be Reinstated.

(c)
Voting: Holders of Interests in Class D6 are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

C.	Special Provision Governing Unimpaired Claims.
Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ rights in respect of any Unimpaired Claims, including all rights in respect of legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claims.
D.    Elimination of Vacant Classes.
Any Class of Claims or Interests that, as of the commencement of the Confirmation Hearing, does not have at least one Holder of a Claim or Interest that is Allowed in an amount greater than zero for voting purposes pursuant to the Disclosure Statement Order shall be considered vacant, deemed eliminated from the Plan for purposes of voting to accept or reject the Plan, and disregarded for purposes of determining whether the Plan satisfies section 1129(a)(8) of the Bankruptcy Code with respect to that Class.

E.	Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code.
Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by one or more of the Classes entitled to vote pursuant to Article III.B of the Plan. The Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests.

F.	Controversy Concerning Impairment.
If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

G.	Subordinated Claims and Interests.
The allowance, classification, and treatment of all Allowed Claims and Allowed Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Debtors or Reorganized Debtors reserve the right to re-classify any Allowed Claim in accordance with any contractual, legal, or equitable subordination relating thereto. Notwithstanding the foregoing, this Plan gives effect to the TCEH First Lien Intercreditor Agreement and no additional changes to the allowance, classification, treatment, or distributions shall be made as a result of the TCEH First Lien Intercreditor Agreement except for any such changes provided for or otherwise consistent with the TCEH First Lien Creditor Plan Distribution Allocation Order as contemplated by Article III.B.29 of the Plan; provided, that notwithstanding the foregoing, nothing herein shall impair, prejudice, release, compromise or waive the rights, claims, Causes of Action, defenses or remedies of any Holder of Allowed Class C3 Claims against any other Holder of Allowed Class C3 Claims (other than the TCEH First Lien Agent, except in the TCEH First Lien Agent’s capacity as a nominal defendant to declaratory judgment claims in respect of which no monetary recovery is sought) in connection with the TCEH First Lien Creditor Deposit L/C Collateral Allocation Dispute. Notwithstanding anything to the contrary herein, the TCEH First Lien Agent and the Holders of Allowed TCEH First Lien Claims shall be deemed to have waived any rights under the TCEH Second Lien Intercreditor Agreement to extent such rights would, in any way, impair or diminish the recoveries of the Holders of Allowed TCEH Second Lien Note Claims under this Plan or related documents.
ARTICLE IV.
MEANS FOR IMPLEMENTATION OF THE PLAN

A.	General Settlement of Claims and Interests.
Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims and Interests and controversies resolved pursuant to the Plan. Subject to Article VI of the Plan, all distributions made to Holders of Allowed Claims and Allowed Interests in any Class are intended to be and shall be final.

B.	Restructuring Transactions.
1.    Restructuring Transactions.
On the Effective Date, the Debtors or the Reorganized Debtors, as applicable, will effectuate the Restructuring Transactions, and will take any actions as may be necessary or advisable to effect a corporate restructuring of their respective businesses or a corporate restructuring of the overall corporate structure of the Debtors, to the extent provided herein or in the Transaction Agreements. The actions to implement the Restructuring Transactions may include: (a) the execution and delivery of appropriate agreements, including Transaction Agreements, or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the Plan and that satisfy the requirements of applicable law and any other terms to which the applicable Entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable parties agree; (c) the filing of appropriate certificates or articles of incorporation, formation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, dissolution, or other organizational documents pursuant to applicable state law; and (d) all other actions that the applicable Entities determine to be necessary or advisable, including making filings or recordings that may be required by law in connection with the Plan, in each case with the consent of (such consent not to be unreasonably withheld), and in form and substance reasonably acceptable to, (i) the Plan Sponsor if related to or affecting any EFH Debtor or EFIH Debtor, any Reorganized EFH Debtor, any EFIH Debtor, any Reorganized EFIH Debtor, the Plan Sponsor, or any pre-Merger Affiliate of the Plan Sponsor and (ii) the TCEH Supporting First Lien Creditors if related to or affecting any TCEH Debtor or EFH Shared Services Debtor, any Reorganized TCEH Debtor, any Reorganized EFH Shared Services Debtor, or the TCEH Supporting First Lien Creditors.
The Confirmation Order shall and shall be deemed to, pursuant to both section 1123 and section 363 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including the Restructuring Transactions.
2.    Manner of TCEH Debtors’ Separation from EFH Debtors.
The TCEH Debtors shall be separated from the EFH Debtors pursuant to either the Spin-Off or the Taxable Separation; provided that the Tax Matters Agreement, the Transition Services Agreement, the Amended and Restated Split Participant Agreement, and the Separation Agreement must be in full force and effect and, in each case, be in form and substance acceptable to the Plan Sponsor. If (a) the Spin-Off Conditions are satisfied on or before the Spin-Off Conditions Termination Date and (b) the Spin-Off Conditions remain satisfied as of the TCEH Effective Date, then the TCEH Debtors will effectuate the Spin-Off on the TCEH Effective Date. In all other circumstances, the TCEH Debtors will effectuate the Taxable Separation on the TCEH Effective Date. For the avoidance of doubt, if the Spin-Off Conditions are not satisfied on or before the Spin-Off Conditions Termination Date for any reason, the Plan as it relates to the TCEH Debtors shall automatically be effectuated pursuant to the Taxable Separation; provided that the Tax Matters Agreement, the Transition Services Agreement, the Amended and Restated Split Participant Agreement, and the Separation Agreement must be in full force and effect and, in each case, be in form and substance acceptable to the Plan Sponsor.

(a)	Spin-Off. If applicable, the TCEH Debtors will undertake the Spin-Off, as follows:

A.	TCEH formed Reorganized TCEH prior to the TCEH Effective Date;

B.
on the TCEH Effective Date, except for liabilities assumed by Reorganized TCEH pursuant to the Plan, TCEH shall assume the obligations of its subsidiaries that are TCEH Debtors to make distributions pursuant to and in accordance with the Plan that are to be made after the TCEH Effective Date;

C.
pursuant to the Separation Agreement, TCEH and the EFH Debtors will make the Contribution to Reorganized TCEH, in exchange for which TCEH shall receive 100% of the (i) Reorganized TCEH membership interests and (ii) the net Cash proceeds of the New Reorganized TCEH Debt (or, at the TCEH Supporting First Lien Creditors’ election, with the consent of the Debtors, all or a portion of such New Reorganized TCEH Debt);

D.	immediately following the Contribution, TCEH and Reorganized TCEH shall effectuate the Spin-Off Preferred Stock Sale, including the distribution of the proceeds thereof to TCEH;

E.	immediately following the Spin-Off Preferred Stock Sale, Reorganized TCEH shall undertake the Reorganized TCEH Conversion; and

F.
following the Reorganized TCEH Conversion, TCEH will make the Distribution, and all Claims against the TCEH Debtors (other than liabilities assumed by Reorganized TCEH pursuant to the Plan) will be cancelled in connection therewith.

(b)	Taxable Separation. If applicable, the TCEH Debtors will undertake the Taxable Separation, as set forth in the Taxable Separation Memorandum.
3.    TCEH Basis Step-Up.
If the Spin-Off is effectuated pursuant to the terms and conditions set forth in Article IV.B.2, pursuant to the Spin-Off Preferred Stock Sale, gain will be triggered in an amount not in excess of, and in order to achieve, the Basis Step-Up.
4.    Transition Services Agreement; Separation Agreement; and Amended and Restated Split Participant Agreement.
On the TCEH Effective Date, (a) EFH and TEX Operations Company LLC will enter into the Transition Services Agreement, if requested to do so by the Plan Sponsor or EFH Corp., (b) Reorganized TCEH, the EFH Debtors, and the EFIH Debtors will enter into the Separation Agreement; and (c) Oncor Electric and Reorganized TCEH will enter into the Amended and Restated Split Participant Agreement. After the TCEH Effective Date, the Transition Services Agreement, Separation Agreement, and Amended and Restated Split Participant Agreement shall only be amended or modified (x) in accordance with their respective terms and (y) with the consent of Reorganized TCEH and the Plan Sponsor.
5.    IPO Conversion Plan.
If requested by the Plan Sponsor, on the EFH Effective Date, EFH Corp. and EFIH will implement and exercise their rights, if any, as direct or indirect equity holders of Oncor, and take other actions within their reasonable control, to cause Oncor to implement the IPO Conversion Plan.
6.    Tax Matters Agreement.
On the TCEH Effective Date, EFH Corp., Reorganized TCEH, and EFIH shall enter into the Tax Matters Agreement. After the TCEH Effective Date, the Tax Matters Agreement shall not be amended or modified in any manner without the written consent of Reorganized TCEH and the Plan Sponsor unless, with respect to the consent of the Plan Sponsor, the Merger Agreement shall have been terminated in accordance with its terms and without consummation of the Merger.
7.    Minority Interest Acquisition.
On or before the Effective Date, Merger Sub or an Affiliate thereof may, but shall not be required to, complete the Minority Interest Acquisition. For the avoidance of doubt, implementation and/or consummation of the Minority Interest Acquisition shall not be a condition to Confirmation or the occurrence of the EFH Effective Date.
1.    Issuance and Allocation of Reorganized EFH Common Stock.
On the EFH Effective Date, immediately prior to the Merger Effective Time and after the Spin-Off, Reorganized EFH shall issue and deliver the Reorganized EFH Common Stock to the EFH/EFIH Distribution Account. The EFH/EFIH Plan Administrator shall direct the Disbursing Agent to allocate the Reorganized EFH Class A Common Stock to the EFH Creditor Recovery Pool and the Reorganized EFH Class B Common Stock to the EFIH Unsecured Creditor Recovery Pool. For the avoidance of doubt, all distributions to Holders of Claims against the EFIH Debtors and EFH Debtors shall be made in accordance with the priorities set forth in the Bankruptcy Code.
2.    Merger, Merger Consideration, and Other Plan Sponsor Payments.
The Merger shall be effectuated and funded as follows on the EFH Effective Date in accordance with the Merger Agreement:

(a)
Reorganized EFH will merge with and into Merger Sub in a tax-free reorganization under section 368(a)(1)(A) of the Internal Revenue Code, with Merger Sub being the surviving entity resulting from the Merger, on the terms and subject to the conditions of the Merger Agreement and pursuant to the Plan and the applicable provisions of Chapter 10 of the Texas Business Organizations Code and the General Corporate Law of the State of Delaware. Pursuant to the Merger, Merger Sub shall acquire all assets and liabilities of Reorganized EFH.

(b)
The Reorganized EFH Class A Common Stock issued and outstanding immediately prior to the Merger Effective Time shall be converted into the right to receive the NextEra Class A Common Stock Investment and the Reorganized EFH Class B Common Stock issued and outstanding immediately prior to the Merger Effective Time shall be converted into the right to receive the NextEra Class B Common Stock Investment, and each of the NextEra Class A Common Stock and the NextEra Class B Common Stock shall be distributed to certain Holders of Claims in accordance with the Plan.

(c)
The Plan Sponsor shall, or shall cause an Affiliate of the Plan Sponsor to, deliver to EFIH by wire transfer of immediately available funds the EFIH First Lien DIP Repayment Amount, which shall be used to fund repayment of the EFIH First Lien DIP Claims, or, in lieu of making such wire transfer to EFIH, may transfer by wire transfer of immediately available funds the EFIH First Lien DIP Repayment Amount directly to the EFIH First Lien DIP Agent in accordance with terms of Section 1.3 of the Merger Agreement.

(d)
Merger Sub will deliver the EFIH Second Lien Note Repayment by wire transfer of immediately available funds to EFIH, which shall be used to fund payment of Allowed EFIH Second Lien Note Claims on the EFH Effective Date.

(e)
Merger Sub will deliver the Merger Sub Cash Amount by wire transfer of immediately available funds to the EFH Plan Administrator Board for deposit in the EFH/EFIH Distribution Account; provided, however, that on the EFH Effective Date, $100,000,000 of the Merger Sub Cash Amount shall be set aside and such amount shall be deposited and held in the Merger Sub Account in accordance with the terms thereof.

(f)
EFIH will deliver any Cash on hand at EFIH as of the EFH Effective Date by wire transfer of immediately available funds to the EFH Plan Administrator Board for deposit in the EFH/EFIH Distribution Account.

After the EFH Effective Date, the Auditor shall conduct the Post-Closing Audit in accordance with the Merger Agreement. If the Adjusted Company Cash Amount is greater than the Estimated Company Cash Amount, NextEra shall deliver by wire transfer of immediately available funds to the EFH Plan Administrator Board an amount equal to the difference in such amounts, to be distributed in accordance with the Plan. If the Adjusted Company Cash Amount is less than the Estimated Company Cash Amount, NextEra shall receive, by wire transfer of immediately available funds from the EFH Plan Administrator Board, an amount equal to the difference in such amounts. Upon conclusion of the Post-Closing Audit, the EFH Plan Administrator Board shall direct that an amount of Cash shall be transferred from the EFH/EFIH Distribution Account to (i) the EFH Creditor Recovery Pool equal to the amount, if any, by which the Adjusted Company Cash Amount exceeds the NextEra Class A Common Stock Investment or (ii) NextEra equal to the amount, if any, by which the NextEra Common Stock Investment exceeds the sum of the Adjusted Company Cash Amount and the amount, if any, the Merger Sub Cash Amount was reduced pursuant to Section 1.7(a)(vi) of the Merger Agreement.
For the avoidance of doubt, the provisions in this Article IV.B.9 are intended to ensure the satisfaction of the continuity of interest requirement under sections 355 and 368 of the Internal Revenue Code, and reasonable adjustments shall be made, including by issuing additional shares of NextEra Common Stock (with a corresponding decrease in the Merger Sub Cash Amount), to the extent NextEra reasonably concludes such adjustments are necessary to ensure such satisfaction, and further reasonable adjustments shall be made to the allocation of NextEra Common Stock and the Merger Sub Cash Amount to account for the payment of Cash to the Holders of Allowed EFH Non-Qualified Benefit Claims in accordance with the Plan and the general provisions of this paragraph.
3.    Dissolution and Liquidation of Certain Subsidiaries of EFH Corp.

(a)	Dissolution and Liquidation of Certain TCEH Debtor Entities.
EFCH, TCEH, TCEH Finance, and such other TCEH Debtor entities (other than the TCEH Debtors being transferred in the Spin-Off and the EFH Shared Services Debtors) as designated by the TCEH Debtors and the TCEH Supporting First Lien Creditors, shall be dissolved and liquidated in accordance with the Plan and applicable law; provided, however, that EFCH and TCEH will not be liquidated until the EFH Effective Date, and shall remain subsidiaries of EFH Corp. that are disregarded from EFH Corp. for U.S. federal income tax purposes until such time; provided, further, that EFCH and TCEH shall be liquidated no later than immediately prior to the Merger Effective Time (which, for the avoidance of doubt, shall be on the EFH Effective Date as provided above) and, if not liquidated, shall be deemed dissolved immediately prior to the Merger Effective Time without any further court or corporate action, including the filing of any documents with the Secretary of State for any state in which either such Entity is incorporated or any other jurisdiction. For the avoidance of doubt, none of (i) the TCEH First Lien Supporting Creditors (ii) the TCEH Debtors; (iii) the Reorganized TCEH Debtors; (iv) the EFH Shared Services Debtors; (v) the Reorganized EFH Shared Services Debtors, or (vi) with respect to each of the foregoing Entities in clauses (i) through (vi), such Entity and its current and former Affiliates, and such Entities’ and their current and former Affiliates’ current and former directors, managers, officers, equity holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, and assigns, subsidiaries, and each of their respective current and former equity holders, officers, directors, managers, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, each in their capacity as such, shall have or incur any liability whatsoever in connection with or as a result of the dissolution or liquidation of any entity, in accordance with the terms of this Article IV.B.10(a).

(b)	Dissolution and Liquidation of Certain EFH Debtors and EFIH Debtors.
On or before the EFH Effective Date and before the Merger Effective Time, all EFH Debtors and EFIH Debtors, excluding: (a) EFH Corp.; (b) EFIH; (c) LSGT Gas Company LLC; (d) EECI, Inc., (e) EEC Holdings, Inc.; and (f) LSGT SACROC, Inc., not already disposed of, wound down, or liquidated in accordance with applicable law shall be deemed dissolved without any further court or corporate action, including the filing of any documents with the Secretary of State for any state in which any such subsidiary is incorporated or any other jurisdiction. On the EFH Effective Date, equity interests in EFH Non-Debtors shall be abandoned pursuant to section 554 of the Bankruptcy Code; provided, however, that equity interests in EFH Non-Debtor EFH Vermont Insurance Company shall not be abandoned and shall remain outstanding after the EFH Effective Date. For the avoidance of doubt, none of (i) the Plan Sponsor; (ii) Merger Sub; (iii) the EFH Debtors; (iv) the Reorganized EFH Debtors; (v) EFIH; (vi) Reorganized EFIH; (vii) any other entity acquired, directly or indirectly, by the Plan Sponsor pursuant to the terms of, or as a result of, the Plan, the Merger Agreement, or any related agreement, or (viii) with respect to each of the foregoing Entities in clauses (i) through (vii), such Entity and its current and former Affiliates, and such Entities’ and their current and former Affiliates’ current and former directors, managers, officers, equity holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, and assigns, subsidiaries, and each of their respective current and former equity holders, officers, directors, managers, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, each in their capacity as such, shall have or incur any liability whatsoever in connection with or as a result of the wind-down, disposition, or liquidation of any entity, or the abandonment of the equity interests in any entity, in accordance with the terms of this Article IV.B.10, including, for the avoidance of doubt, the liquidation of EFCH and TCEH in accordance with Article IV.B.10(a).
4.    Implementation of the TCEH Settlement.
The TCEH Settlement Claim is in consideration for the terms and conditions embodied in the Plan and the Settlement Agreement, as applicable, including settlement of any prepetition Claim or Cause of Action of the TCEH Debtors against the EFH Debtors, the EFIH Debtors, Oncor, the Holders of Interests in EFH Corp., or their Affiliates, pursuant to Bankruptcy Rule 9019, approved by the Bankruptcy Court.
In addition, on the TCEH Effective Date, and for the purposes of this Plan and the settlements and compromises incorporated herein or contemplated hereby, (a) Holders of Allowed TCEH First Lien Deficiency Claims will waive or be deemed to have waived, and the TCEH First Lien Agent will not take any action to interfere or that is inconsistent with the waiver of, any recovery or distribution on account of (but not voting rights in respect of) such Allowed TCEH First Lien Deficiency Claims (including on account of any recovery or distribution provided for in Article III.B.30) for the benefit of Holders of Allowed TCEH Deficiency Recipient Claims, and (b) all distributions of the TCEH Cash Payment that would otherwise have been distributed to, or for the benefit of, Holders of Allowed TCEH First Lien Deficiency Claims pursuant this Plan (including the distributions provided for in Article III.B.30) will instead be distributed Pro Rata to Holders of Allowed TCEH Deficiency Recipient Claims, such that each Holder of an Allowed TCEH Deficiency Recipient Claim receives a proportion thereof equal to the amount its Allowed TCEH Deficiency Recipient Claim bears to the aggregate amount of all Allowed TCEH Deficiency Recipient Claims; provided, however, that in full and final satisfaction, settlement, release, and discharge of all PCRB Claims and Causes of Action related to the PCRBs, PCRB Claims shall be deemed TCEH Deficiency Recipient Claims and Holders of Allowed PCRB Claims shall receive distributions of the TCEH Cash Payment that would otherwise have been distributed to, or for the benefit of, Holders of Allowed TCEH First Lien Deficiency Claims pursuant to this Plan (including the distributions provided for in Article III.B.30) only to the extent necessary to cause the distributions pursuant to this Plan (including the distributions provided for in Article III.B.30) to Holders of Allowed PCRB Claims to equal 54% of the distributions the Holders of Allowed PCRB Claims would have received pursuant to this Plan if the Allowed TCEH First Lien Deficiency Claims had been waived or deemed to have been waived for the benefit of all Holders of Allowed TCEH Unsecured Debt Claims and Allowed General Unsecured Claims Against the TCEH Debtors Other Than EFCH. For the avoidance of doubt, under no circumstance will any Holder of an Allowed TCEH First Lien Deficiency Claim receive any recovery or distribution on account of such Allowed TCEH First Lien Deficiency Claims under the Plan (including on account of any recovery or distribution provided for in Article III.B.30).
Solely for purposes of allocating the TCEH Cash Payment among the Holders of Allowed TCEH Unsecured Note Claims, Allowed TCEH Second Lien Note Claims, Allowed PCRB Claims, and Allowed General Unsecured Claims Against the TCEH Debtors Other Than EFCH:  (a) the Settlement Agreement Professional Fees of the TCEH Unsecured Ad Hoc Group and the TCEH Second Lien Consortium that (i) are actually paid pursuant to Paragraph P of the Settlement Order and (ii) are not subject to or covered by the TCEH Unsecured Notes Trustee’s and TCEH Second Lien Notes Trustee’s “charging liens,” respectively, shall reduce Pro Rata the distributions to all holders of Allowed TCEH Unsecured Note Claims, Allowed TCEH Second Lien Note Claims, Allowed PCRB Claims, and Allowed General Unsecured Claims Against the TCEH Debtors Other Than EFCH based on the amounts of the respective distributions such Holders would otherwise receive but for such reduction and after taking into account the other provisions of this Article IV.B.11; (b) the Settlement Agreement Professional Fees of the TCEH Unsecured Ad Hoc Group and TCEH Unsecured Notes Trustee that (i) are actually paid pursuant to Paragraph P of the Settlement Order and (ii) are subject to or covered by the TCEH Unsecured Note Trustee’s “charging lien” shall reduce Pro Rata the distributions to Holders of Allowed TCEH Unsecured Notes Claims based on the amounts of their Allowed Claims; and (c) the Settlement Agreement Professional Fees of the TCEH Second Lien Consortium and TCEH Second Lien Notes Trustee that (i) are actually paid pursuant to Paragraph P and (ii) are subject to or covered by the TCEH Second Lien Notes Trustee’s “charging lien,” shall reduce Pro Rata the distributions to holders of Allowed TCEH Second Lien Note Claims based on the amounts of their Allowed Claims.

C.	Sources of Consideration for Plan Distributions.
Distributions under the Plan with respect to the TCEH Debtors shall be funded with, as applicable: (1) Cash on hand at the TCEH Debtors; (2) the New Reorganized TCEH Debt and/or the Cash proceeds thereof; (3) the Cash proceeds of the Spin-Off Preferred Stock Sale or any sale of stock or securities pursuant to the Taxable Separation; (4) the Reorganized TCEH Common Stock; and (5) the Spin-Off TRA Rights (if any) or Taxable Separation TRA Rights (if any). The Reorganized EFH Debtors and the Reorganized EFIH Debtors shall fund distributions under the Plan, as applicable, with: (1) Cash on hand at EFH Corp. and EFIH; (2) the Plan Sponsor Cash Amount; (3) the NextEra Common Stock; and (4) the Reorganized EFH Common Stock. Distributions under the Plan with respect to the EFH Shared Services Debtors shall be funded with Cash on hand at the EFH Shared Services Debtors. Each distribution and issuance referred to in Article VI of the Plan shall be governed by the terms and conditions set forth herein applicable to such distribution or issuance and by the terms and conditions of the instruments or other documents evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance. The issuance of certain securities in connection with the Plan, including the Reorganized TCEH Common Stock and the Reorganized EFH Common Stock, will be exempt from SEC registration to the fullest extent permitted by law.
1.    Cash on Hand at the TCEH Debtors.
TCEH shall use Cash on hand at the TCEH Debtors to fund distributions to certain Holders of Claims against the TCEH Debtors in accordance with the Plan.
2.    New Reorganized TCEH Debt.
Before the Reorganized TCEH Conversion, OpCo shall enter into the New Reorganized TCEH Debt Documents and incur the New Reorganized TCEH Debt, provided, however, that if the Taxable Separation is effectuated pursuant to the terms and conditions set forth in Article IV.B.2, OpCo shall enter into the New Reorganized TCEH Debt Documents and incur the New Reorganized TCEH Debt on the TCEH Effective Date. Confirmation shall constitute approval of the New Reorganized TCEH Debt Documents (including the transactions contemplated thereby, and all actions to be undertaken, undertakings to be made, and obligations to be incurred by Reorganized TCEH in connection therewith), and authorization for Reorganized TCEH to enter into and execute the Reorganized TCEH Debt Documents, subject to such modifications as Reorganized TCEH may deem to be reasonably necessary to consummate the Reorganized TCEH Debt Documents.
OpCo will distribute the Cash proceeds of the New Reorganized TCEH Debt (or, at the TCEH Supporting First Lien Creditors’ election, all or a portion of such New Reorganized TCEH Debt to TCEH), and TCEH shall use such proceeds (or such New Reorganized TCEH Debt) to fund distributions to certain Holders of Claims against the TCEH Debtors in accordance with the Plan.
3.    Reorganized TCEH Common Stock.
Reorganized TCEH shall be authorized to issue 450,000,000 shares of Reorganized TCEH Common Stock, subject to dilution only by the Reorganized TCEH Debtor Management Incentive Plan. Reorganized TCEH shall issue all securities, instruments, certificates, and other documents required to be issued for the Reorganized TCEH Common Stock in respect of Reorganized TCEH or its subsidiaries. All of the shares of Reorganized TCEH Common Stock issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable.
Certain Holders of Reorganized TCEH Common Stock shall be parties to the Reorganized TCEH Registration Rights Agreement.
4.    Reorganized TCEH Sub Preferred Stock.
If the Spin-Off is effectuated pursuant to the terms and conditions set forth in Article IV.B.2, the Reorganized TCEH Debtors shall enter into the Spin-Off Preferred Stock Sale. Under the Spin-Off Preferred Stock Sale, the Preferred Stock Entity will be authorized to issue a certain number of shares of Reorganized TCEH Sub Preferred Stock, the terms of which shall be consistent with the description of the preferred stock contained in the IRS Submissions previously filed by the Debtors (unless otherwise consented to by the Debtors, the Plan Sponsor, and the TCEH Supporting First Lien Creditors (such consent not to be unreasonably withheld, delayed, or conditioned)). The Preferred Stock Entity shall issue all securities, instruments, certificates, and other documents required to be issued for the Reorganized TCEH Sub Preferred Stock in respect of Reorganized TCEH or its subsidiaries. All of the shares of Reorganized TCEH Sub Preferred Stock issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable.
Reorganized TCEH will distribute the Cash proceeds from the sale of the Reorganized TCEH Sub Preferred Stock to TCEH prior to the Reorganized TCEH Conversion, and TCEH shall use such proceeds to fund distributions to certain Holders of Allowed Claims against the TCEH Debtors in accordance with the Plan.
5.    Reorganized EFH Common Stock.
On the EFH Effective Date, Reorganized EFH shall be authorized to issue the Reorganized EFH Common Stock, which (a) Reorganized EFH Class A Common Stock constituting the EFH Creditor Recovery Pool shall be converted into a number of shares of Next Era Class A Common Stock equal to the NextEra Class A Common Stock Investment in accordance with the Merger Agreement and (b) Reorganized EFH Class B Common Stock constituting the EFIH Unsecured Creditor Recovery Pool shall be converted into a number of shares of NextEra Class B Common Stock equal to the NextEra Class B Common Stock Investment in accordance with the Merger Agreement.
Reorganized EFH shall issue all securities, instruments, certificates, and other documents required to be issued with respect to the Reorganized EFH Common Stock constituting the EFH Creditor Recovery Pool and constituting a portion of the EFIH Unsecured Creditor Recovery Pool in respect of Reorganized EFH or its subsidiaries. All of the shares of Reorganized EFH Common Stock issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable.
6.    NextEra Common Stock.
On the EFH Effective Date, in accordance with the Merger Agreement, the Plan Sponsor shall make the NextEra Common Stock Investment and shall be authorized to issue the NextEra Class A Common Stock constituting the NextEra Class A Common Stock Investment and shall be authorized to issue the NextEra Class B Common Stock Investment constituting the NextEra Class B Common Stock; provided, however, that the NextEra Common Stock constituting the NextEra Common Stock Investment shall be issued directly by the Plan Sponsor to the Exchange Agent to the extent required by the Merger Agreement. The Plan Sponsor shall issue all securities, instruments, certificates, and other documents required to be issued with respect to the NextEra Common Stock constituting the NextEra Common Stock Investment in respect of the Plan Sponsor or its subsidiaries. All of the shares of NextEra Common Stock issued in connection with the Plan shall be duly authorized, validly issued, fully paid, and non-assessable.
7.    Cash on Hand at EFH Corp. and EFIH.
Reorganized EFH and Reorganized EFIH shall use Cash on hand at EFH Corp. and EFIH to fund distributions to certain Holders of Allowed Claims against the EFH Debtors and the EFIH Debtors in accordance with the Plan.
8.    Plan Sponsor Cash Amount.
The EFH Debtors and the EFIH Debtors shall use the Plan Sponsor Cash Amount to fund distributions to certain Holders of Claims against the EFH Debtors and the EFIH Debtors in accordance with the Plan.
9.    Cash on Hand at EFH Shared Services Debtors.
Any Cash on hand at the EFH Shared Services Debtors as of the TCEH Effective Date shall be used to fund distributions to Holders of Allowed Claims against the EFH Shared Services Debtors in accordance with the terms of the Plan. Any Cash on hand at the EFH Shared Services Debtors that remains on hand after payment in full of all Allowed Claims against the EFH Shared Services Debtors pursuant to the Plan shall be transferred to Reorganized TCEH.

D.	Intercompany Account Settlement.
The Debtors and the Reorganized Debtors, as applicable, including, in the case of any Conflict Matter between any Debtors, each Debtor acting at the direction of its respective Disinterested Director or Manager and without the consent of any other Debtor, subject to the consent of the Plan Sponsor and the TCEH Supporting First Lien Creditors, as applicable (such consent not to be unreasonably withheld), shall be entitled to transfer funds between and among themselves as they determine to be necessary or advisable to enable the Reorganized Debtors to satisfy their obligations under the Plan; provided, however, that (1) the TCEH Debtors shall not transfer funds to a Debtor that is not a TCEH Debtor, and (2) the EFH Debtors and EFIH Debtors shall not transfer funds to a Debtor that is not an EFH Debtor or an EFIH Debtor, respectively, except as otherwise provided elsewhere in the Plan. Except as set forth herein, any changes in intercompany account balances resulting from such transfers will be accounted for and settled in accordance with the Reorganized Debtors’ historical intercompany account settlement practices and shall not violate the terms of the Plan.

E.	Competitive Tax Sharing Agreement.
On the TCEH Effective Date, the Competitive Tax Sharing Agreement shall automatically terminate as to the parties and all Claims and Causes of Action arising thereunder or in any way related thereto as to the parties shall be forever fully discharged, canceled, and released.

F.	Oncor Tax Sharing Agreement.
On the EFH Effective Date, the Oncor Tax Sharing Agreement will be assumed by Reorganized EFH, as such agreement may be amended or assigned in a manner agreed by Oncor, Reorganized EFH, and the Plan Sponsor.

G.	Corporate Existence.
Except as otherwise provided in the Plan, including as set forth in Article IV.B.11, each Debtor shall continue to exist after the Effective Date as a separate corporate Entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and by-laws (or other formation documents) in effect before the Effective Date, except to the extent such certificate of incorporation and by-laws (or other formation documents) are amended under the Plan or otherwise (consistent with the Merger Agreement, as applicable), and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval (other than any requisite filings required under applicable state or federal law). The Reorganized TCEH Debtors will continue to fund the Nuclear Decommissioning Obligations in the ordinary course of business after the TCEH Effective Date.

H.	Vesting of Assets in the Reorganized Debtors.
Except as otherwise provided in the Plan, on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors pursuant to the Plan shall vest in each applicable Reorganized Debtor, free and clear of all Liens, Claims, charges, Interests, or other encumbrances. Except as otherwise provided in the Plan, on and after the Effective Date, each of the Reorganized Debtors may operate their business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

I.	Cancelation of Existing Securities and Agreements.
Except as otherwise provided in the Plan (including Article III.B.19 and III.B.20), on and after the Effective Date, all notes, instruments, certificates, agreements, indentures, mortgages, security documents, and other documents evidencing Claims or Interests, including Other Secured Claims, TCEH First Lien Secured Claims, EFIH First Lien Note Claims, EFIH Second Lien Note Claims, EFCH 2037 Note Claims, TCEH Second Lien Note Claims, TCEH Unsecured Note Claims, PCRB Claims, EFIH Unsecured Note Claims, EFH Legacy Note Claims, EFH LBO Note Primary Claims, EFH LBO Note Guaranty Claims, EFH Unexchanged Note Claims, EFH Swap Claims, EFH Series N Note Claims, and DIP Claims, shall be deemed canceled, surrendered, and discharged without any need for further action or approval of the Bankruptcy Court or a Holder to take further action with respect to any note(s) or security and the obligations of the Debtors or Reorganized Debtors, as applicable, thereunder or in any way related thereto shall be deemed satisfied in full and discharged, and the Indenture Trustees, the TCEH First Lien Agent, and the DIP Agents shall be released from all duties thereunder; provided, however, that notwithstanding Confirmation or Consummation, any such indenture or agreement that governs the rights of the Holder of a Claim shall continue in effect solely for purposes of: (1) allowing Holders of Allowed Claims to receive distributions under the Plan; (2) allowing the Indenture Trustees, the TCEH First Lien Agent, and the DIP Agents to make the distributions in accordance with the Plan (if any), as applicable; (3) preserving any rights of the DIP Agents, the TCEH First Lien Agent, or the Indenture Trustees to payment of fees, expenses, and indemnification obligations as against any money or property distributable to the Holders under the relevant indenture, the TCEH Credit Agreement, the TCEH First Lien Intercreditor Agreement, or DIP Agreement, including any rights to priority of payment and/or to exercise charging liens; (4) allowing the Indenture Trustees, TCEH First Lien Agent, and DIP Agents to enforce any obligations owed to each of them under the Plan (including any Indenture Trustee’s pursuit of (x) the allowance of Makewhole Claims under the Plan, with respect to which the EFH Debtors and EFIH Debtors reserve all rights and (y) the EFIH First Lien Intercreditor Action or any other pending proceeding); and (5) allowing the Indenture Trustees, TCEH First Lien Agent, and DIP Agents to appear in the Chapter 11 Cases or any proceeding in which they are or may become a party; provided, further, however, that the preceding proviso shall not affect the discharge of Claims or Interests pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan, or result in any expense or liability to the Debtors or Reorganized Debtors, as applicable. For the avoidance of doubt, the TCEH First Lien Intercreditor Agreement, the TCEH Credit Agreement, and the TCEH First Lien Note Indenture remain in effect solely to the extent necessary to preserve the TCEH First Lien Creditor Allocation Disputes and the TCEH First Lien Creditor Deposit L/C Collateral Allocation Dispute, and any (a) claims or Causes of Action by the TCEH First Lien Notes Trustee, TCEH First Lien Agent, or Holders of TCEH First Lien Claims against other Holders of TCEH First Lien Claims, the TCEH First Lien Agent, or the TCEH First Lien Notes Trustee arising in connection with the TCEH First Lien Creditor Allocation Disputes, or (b) claims or Causes of Action by any Holder of Allowed Class C3 Claims against any other Holder of Allowed Class C3 Claims (other than the TCEH First Lien Agent, except in the TCEH First Lien Agent’s capacity as a nominal defendant to declaratory judgment claims in respect of which no monetary recovery is sought) in the TCEH First Lien Creditor Deposit L/C Collateral Allocation Dispute (or any claims, Causes of Action or defenses of any other party to such dispute); provided, further, however, that except as expressly set forth in the Plan, after the Effective Date, the Debtors and the Reorganized Debtors shall not be obligated to pay any fees or expenses under either the TCEH First Lien Intercreditor Agreement, the TCEH First Lien Note Indenture, or the TCEH Credit Agreement arising in connection with the TCEH First Lien Creditor Allocation Disputes or the TCEH First Lien Creditor Deposit L/C Collateral Allocation Dispute, and all related Claims shall be released and discharged consistent with Article VIII.A of the Plan. Notwithstanding the foregoing, the cancelation and discharge of the EFIH First Lien Note Indentures and the EFIH Second Lien Note Indenture shall be limited solely to the Debtors or Reorganized Debtors, and such cancelation and discharge shall be solely to the extent of payments made pursuant to Article III.B.19 or Article III.B.20 of the Plan, respectively. For the avoidance of doubt, the EFIH First Lien Note Indentures and the EFIH Second Lien Notes Indenture shall remain in effect (and the EFIH First Lien Notes Trustee and the EFIH Second Lien Notes Trustee shall remain as trustee, registrar, and paying agent for the purposes set forth in (1)-(5) of this section, as applicable).

J.	Corporate Action.
On the Effective Date, as applicable, all actions contemplated under the Plan with respect to the applicable Debtor or Reorganized Debtor, as applicable, shall be deemed authorized and approved in all respects, including: (1) implementation of the Restructuring Transactions, including execution of the Transaction Agreements and consummation of the Merger; (2) selection of the directors and officers for the Reorganized Debtors; (3) on the TCEH Effective Date, as applicable, adoption of, entry into, and assumption and/or assignment of the New Employee Agreements/Arrangements and the Employment Agreements; (4) adoption of the Reorganized TCEH Debtor Management Incentive Plan; (5) incurrence of the New Reorganized TCEH Debt and distribution of such New Reorganized TCEH Debt or the net proceeds, if any; (6) issuance and distribution of the Reorganized TCEH Common Stock; (7) implementation of the Taxable Separation (including any issuance of stock or securities thereunder); (8) (i) the Spin-Off Preferred Stock Sale (if any); (ii) issuance and distribution of the common stock of the Preferred Stock Entity (if any); and (iii) issuance of the Reorganized TCEH Sub Preferred Stock (if any) (9) issuance and distribution of the Reorganized EFH Common Stock (including its exchange for NextEra Common Stock); (10) issuance and distribution of the NextEra Common Stock pursuant to the Merger; (11) issuance and distribution of the common stock of the Preferred Stock Entity; and (12) all other actions contemplated under the Plan (whether to occur before, on, or after the Effective Date). All matters provided for herein involving the corporate structure of the Debtors or the Reorganized Debtors, as applicable, and any corporate action required by the Debtors or the Reorganized Debtors in connection with the Plan shall be deemed to have occurred and shall be in effect as of the Effective Date, without any requirement of further action by the Bankruptcy Court, the Debtors, the Reorganized Debtors, or their respective security holders, directors, managers, or officers. On or before the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors shall be authorized and, as applicable, directed to issue, execute, and deliver the agreements, documents, securities, and instruments, and take such actions, contemplated under the Plan (or necessary or desirable to effect the transactions contemplated under the Plan) in the name of and on behalf of the Debtors or the Reorganized Debtors, as applicable, including the New Reorganized TCEH Debt Documents, the Reorganized TCEH Common Stock, the common stock of the Preferred Stock Entity, the Reorganized TCEH Sub Preferred Stock, the Reorganized EFH Common Stock, the NextEra Common Stock, the Taxable Separation TRA Rights (if any), the Spin-off TRA Rights (if any), and the Merger Agreement, as applicable, and any and all other agreements, documents, securities, and instruments relating to the foregoing, and all such documents shall be deemed ratified. The authorizations and approvals contemplated by this Article IV.J shall be effective notwithstanding any requirements under non-bankruptcy law.

K.	New Organizational Documents.
The New Organizational Documents for Reorganized TCEH or any of its subsidiaries shall be consistent with the Tax Matters Agreement and in form and substance reasonably acceptable to TCEH and the TCEH Supporting First Lien Creditors.
The New Organizational Documents for Merger Sub and Reorganized EFIH shall be consistent with the Tax Matters Agreement and in form and substance reasonably acceptable to EFH Corp. and the Plan Sponsor.
On the Effective Date, each of the Reorganized Debtors will file its New Organizational Documents with the applicable Secretaries of State and/or other applicable authorities in its respective state of incorporation or formation in accordance with the applicable laws of the respective state of incorporation or formation. Pursuant to section 1123(a)(6) of the Bankruptcy Code, the New Organizational Documents will prohibit the issuance of non-voting equity securities. After the Effective Date, the Reorganized Debtors may amend and restate their respective New Organizational Documents and other constituent documents as permitted by the laws of their respective state of incorporation and its respective New Organizational Documents.

L.	Directors and Officers of the Reorganized Debtors.
As of the Effective Date, the term of the current members of the board of directors of the applicable Debtors shall expire, and the initial boards of directors, including the New Boards, as applicable, and the officers of each of the Reorganized Debtors shall be appointed in accordance with the respective New Organizational Documents. Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Debtors will disclose in the Plan Supplement the identity and affiliations of any person proposed to serve on the initial board of directors or be an officer of each of the Reorganized Debtors. To the extent any such director or officer of the Reorganized Debtors is an “insider” under the Bankruptcy Code, the Debtors also will disclose the nature of any compensation to be paid to such director or officer. With respect to the TCEH Debtors and EFH Shared Services Debtors, each such director and officer shall serve from and after the TCEH Effective Date pursuant to the terms of the New Organizational Documents, the New Employee Agreements/Arrangements, the Employment Agreements (assumed and assigned to Reorganized TCEH in accordance with the Plan and the Plan Supplement), and other constituent documents of the Reorganized TCEH Debtors and Reorganized EFH Shared Services Debtors.

M.	Section 1146 Exemption.
Pursuant to, and to the fullest extent permitted by, section 1146 of the Bankruptcy Code, any transfers of property pursuant to, in contemplation of, or in connection with, the Plan, including (1) the Restructuring Transactions; (2) the New Reorganized TCEH Debt; (3) the Reorganized TCEH Common Stock; (4) the Reorganized TCEH Preferred Stock (if any); (5) the common stock of the Preferred Stock Entity (if any); (6) the Reorganized TCEH Sub Preferred Stock (if any) (7) the Reorganized EFH Common Stock (including the exchange for NextEra Common Stock pursuant to and in accordance with the Merger Agreement); (8) the common stock of the Preferred Stock Entity; (9) the Reorganized TCEH Sub Preferred Stock; (10) the NextEra Common Stock issued in connection with the Plan Sponsor Investment; (11) the Spin-Off TRA Rights (if any); (12) the Taxable Separation TRA Rights (if any); (13) the assignment or surrender of any lease or sublease; and (14) the delivery of any deed or other instrument or transfer order, in furtherance of, or in connection with the Plan, including any deeds, bills of sale, or assignments executed in connection with any disposition or transfer of assets contemplated under the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer, mortgage recording tax, or other similar tax, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment.

N.	Director, Officer, Manager, and Employee Liability Insurance.
1.    TCEH Debtors and EFH Shared Services Debtors Director, Officer, Manager, and Employee Liability Insurance.
On or before the Effective Date, the TCEH Debtors and EFH Shared Services Debtors, on behalf of the Reorganized TCEH Debtors and the Reorganized EFH Shared Services Debtors, respectively, will obtain sufficient liability insurance policy coverage for the six-year period following the Effective Date for the benefit of the TCEH Debtors’ and EFH Shared Services Debtors’ respective current and former directors, managers, officers, and employees on terms no less favorable to the directors, managers, officers, and employees than the TCEH Debtors’ and EFH Shared Services Debtors’ respective existing director, officer, manager, and employee coverage and with an available aggregate limit of liability upon the Effective Date of no less than the aggregate limit of liability under the existing director, officer, manager, and employee coverage upon placement; provided, however, that the costs of such policies shall be reasonably allocated among the TCEH Debtors and the EFH Shared Services Debtors in a manner reasonably acceptable to the TCEH Debtors and EFH Shared Services Debtors and the TCEH Supporting First Lien Creditors. After the Effective Date, none of the TCEH Debtors, Reorganized TCEH Debtors, EFH Shared Services Debtors, or Reorganized EFH Shared Services Debtors shall terminate or otherwise reduce the coverage under any director, officer, manager, and employee insurance policies (including the “tail policy”) in effect on the Effective Date, with respect to conduct occurring prior thereto, and all officers, directors, managers, and employees of the TCEH Debtors or EFH Shared Services Debtors, as applicable, who served in such capacity at any time before the Effective Date shall be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such officers, directors, managers, or employees remain in such positions after the Effective Date.
2.    EFH Debtors and EFIH Debtors Director, Officer, Manager, and Employee Liability Insurance.
On or before the Effective Date, the EFH Debtors and EFIH Debtors, on behalf of the Reorganized EFH Debtors and Reorganized EFIH, shall obtain liability insurance policy coverage for the benefit of the EFH Debtors’ and EFIH Debtors’ respective current and former directors, managers, officers, and employees in accordance with the terms of the Merger Agreement, and shall thereafter maintain such insurance policy coverage to the extent provided by, and subject to the limitations of, the Merger Agreement.

O.	Reorganized TCEH Debtor Management Incentive Plan.
The Reorganized TCEH Debtor Management Incentive Plan is hereby approved in its entirety and shall be implemented on the TCEH Effective Date by the applicable Reorganized Debtors without any further action by the Reorganized TCEH Board or the Bankruptcy Court.

P.	Employee Obligations.
Except (i) as otherwise provided in the Plan or the Plan Supplement and (ii) with respect to the EFH Non‑Qualified Benefit Plans, which shall be terminated on the TCEH Effective Date pursuant to the EFH Confirmation Order as obligations of the EFH Debtors (any Allowed Claims arising from the termination of such EFH Non-Qualified Benefits Plans shall be treated pursuant to Article III.B.8 of the Plan), the (x) Reorganized TCEH Debtors shall honor the Debtors’ written contracts, agreements, policies, programs and plans for, among other things, compensation, reimbursement, indemnity, change of control, health care benefits, disability benefits, deferred compensation benefits, travel benefits, vacation and sick leave benefits, savings, severance benefits, retirement benefits, welfare benefits, relocation programs, life insurance and accidental death and dismemberment insurance, including written contracts, agreements, policies, programs and plans for bonuses and other incentives or compensation for the directors, officers and employees of any of the Debtors who served in such capacity at any time (including the compensation programs approved by the Bankruptcy Court pursuant to the 2015 Compensation Order and the 2016 Compensation Order) and (y) except as may be expressly set forth in the Merger Agreement, none of the EFH Debtors, the Reorganized EFH Debtors, the EFIH Debtors, the Reorganized EFIH Debtors, Oncor, the Plan Sponsor, or any Affiliate of the Plan Sponsor shall have any liability for the matters set forth in the foregoing clause (x). Any of the above-listed contracts, agreements, policies, programs and plans that is an executory contract, pursuant to sections 365 and 1123 of the Bankruptcy Code, shall be deemed assumed as of the TCEH Effective Date and, to the extent that any EFIH Debtor or EFH Debtor is a party to such executory contract, assigned to the Reorganized TCEH Debtors.

Q.	Preservation of Causes of Action.
In accordance with section 1123(b) of the Bankruptcy Code, but subject to Article VIII of the Plan, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue any and all Causes of Action belonging to their Estates, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the applicable Effective Date, other than: (i) the Causes of Action released by the Debtors pursuant to the releases and exculpations contained in the Plan, including in Article VIII, which shall be deemed released and waived by the Debtors and Reorganized Debtors as of the Effective Date; (ii) all Causes of Action that arise under sections 544, 547, 548, and 549 of the Bankruptcy Code and state fraudulent conveyance law; and (iii) the Causes of Action released by the Debtors pursuant to the Settlement Agreement.
The Reorganized Debtors may pursue such Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or the Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action against it. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled herein or in a Bankruptcy Court order, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of Confirmation or Consummation.
The Reorganized Debtors reserve and shall retain the Causes of Action notwithstanding the rejection of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action that a Debtor may hold against any Entity shall vest in the Reorganized Debtors. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court.

R.	Payment of Certain Fees.
1.    Payment of Fees of Certain Creditors of the EFIH Debtors.
Without any further notice to or action, order, or approval of the Bankruptcy Court, the EFH Plan Administrator Board shall pay from the EFH/EFIH Distribution Account on the EFH Effective Date any reasonable and documented unpaid fees and expenses incurred on or before the EFH Effective Date by professionals payable under the Merger Agreement.
The EFH Plan Administrator Board shall pay from the EFH/EFIH Distribution Account the reasonable and documented fees and expenses allowed under the EFIH Unsecured Note Indentures, and the EFH Notes Indentures; provided, however, that such fees and expenses shall be subject to approval by the Fee Committee, with respect to the reasonableness of such documented fees and expenses in their reasonable discretion, and the Bankruptcy Court; provided further, however, that such fees and expenses shall be paid on the EFH Effective Date or as soon as reasonably practicable thereafter following Fee Committee and Bankruptcy Court approval thereof; provided, further, that, for the avoidance of doubt, such fees and expenses shall not be included in the amount of any Allowed Claims under the EFIH Unsecured Notes Indentures or the EFH Notes Indentures.
Without any further notice to or action, order, or approval of the Bankruptcy Court, the EFH Plan Administrator Board shall pay from the EFH/EFIH Distribution Account the reasonable and documented fees and expenses of the Auditor in conducting the Post-Closing Report and as otherwise provided in the Merger Agreement.
All amounts distributed and paid pursuant to this Article IV.R.1. shall not be subject to disgorgement, setoff, recoupment, reduction, or reallocation of any kind.
2.    Payment of Fees of Certain Creditors of the TCEH Debtors.
Without any further notice to or action, order, or approval of the Bankruptcy Court, the Reorganized TCEH Debtors shall pay on the TCEH Effective Date any reasonable and documented unpaid fees and expenses incurred on or before the TCEH Effective Date by professionals (a) payable under (1) the TCEH DIP Order (which fees and expenses shall be paid by Reorganized TCEH), and (2) the Cash Collateral Order (which fees and expenses shall be paid by TCEH or Reorganized TCEH), including any applicable transaction, success, or similar fees for which the applicable Debtors have agreed to be obligated, and (b) retained by any individual member of the TCEH First Lien Ad Hoc Committee that is a TCEH Supporting First Lien Creditor. Reorganized TCEH shall indemnify (a) the TCEH First Lien Agent for any reasonable and documented fees and expenses (including the reasonable and documented fees and expenses of its counsel and agents) incurred after the TCEH Effective Date solely in connection with the implementation of the Plan, including but not limited to, making distributions pursuant to and in accordance with the Plan, and any disputes arising in connection therewith; and (b) any member or members of the TCEH First Lien Ad Hoc Committee for any reasonable and documented fees and expenses (including the reasonable and documented fees and expenses of its counsel and agents) incurred after the TCEH Effective Date solely in connection with the TCEH First Lien Creditor Deposit L/C Collateral Allocation Dispute.
All amounts distributed and paid pursuant to this Article IV.R.2 shall not be subject to disgorgement, setoff, recoupment, reduction, or reallocation of any kind.

S.	Treatment of Certain Claims of the PBGC and Pension Plan.
Nothing in the Chapter 11 Cases, the Disclosure Statement, the Plan, the Confirmation Order, or any other document filed in the Chapter 11 Cases shall be construed to discharge, release, limit, or relieve any individual from any claim by the PBGC or the Pension Plans for breach of any fiduciary duty under ERISA, including prohibited transactions, with respect to the Pension Plans, subject to any and all applicable rights and defenses of such parties, which are expressly preserved. The PBGC and the Pension Plans shall not be enjoined or precluded from enforcing such fiduciary duty or related liability by any of the provisions of the Disclosure Statement, Plan, Confirmation Order, Bankruptcy Code, or other document filed in the Chapter 11 Cases. For the avoidance of doubt, the Reorganized Debtors shall not be released from any liability or obligation under ERISA, the Internal Revenue Code, and any other applicable law relating to or arising from the Pension Plans.

T.	Spin-Off Tax Receivable Agreement.
If the Spin-Off is effectuated pursuant to the terms and conditions set forth in Article IV.B.2, at the election of the TCEH Supporting First Lien Creditors, on the TCEH Effective Date and before the Distribution, Reorganized TCEH shall enter into the Spin-Off Tax Receivable Agreement, under which Reorganized TCEH shall agree to make payments in respect of its (or its subsidiaries’) specified tax items to or for the benefit of the TCEH First Lien Creditors (or their assigns). In addition, and notwithstanding the foregoing, Reorganized TCEH may enter into one or more tax receivable agreements or other similar arrangements after the Distribution. Only Holders of Allowed TCEH First Lien Secured Claims that timely return a TRA Information Form shall be entitled to receive beneficial interests in the Spin-Off TRA Rights (if any). Holders of Allowed TCEH First Lien Secured Claims that fail to timely return a properly completed TRA Information Form shall not receive any beneficial interests in the Spin-Off TRA Rights (if any) or any entitlement to any other distribution or consideration on account of or in connection with the Spin-Off Tax Receivable Agreement.

U.	Taxable Separation Tax Receivable Agreement.
If the Spin-Off is not effectuated pursuant to the terms and conditions set forth in Article IV.B.2, at the election of the TCEH Supporting First Lien Creditors, on the TCEH Effective Date before the Distribution, Reorganized TCEH shall enter into the Taxable Separation Tax Receivable Agreement, under which Reorganized TCEH shall agree to make payments in respect of Reorganized TCEH’s (or its subsidiaries’) specified tax items to or for the benefit of the TCEH First Lien Creditors (or their assigns). In addition, and notwithstanding the foregoing, Reorganized TCEH (or one or more of its subsidiaries) may enter into one or more tax receivable agreements or other similar arrangements after the TCEH Effective Date. Only Holders of Allowed TCEH First Lien Secured Claims that timely return a properly completed TRA Information Form shall be entitled to receive beneficial interests in the Taxable Separation TRA Rights (if any). Holders of Allowed TCEH First Lien Secured Claims that fail to timely return a TRA Information Form shall not receive any beneficial interests in the Taxable Separation TRA Rights (if any) or any entitlement to any other distribution or consideration on account of or in connection with the Taxable Separation Tax Receivable Agreement.
ARTICLE V.
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Assumption and Rejection of Executory Contracts and Unexpired Leases.
1.    Rejection of EFH Debtor and EFIH Debtor Executory Contracts and Unexpired Leases
On the EFH Effective Date, except as otherwise provided herein or in the Confirmation Order, all Executory Contracts or Unexpired Leases of the EFH Debtors or the EFIH Debtors, not previously assumed or rejected pursuant to an order of the Bankruptcy Court, including the TCEH Confirmation Order or the EFH Confirmation Order, will be deemed to be Rejected Executory Contracts or Unexpired Leases, in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than those Executory Contracts or Unexpired Leases that are: (1) identified on the EFH/EFIH Assumed Executory Contract and Unexpired Lease List; (2) the subject of a motion to assume Executory Contracts or Unexpired Leases that is pending on the Confirmation Date; or (3) subject to a motion to reject an Executory Contract or Unexpired Lease pursuant to which the requested effective date of such rejection is after the Effective Date; provided that each of (1), (2) and (3) must be in form and substance acceptable to the Plan Sponsor. Entry of the EFH Confirmation Order by the Bankruptcy Court shall constitute approval of such rejections and the assignments and/or assumptions of the Executory Contracts or Unexpired Leases listed on the EFH/EFIH Assumed Executory Contract and Unexpired Lease List pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Any motions to assume Executory Contracts or Unexpired Leases of the EFH Debtors or EFIH Debtors pending on the EFH Effective Date shall be subject to approval by the Bankruptcy Court on or after the Effective Date by a Final Order. Each Executory Contract and Unexpired Lease assumed pursuant to this Article V.A.1 or by any order of the Bankruptcy Court, which has not been assigned to a third party before the Confirmation Date, shall revest in and be fully enforceable by Reorganized EFH or Reorganize EFIH, as applicable, or their successors in accordance with its terms, except as such terms are modified by the Plan or any order of the Bankruptcy Court authorizing and providing for its assumption under applicable federal law. The Plan Sponsor, Reorganized EFH, and Reorganized EFIH, as applicable, reserve the right to alter, amend, modify, or supplement the EFH/EFIH Assumed Executory Contract and Unexpired Lease List and the schedules of Executory Contracts and Unexpired Leases with respect to EFH, Reorganized EFH, EFIH, and Reorganized EFIH at any time through and including 45 days after the Effective Date, without incurrence of any penalty or changing the priority or security of any Claim as a result of such treatment change. For the avoidance of doubt, and notwithstanding anything herein to the contrary, the Tax Matters Agreement, the Transition Services Agreement, and the Separation Agreement, to the extent in the form attached to the Merger Agreement or as amended or modified in accordance with their respective terms and with the consent of the Plan Sponsor, shall be EFH/EFIH Assumed Executory Contracts or Unexpired Leases.
2.    Assumption of TCEH Debtor Executory Contracts and Unexpired Leases.
On the TCEH Effective Date, except as otherwise provided herein, all TCEH Executory Contracts or Unexpired Leases of the TCEH Debtors, not previously assumed or rejected pursuant to an order of the Bankruptcy Court, will be deemed to be TCEH Assumed Executory Contracts or Unexpired Leases, in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than those Executory Contracts or Unexpired Leases that: (1) previously were assumed or rejected by the Debtors; (2) are identified on the TCEH Rejected Executory Contract and Unexpired Lease List; (3) are the subject of a motion to reject TCEH Executory Contracts or Unexpired Leases that is pending on the Confirmation Date; or (4) are subject to a motion to reject a TCEH Executory Contract or Unexpired Lease pursuant to which the requested effective date of such rejection is after the Effective Date; provided that each of (2), (3) and (4) must be in form and substance reasonably acceptable to the TCEH Supporting First Lien Creditors. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assignments and/or assumptions and the rejection of the Executory Contracts or Unexpired Leases listed on the Rejected Executory Contract and Unexpired Lease List pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Any motions to assume Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by the Bankruptcy Court on or after the Effective Date by a Final Order. Each Executory Contract and Unexpired Lease assumed pursuant to this Article V.A.2 or by any order of the Bankruptcy Court, which has not been assigned to a third party before the Confirmation Date, shall revest in and be fully enforceable by the Reorganized TCEH Debtors in accordance with its terms, except as such terms are modified by the Plan or any order of the Bankruptcy Court authorizing and providing for its assumption under applicable federal law. Notwithstanding anything this Article V.A.2 to the contrary, the Employment Agreements, the New Employee Agreements/Arrangements, and the Executive Severance Policy shall be deemed to be entered into or assumed and/or assigned (as applicable) to Reorganized TCEH on the TCEH Effective Date, and Reorganized TCEH shall be responsible for any cure costs arising from or related to the assumption of such Employment Agreement or Executive Severance Policy; provided that, for the avoidance of doubt, in the event any party to an Employment Agreement and the Reorganized EFH Debtors or Reorganized EFIH Debtors mutually agree that such party’s Employment Agreement shall be assumed by Reorganized EFH or Reorganized EFIH and not assigned to Reorganized TCEH, the consent of the Plan Sponsor shall be required with respect to such assumption and the Reorganized EFH Debtors and Reorganized EFIH Debtors, as applicable, shall be responsible for any cure costs arising from or related to the assumption of such Employment Agreements. Additionally, notwithstanding anything to the contrary in the Plan, the Plan Supplement, the Executive Severance Policy, or any Employment Agreement, the occurrence of the TCEH Effective Date shall be deemed to constitute a “change in control” under the Executive Severance Policy and each Employment Agreement. On the TCEH Effective Date, Reorganized TCEH shall execute a written agreement (in a form reasonably acceptable to the TCEH Supporting First Lien Creditors) with each employee who is party to an Employment Agreement acknowledging that the transactions consummated upon the occurrence of the TCEH Effective Date shall constitute a “change in control” under such employee’s Employment Agreement. The Debtors or the Reorganized Debtors, as applicable, with the reasonable consent of the Plan Sponsor and the TCEH Supporting First Lien Creditors, reserve the right to alter, amend, modify, or supplement the schedules of Executory Contracts and Unexpired Leases with respect to such Debtors and Reorganized Debtors at any time through and including 45 days after the Effective Date, without incurrence of any penalty or changing the priority or security of any Claim as a result of such treatment change. For the avoidance of doubt, and notwithstanding anything herein to the contrary, the Tax Matters Agreement, Transition Services Agreement, Separation Agreement, and Amended and Restated Split Participant Agreement shall be TCEH Assumed Executory Contracts or Unexpired Leases.

B.	Claims Based on Rejection of Executory Contracts or Unexpired Leases.
Unless otherwise provided by a Final Order of the Bankruptcy Court, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to the Plan or the Confirmation Order, if any, must be Filed within 30 days after the later of: (1) the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection; and (2) the effective date of such rejection. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not Filed within such time will be automatically disallowed, forever barred from assertion, and shall not be enforceable against the Debtors or the Reorganized Debtors, the Estates, or their property without the need for any objection by the Reorganized Debtors or further notice to, or action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Schedules or a Proof of Claim to the contrary. All Allowed Claims arising from the rejection of the Debtors’ Executory Contracts or Unexpired Leases shall be classified as General Unsecured Claims against the applicable Debtor and shall be treated in accordance with the Plan, unless a different security or priority is otherwise asserted in such Proof of Claim and Allowed in accordance with Article VII of the Plan.

C.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases.
Any monetary defaults under each Assumed Executory Contract or Unexpired Lease shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date, subject to the limitation described below, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree. In the event of a dispute regarding (1) the amount of any payments to cure such a default, (2) the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed, or (3) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption. At least 14 days before the applicable Confirmation Hearing, the Debtors will provide for notices of proposed assumption and proposed cure amounts to be sent to applicable third parties and for procedures for objecting thereto and resolution of disputes by the Bankruptcy Court. Any objection by a counterparty to an Executory Contract or Unexpired Lease to a proposed assumption or related cure amount must be Filed, served, and actually received by the Debtors at least seven (7) days before the applicable Confirmation Hearing. Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption or cure amount will be deemed to have consented to such assumption or proposed cure amount.
Assumption of any Executory Contract or Unexpired Lease shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any Assumed Executory Contract or Unexpired Lease at any time before the effective date of assumption. Any Proofs of Claim Filed with respect to an Assumed Executory Contract or Unexpired Lease shall be deemed disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court.

D.	Preexisting Obligations to the Debtors under Executory Contracts and Unexpired Leases.
Rejection of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall not constitute a termination of preexisting obligations owed by the Executory Contract or Unexpired Lease counterparty or counterparties to the Debtors or the Reorganized Debtors, as applicable, under such Executory Contracts or Unexpired Leases.

E.	Indemnification Obligations.
1.    Indemnification Obligations of the TCEH Debtors and EFH Shared Services Debtors.
Notwithstanding anything in the Plan to the contrary, each Indemnification Obligation of any TCEH Debtor or EFH Shared Services Debtor shall be assumed by the applicable TCEH Debtor or EFH Shared Services Debtor, effective as of the Effective Date, pursuant to sections 365 and 1123 of the Bankruptcy Code or otherwise. Each such Indemnification Obligation shall remain in full force and effect, shall not be modified, reduced, discharged, impaired, or otherwise affected in any way, and shall survive Unimpaired and unaffected, irrespective of when such obligation arose.
The TCEH Debtors, Reorganized TCEH, EFH Shared Services Debtors, and Reorganized EFH Shared Services Debtors shall assume the Indemnification Obligations for the current and former directors, officers, managers, employees, and other professionals of the TCEH Debtors and EFH Shared Services Debtors, as applicable, in their capacities as such; provided that the TCEH Debtors, Reorganized TCEH, EFH Shared Services Debtors, and Reorganized EFH Shared Services Debtors shall not assume, and shall not have any liability for or any obligations in respect of, any Indemnification Obligations for the current and former directors, officers, managers, employees, and other professionals of the EFH Debtors or EFIH Debtors, in their capacities as such, and the EFH Debtors, Reorganized EFH, EFIH Debtors, and Reorganized EFIH shall not assume, and shall not have any liability for or any obligations in respect of, any Indemnification Obligations for the current and former directors, officers, managers, employees, and other professionals of the TCEH Debtors or the EFH Shared Services Debtors, in their capacities as such.
Notwithstanding the foregoing, nothing shall impair the ability of the Reorganized TCEH Debtors and Reorganized EFH Shared Services Debtors, as applicable, to modify indemnification obligations (whether in the bylaws, certificates or incorporate or formation, limited liability company agreements, other organizational or formation documents, board resolutions, indemnification agreements, employment contracts, or otherwise) for acts or omissions arising after the Effective Date.
2.    Indemnification Obligations of the EFH Debtors and EFIH Debtors.
Notwithstanding anything in the Plan to the contrary, from and after the Effective Date, each Indemnification Obligation of any EFH Debtor or EFIH Debtor shall be treated in accordance with Section [6.8] of the Merger Agreement.
Notwithstanding the foregoing, nothing shall impair the ability of Reorganized EFH or Reorganized EFIH, as applicable, to modify indemnification obligations (whether in the bylaws, certificates or incorporate or formation, limited liability company agreements, other organizational or formation documents, board resolutions, indemnification agreements, employment contracts, or otherwise) for acts or omissions arising after the Effective Date.

F.	Insurance Policies.
Each of the Debtors’ Insurance Policies are treated as Executory Contracts under the Plan. Unless otherwise provided in the Plan, on the TCEH Effective Date, the TCEH Debtors and EFH Shared Services Debtors, as applicable, shall be deemed to have assumed all insurance policies and any agreements, documents, and instruments relating to coverage of all insured Claims, and such Insurance Policies shall not be impaired in any way by the Plan or the Confirmation Order, but rather will remain valid and enforceable in accordance with their terms.
Notwithstanding Article V.A.1 of the Plan, except to the extent that the Plan Sponsor elects, in its sole discretion, to list an Insurance Policy (or Insurance Policies) on the EFH/EFIH Rejected Executory Contract and Unexpired Lease List, on the EFH Effective Date, the EFH Debtors and EFIH Debtors, as applicable, shall be deemed to have assumed all insurance policies and any agreements, documents, and instruments relating to coverage of all insured Claims against the EFH Debtors or EFIH Debtors, as applicable, and such Insurance Policies shall not be impaired in any way by the Plan or the Confirmation Order, but rather will remain valid and enforceable against the Reorganized EFH Debtors or Reorganized EFIH Debtors, as applicable, in accordance with their terms.

G.	Modifications, Amendments, Supplements, Restatements, or Other Agreements.
Unless otherwise provided in the Plan, each Executory Contract or Unexpired Lease that is assumed shall include all modifications, amendments, supplements, or restatements, thereto or thereof, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements have been previously rejected or repudiated or is rejected or repudiated under the Plan.
Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

H.	Reservation of Rights.
Neither the exclusion nor inclusion of any Executory Contract or Unexpired Lease on the Rejected Executory Contract and Unexpired Lease List or the Assumed Executory Contract and Unexpired Lease List, nor anything contained in the Plan, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any of the Reorganized Debtors has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or the Reorganized Debtors, as applicable, shall have 30 days following entry of a Final Order resolving such dispute to alter its treatment of such contract or lease.

I.	Nonoccurrence of Effective Date.
In the event that the Effective Date does not occur with respect to a Debtor, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases with respect to such Debtor pursuant to section 365(d)(4) of the Bankruptcy Code, unless such deadline(s) have expired.

J.	Contracts and Leases Entered Into After the Petition Date.
Contracts and leases entered into after the Petition Date by any Debtor, including any Assumed Executory Contracts or Unexpired Leases, will be performed by the applicable Debtor or the applicable Reorganized Debtor liable thereunder in the ordinary course of their business. Accordingly, any such contracts and leases (including any Assumed Executory Contracts or Unexpired Leases) that have not been rejected as of the date of the Confirmation Date shall survive and remain unaffected by entry of the Confirmation Order.
ARTICLE VI.
PROVISIONS GOVERNING DISTRIBUTIONS

A.	Timing and Calculation of Amounts to Be Distributed.
Unless otherwise provided in the Plan, on the Effective Date (or if a Claim or Interest is not an Allowed Claim or Allowed Interest on the Effective Date, on the date that such Claim or Interest becomes an Allowed Claim or Allowed Interest, or as soon as reasonably practicable thereafter), each Holder of an Allowed Claim or Allowed Interest shall receive the full amount of the distributions that the Plan provides for Allowed Claims and Allowed Interest in the applicable Class. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date. If and to the extent that there are Disputed Claims or Disputed Interests, distributions on account of any such Disputed Claims or Disputed Interests shall be made pursuant to the provisions set forth in Article VII of the Plan. Except as otherwise provided in the Plan, Holders of Claims and Interests shall not be entitled to interest, dividends, or accruals on the distributions provided for in the Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date. For the avoidance of doubt, distributions to Holders of Allowed Class C3 Claims shall be made in accordance with Article III.B.29 of the Plan, notwithstanding the pendency of the TCEH First Lien Creditor Deposit L/C Collateral Allocation Dispute.
With respect to Holders of Class C5 Claims that are Allowed as of the TCEH Effective Date, the amount of the Effective Date distribution will be calculated as if each Disputed Class C5 Claim were an Allowed Class C5 Claim equal to the lesser of (a) the asserted amount of such Claim and (b) the amount estimated by the Bankruptcy Court in accordance with Article VII.C of the Plan. On each Periodic Distribution Date, the Disbursing Agent shall make additional Pro Rata distributions to Holders of Allowed Class C5 Claims until such Claims have received the maximum recovery available to Holders of Class C5 Claims under the Plan.
Before the TCEH Effective Date, the TCEH Debtors shall create, in consultation with the TCEH Committee, a list of Disputed Class C5 Claims that shall be Allowed Class C5 Claims as of the TCEH Effective Date. Following the creation of such list, the TCEH Debtors shall, as soon as reasonably practicable thereafter submit, to the Bankruptcy Court an order, in form and substance reasonably acceptable to the TCEH Committee, allowing such Claims; provided, however, that entry of such order shall not in any way impede, delay, or otherwise interfere with the occurrence of the TCEH Effective Date.
As set forth in Article IV.B.9(c) and IV.B.9(d) of the Plan, Holders of Allowed Class B3 and Allowed Class B4 Claims shall receive a distribution on the EFH Effective Date or as soon as reasonably practicable after the EFH Effective Date, except with respect to (a) distributions made on account of Makewhole Claims based on or derived from EFIH First Lien Notes and EFIH Second Lien Notes, and Allowed by Final Order after the EFH Effective Date (which Allowed Makewhole Claims shall be paid in full, in Cash, as soon as reasonably practicable after becoming Allowed Makewhole Claims by Final Order) and (b) all reasonable and documented fees and expenses (as set forth in Article III.B.19(b)(iii) and Article III.B.20(b)(iii)) (which shall be paid in full in cash as soon as reasonably practicable following completion of the fee review process to be set forth in the Plan Supplement. To the extent the unpaid principal and interest (including Additional Interest and interest on interest) for the EFIH Second Lien Notes are not paid to the EFIH Second Lien Trustee under the EFIH Second Lien Indenture on the EFH Effective Date, then Holders of EFIH Second Lien Notes will continue to accrue interest on such unpaid amounts). To the extent the unpaid interest (including Additional Interest and interest on interest for the EFIH First Lien Notes) are not paid on the EFH Effective Date, then Holders of EFIH First Lien Notes will continue to accrue interest on such unpaid amounts.
Holders of Allowed Class B6 Claims (excluding Unsecured Makewhole Claims based on or derived from EFIH First Lien Notes and EFIH Second Lien Notes, which are separately addressed in this Article VI.A) may receive a distribution on the EFH Effective Date. The size of the distribution is dependent on, among other factors, (a) resolution of all Claims against the EFH Debtors and the EFIH Debtors, excluding any Makewhole Claim that is either an EFIH First Lien Note Claim or an EFIH Second Lien Note Claim but including resolution of the amount of reasonable fees and expenses for the EFIH First Lien Notes and EFIH Second Lien Notes, (b) the payment of all Professional Fee Claims from the EFH Professional Fee Escrow Account and the EFIH Professional Fee Escrow Account and any amounts remaining in such accounts have been refunded to the EFH/EFIH Distribution Account, (c) the payment of the unpaid reasonable and documented fees and expenses allowed under the EFIH Unsecured Notes Indenture and the EFH Notes Indentures (which fees and expenses, for the avoidance of doubt, shall not be included in the amount of any Allowed Claims under the EFIH Unsecured Notes Indenture or the EFH Notes Indenture), (d) the conclusion of the Post-Closing Audit according to the terms of the Merger Agreement and the payments to or from the EFH/EFIH Distribution Account based on the results of the Post-Closing Audit, and (e) ensuring sufficient reserves are in place to fund (1) General Administrative Claims Against the EFH Debtors and General Administrative Claims Against the EFIH Debtors, and Priority Tax Claims Against the EFH Debtors and Priority Tax Claims Against the EFIH Debtors, (2) post-EFH Effective Date Professional Fee Claims and reasonable and documented post-EFH Effective Date fees and expenses that are allowed under the EFIH First Lien Notes, the EFIH First Lien Note Indentures, and/or any related agreement, or the EFIH Second Lien Notes, the EFIH Second Lien Note Indenture, and/or any related agreement, and (3) the costs of winding down the EFH Debtors and EFIH Debtors.
Except as set forth in this Article VI.A and in Article IV.B.9(b)-9(d) of the Plan, no distributions shall otherwise made to Holders of Claims against the EFH Debtors or the EFIH Debtors, until the EFH Plan Administrator Board has made determinations with respect to factors (a)-(e) in the above paragraph of this Article VI.A.
Any Makewhole Claim based on or derived from the EFIH First Lien Notes or EFIH Second Lien Notes that is first Allowed after the EFH Effective Date (whether Allowed as Secured Class B3 or Class B4 Claims, as applicable, or as Unsecured Class B6 Claims) shall be paid in full, in Cash, by Reorganized EFIH as reasonably practicable after becoming Allowed Makewhole Claims by Final Order, and such Cash shall not be subtracted from the EFH/EFIH Distribution Account. Any Makewhole Claim against an EFH Debtor or an EFIH Debtor that is not based on or derived from the EFIH First Lien Notes or EFIH Second Lien Notes that becomes Allowed, whether before, on, or after the EFH Effective Date, shall receive treatment set forth in its respective class set forth in Article III.B of the Plan, and none of (i) the Plan Sponsor; (ii) Merger Sub; (iii) the EFH Debtors; (iv) the Reorganized EFH Debtors; (v) EFIH; (vi) Reorganized EFIH; (vii) any other entity acquired, directly or indirectly, by the Plan Sponsor pursuant to the terms of, or as a result of, the Plan, the Merger Agreement, or any related agreement, or (viii) with respect to each of the foregoing Entities in clauses (i) through (vii), such Entity and its current and former Affiliates, and such Entities’ and their current and former Affiliates’ current and former directors, managers, officers, equity holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, and assigns, subsidiaries, and each of their respective current and former equity holders, officers, directors, managers, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, each in their capacity as such, shall have or incur any liability whatsoever in connection with or as a result of such Makewhole Claim being Allowed.

B.	Rights and Powers of EFH Plan Administrator Board.
The EFH Plan Administrator Board shall be authorized to direct the Disbursing Agent to make distributions from the EFH/EFIH Distribution Account to Holders of Allowed Claims and Allowed Interests against the EFH Debtors and the EFIH Debtors on the EFH Effective Date, or as soon as reasonably practicable thereafter, in accordance with the Plan and to exercise such other powers as may be vested in the EFH Plan Administrator Board by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the EFH Plan Administrator Board to be necessary and proper to implement the provisions of the Plan. The EFH Plan Administrator Board shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court.
The EFH Plan Administrator Board may, but is not required to, establish governance and organizational documents before or after the EFH Effective Date (but to the extent such governance and organizational documents are established before the EFH Effective Date, they will be filed with the Bankruptcy Court). Any Holder of a Claim or Interest seeking to compel the EFH Plan Administrator Board to make distributions from the EFH/EFIH Distribution Account or manage any reserves shall seek relief from the Bankruptcy Court in accordance with the Federal Rules of Bankruptcy Procedure, the Local Bankruptcy Rules for the District of Delaware, and any other applicable rules or procedures. The EFH Plan Administrator Board or its professionals on behalf of the EFH Plan Administrator Board shall keep an accounting of distributions made from, and funds contributed to, the EFH/EFIH Distribution Account that sets forth whether such distributions or contributions, as applicable, were made for the benefit of the EFH Debtors or their creditors, on the one hand, or the EFIH Debtors on the other hand. Such accounting will be shared with the professionals for the Holders of Claims and Interests Against the EFH Debtors and EFIH Debtors, including the EFIH Unsecured Notes Trustee and the advisors to the EFIH Unsecured Notes Trustee, on a professionals’ eyes only basis.

C.	Disbursing Agent.
All distributions under the Plan shall be made to Holders of Allowed Claims and Allowed Interests by the Disbursing Agent (including at the direction of the EFH Plan Administrator Board, as applicable) on the applicable Effective Date, or as soon as reasonably practicable thereafter, in accordance with the Plan. The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court.

D.	Rights and Powers of Disbursing Agent.
1.    Powers of the Disbursing Agent.
The Disbursing Agent shall be empowered to: (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (b) make all distributions contemplated hereby, including making distributions from the EFH/EFIH Distribution Account at the direction of the EFH Plan Administrator Board; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions of the Plan.
2.    Expenses Incurred On or After the Effective Date.
Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent in performing its duties under the Plan on or after the Effective Date (including taxes) and any reasonable compensation and expense reimbursement claims (including reasonable attorney fees and expenses) made by the Disbursing Agent shall be paid in Cash by the Reorganized Debtors. Reorganized TCEH and the Reorganized EFH Shared Services Debtors shall only be obligated to pay the reasonable fees and expenses incurred by the Disbursing Agent for distributions related to Claims against the TCEH Debtors and the EFH Shared Services Debtors, and the Reorganized EFH Debtors and Reorganized EFIH Debtors shall only be obligated to pay the reasonable fees and expenses incurred by the Disbursing Agent for distributions related to Claims against the EFH Debtors and EFIH Debtors.

E.	Delivery of Distributions and Undeliverable or Unclaimed Distributions.
1.    Record Date for Distribution.
On the Distribution Record Date, the Claims Register shall be closed and any party responsible for making distributions shall be authorized and entitled to recognize only those record Holders listed on the Claims Register as of the close of business on the Distribution Record Date. The record Holder for the TCEH Credit Agreement Claims solely for purposes of the Distribution Record Date shall be the TCEH First Lien Administrative Agent.
2.    Delivery of Distributions in General.
Except as otherwise provided herein, the Reorganized Debtors shall make distributions to Holders of Allowed Claims and Allowed Interests as of the Distribution Record Date at the address for each such Holder as indicated on the Debtors’ records as of the date of any such distribution; provided, however, that the Distribution Record Date shall not apply to publicly-traded Securities. The manner of such distributions shall be determined at the discretion of the Reorganized Debtors, and the address for each Holder of an Allowed Claim or Allowed Interest shall be deemed to be the address set forth in any Proof of Claim or Interest Filed by that Holder.
3.    Delivery of Distributions on DIP Claims.
All distributions on account of DIP Claims shall be made to the applicable DIP Agent, who shall be deemed to be the Holder of such DIP Claims, as applicable, for purposes of distributions to be made hereunder. As soon as practicable following compliance with the requirements set forth in this Article VI, the applicable DIP Agent shall arrange to deliver or direct the delivery of such distributions to or on behalf of the Holders of DIP Claims in accordance with the terms of the DIP Facilities, as applicable, subject to any modifications to such distributions in accordance with the terms of the Plan; provided, however, that the DIP Agents shall retain all rights as administrative agents under the DIP Facilities in connection with the delivery of distributions to DIP Lenders. The DIP Agents shall not have any liability to any person with respect to distributions made or directed to be made by the DIP Agents.

4.    Delivery of Distributions on TCEH First Lien Claims.
To the extent that the TCEH First Lien Creditor Plan Distribution Allocation Order provides that any of the TCEH First Lien Creditor Distributions are Collateral (as that term is used in the TCEH First Lien Intercreditor Agreement) or proceeds of Collateral (as that term is used in the TCEH First Lien Intercreditor Agreement), then such distributions shall be made to the TCEH First Lien Collateral Agent for further distribution to the Secured Debt Representatives (as defined in the TCEH First Lien Intercreditor Agreement) pursuant to and in accordance with the Plan and the TCEH First Lien Creditor Plan Distribution Allocation Order, and the Secured Debt Representatives (as defined in the TCEH First Lien Intercreditor Agreement) shall in turn make such distributions to the Holders of Allowed Class C3 Claims pursuant to and in accordance with the Plan and the TCEH First Lien Creditor Plan Distribution Allocation Order. To the extent that the TCEH First Lien Creditor Plan Distribution Allocation Order provides that any of the TCEH First Lien Creditor Distributions are not Collateral (as that term is used in the TCEH First Lien Intercreditor Agreement) or proceeds of Collateral (as that term is used in the TCEH First Lien Intercreditor Agreement), then such distributions shall be made to the Secured Debt Representatives (as defined in the TCEH First Lien Intercreditor Agreement) for further distribution directly to the Holders of Allowed Class C3 Claims pursuant to and in accordance with the Plan. If the TCEH First Lien Creditor Plan Distribution Allocation Order has not been entered as of the TCEH Effective Date, a reserve will be established in the manner described in Article III.B.29. For the avoidance of doubt, distributions to Holders of Allowed Class C3 Claims shall be made in accordance with Article III.B.29 of the Plan, notwithstanding the pendency of the TCEH First Lien Creditor Deposit L/C Collateral Allocation Dispute. THE TCEH FIRST LIEN AGENT AND THE TCEH FIRST LIEN NOTES TRUSTEE SHALL NOT HAVE ANY LIABILITY TO ANY PERSON WITH RESPECT TO DISTRIBUTIONS MADE OR DIRECTED TO BE MADE BY SUCH TCEH FIRST LIEN AGENT OR TCEH FIRST LIEN NOTES TRUSTEE PURSUANT TO AND IN ACCORDANCE WITH THE PLAN.

5.    No Fractional Distributions.
No fractional shares of Reorganized TCEH Common Stock, Reorganized EFH Common Stock, or NextEra Common Stock shall be distributed and no Cash shall be distributed in lieu of such fractional amounts, except, solely with respect to distributions to Holders of Allowed Claims against EFH Debtors and EFIH Debtors, as provided in the Merger Agreement. When any distribution pursuant to the Plan on account of an applicable Allowed Claim would otherwise result in the issuance of a number of shares of Reorganized TCEH Common Stock or Reorganized EFH Common Stock, that is not a whole number, the actual distribution of shares of Reorganized TCEH Common Stock or Reorganized EFH Common Stock shall be rounded as follows: (a) fractions of one‑half (½) or greater shall be rounded to the next higher whole number and (b) fractions of less than one-half (½) shall be rounded to the next lower whole number with no further payment therefor. The total number of authorized shares of Reorganized TCEH Common Stock or Reorganized EFH Common Stock to be distributed to Holders of Allowed Claims shall be adjusted as necessary to account for the foregoing rounding.
6.    Minimum Distribution.
No Cash payment of less than $50.00 shall be made to a Holder of an Allowed Claim on account of such Allowed Claim.
7.    Undeliverable Distributions and Unclaimed Property.
In the event that any distribution to any Holder is returned as undeliverable, no distribution to such Holder shall be made unless and until the Disbursing Agent has determined the then-current address of such Holder, at which time such distribution shall be made to such Holder without interest; provided, however, that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one year from the applicable Distribution Date. After such date, all unclaimed property or interests in property shall revert to the applicable Reorganized Debtor(s) automatically and without need for a further order by the Bankruptcy Court (notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws to the contrary), and the claim of any Holder to such property shall be fully discharged, released, and forever barred.
8.    Delivery of Distributions on PCRB Claims.
All distributions on account of PCRB Claims are subject to the PCRB Trustee’s charging lien and priority of payment rights. Accordingly, before the distribution of any Cash to Holders of Allowed PCRB Claims pursuant to Article III.B.30 of the Plan, the Disbursing Agent will distribute (solely from the distribution of Cash to Holders of Allowed PCRB Claims as set forth in Article III.B.30 of the Plan) to the PCRB Trustee the amount of Cash that is necessary to pay in full (in accordance with the amount provided by the PCRB Trustee in a written notice to the Disbursing Agent) (a) the fees and expenses of the PCRB Trustee (including professional and other advisory fees and expenses) that are not otherwise paid under the Plan and (b)  any reserve for fees and expenses as requested by the PCRB Trustee (including any reserve required in the event of an appeal relating to the PCRB Trustee’s fees and expenses otherwise payable under this Plan). The Disbursing Agent shall distribute Pro Rata the remainder of the Cash that is distributable on account of the PCRB Claims pursuant to Article III.B.30 of the Plan to the Holders of the PCRB Claims pursuant to the Plan. The Disbursing Agent also shall distribute Pro Rata to the Holders of the PCRB Claims any unused portion of any reserve required by the PCRB Trustee upon the PCRB’s release of such reserve to the Disbursing Agent.

F.	Manner of Payment.
Unless as otherwise set forth herein, all distributions of Cash, the Reorganized TCEH Common Stock, and the Reorganized EFH Common Stock to the Holders of Allowed Claims under the Plan shall be made by the Disbursing Agent on behalf of the Reorganized Debtors, the Plan Sponsor, and Merger Sub. At the option of the Disbursing Agent, any Cash payment to be made under the Plan may be made by check or wire transfer or as otherwise required or provided in applicable agreements. All Cash distributions to be made hereunder to the DIP Agents on account of the DIP Claims shall be made by wire transfer.

G.	SEC Registration/Exemption.
Each of the Reorganized TCEH Common Stock, New Reorganized TCEH Debt, Reorganized TCEH Sub Preferred Stock, Reorganized EFH Common Stock, and NextEra Common Stock, Spin-Off TRA Rights (if any), and Taxable TRA Rights (if any) are or may be “securities,” as defined in Section 2(a)(1) of the Securities Act, section 101 of the Bankruptcy Code, and applicable state securities laws.
Pursuant to section 1145 of the Bankruptcy Code, the issuance of (1) the Reorganized TCEH Common Stock and (2) the Reorganized EFH Common Stock are exempt from, among other things, the registration requirements of Section 5 of the Securities Act and any other applicable U.S. state or local law requiring registration before the offering, issuance, distribution, or sale of such securities.  Each of the Reorganized TCEH Common Stock and the Reorganized EFH Common Stock (a) is not a “restricted security” as defined in Rule 144(a)(3) under the Securities Act, and (b) is freely tradable and transferable by any initial recipient thereof that (i) at the time of transfer, is not an “affiliate” of the Reorganized TCEH, Reorganized EFH, Reorganized EFIH, the Plan Sponsor, or Merger Sub, as the case may be, as defined in Rule 144(a)(1) under the Securities Act and has not been such an “affiliate” within 90 days of such transfer, and (ii) is not an entity that is an “underwriter” as defined in subsection (b) of section 1145 of the Bankruptcy Code.
The NextEra Common Stock issued in exchange for Reorganized EFH Common Stock may be issued without registration under the Securities Act in reliance upon the exemption set forth in section 1145(a)(1) of the Bankruptcy Code for the offer or sale under a chapter 11 plan of a security of a successor to the debtor if such securities are offered or sold in exchange for a claim against, or an interest in, such debtor. The EFH Debtors and EFIH Debtors, with the support of the Plan Sponsor, will seek to obtain a ruling from the Bankruptcy Court in the Confirmation Order that the section 1145(a)(1) exemption applies to the NextEra Common Stock.
The New Reorganized TCEH Debt, the Reorganized TCEH Sub Preferred Stock, and the Spin-Off TRA Rights (if any) or Taxable TRA Rights (if any) will be issued without registration under the Securities Act in reliance on the exemptions from the registration requirements of the Securities Act provided by section 4(a)(2) of the Securities Act (and/or Regulation D promulgated thereunder) and Regulation S under the Securities Act and each will be “restricted securities” subject to resale restrictions and may be resold, exchanged, assigned or otherwise transferred only pursuant to registration, or an applicable exemption from, or in a transaction not subject to, registration under the Securities Act and other applicable law. The Spin-Off TRA Rights (if any) or Taxable TRA Rights (if any) will only be issued to (i) “qualified institutional buyers” (as defined in Rule 144A of the Securities Act), (ii) “accredited investors” (as defined in Rule 501(a) of the Securities Act) and (iii) non-U.S. persons (as defined in Regulation S under the Securities Act) who are acquiring the Spin-Off TRA Rights (if any) or Taxable TRA Rights (if any) in an offshore transaction in compliance with Regulation S under the Securities Act, in each case who deliver a valid and completed TRA Information Form. The Spin-Off TRA Rights (if any) or Taxable TRA Rights (if any) will be subject to additional transfer restrictions set forth in the Tax Receivable Agreement.
Should the Reorganized Debtors elect on or after the Effective Date to reflect any ownership of any of the Reorganized TCEH Common Stock, New Reorganized TCEH Debt, Reorganized TCEH Sub Preferred Stock, Reorganized EFH Common Stock, and NextEra Common Stock through the facilities of the DTC, the Reorganized Debtors need not provide any further evidence other than the Plan or the Confirmation Order with respect to the treatment of the Reorganized TCEH Common Stock, New Reorganized TCEH Debt, Reorganized TCEH Sub Preferred Stock, Reorganized EFH Common Stock, and NextEra Common Stock under applicable securities laws.
The DTC shall be required to accept and conclusively rely upon the Plan and Confirmation Order in lieu of a legal opinion regarding whether any of the Reorganized TCEH Common Stock, New Reorganized TCEH Debt, Reorganized TCEH Sub Preferred Stock, Reorganized EFH Common Stock, and NextEra Common Stock, as applicable, are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.
Notwithstanding anything to the contrary in the Plan, no entity (including, for the avoidance of doubt, the DTC) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the Reorganized TCEH Common Stock, New Reorganized TCEH Debt, Reorganized TCEH Sub Preferred Stock, Reorganized EFH Common Stock, and NextEra Common Stock are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

H.	Compliance with Tax Requirements.
In connection with the Plan, the applicable Reorganized Debtor(s) shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit with respect to distributions pursuant to the Plan. Notwithstanding any provision herein to the contrary, the Reorganized Debtors and the Disbursing Agent, as applicable, shall be authorized to take all actions necessary to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, and establishing any other mechanisms they believe are reasonable and appropriate to comply with such requirements. The Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances.

I.	No Postpetition or Default Interest on Claims.
Unless otherwise specifically provided for in the Plan or the Confirmation Order, and notwithstanding any documents that govern the Debtors’ prepetition funded indebtedness to the contrary, (1) postpetition and/or default interest shall not accrue or be paid on any Claims and (2) no Holder of a Claim shall be entitled to: (a) interest accruing on or after the Petition Date on any such Claim; or (b) interest at the contract default rate, as applicable.

J.	Setoffs and Recoupment.
The Debtors and Reorganized Debtors, as applicable, may, but shall not be required to, setoff against or recoup any payments or distributions to be made pursuant to the Plan in respect of any Claims of any nature whatsoever that the Debtors or the Reorganized Debtors may have against the claimant, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such claim it may have against the Holder of such Claim.

K.	No Double Payment of Claims.
To the extent that a Claim is Allowed against more than one Debtor’s Estate, there shall be only a single recovery on account of that Allowed Claim, but the Holder of an Allowed Claim against more than one Debtor may recover distributions from all co-obligor Debtors’ Estates until the Holder has received payment in full on the Allowed Claims. No Holder of an Allowed Claim shall be entitled to receive more than payment in full of its Allowed Claim, and each Claim shall be administered and treated in the manner provided by the Plan only until payment in full on that Allowed Claim.

L.	Claims Paid or Payable by Third Parties.
1.    Claims Paid by Third Parties.
The Debtors or the Reorganized Debtors, as applicable, shall reduce a Claim, and such Claim shall be disallowed without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment on account of such Claim from a party that is not a Debtor or a Reorganized Debtor (other than the Disbursing Agent). Subject to the last sentence of this paragraph, to the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such Holder shall, within 14 days of receipt thereof, repay or return the distribution to the applicable Reorganized Debtor, to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan. The failure of such Holder to timely repay or return such distribution shall result in the Holder owing the applicable Reorganized Debtor annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the 14-day period specified above until the amount is repaid.
2.    Claims Payable by Third Parties.
No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, the applicable portion of such Claim may be expunged without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.
3.    Applicability of Insurance Policies.
Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Except as otherwise expressly provided in the Plan, nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including insurers under any policies of insurance, nor shall anything contained herein (a) constitute or be deemed a waiver by such insurers of any rights or defenses, including coverage defenses, held by such insurers, or (b) establish, determine, or otherwise imply any liability or obligation, including any coverage obligation, of any insurer.
ARTICLE VII.
PROCEDURES FOR RESOLVING CONTINGENT,
UNLIQUIDATED, AND DISPUTED CLAIMS

A.	Allowance of Claims.
Except as otherwise set forth in the Plan, after the Effective Date, each of the Reorganized Debtors shall have and retain any and all rights and defenses such Debtor had with respect to any Claim immediately before the Effective Date. This Article VII of the Plan shall not apply to the DIP Claims, TCEH First Lien Claims, TCEH Second Lien Note Claims, or TCEH Unsecured Note Claims, which Claims shall be Allowed in full and shall not be subject to any avoidance, reductions, set off, offset, recharacterization, subordination (whether equitable, contractual, or otherwise), counterclaims, cross-claims, defenses, disallowance, impairment, objection, or any other challenges under any applicable law or regulation by any person or entity.
Except as specifically provided as Allowed Claims pursuant to Article III.B of the Plan or otherwise objected to by the Debtors in the Chapter 11 Cases, the Plan shall serve as the Debtors’ objection to all other EFIH First Lien Note Claims, EFIH Second Lien Note Claims, EFIH Unsecured Note Claims, EFH LBO Note Claims, and EFH Legacy Note Claims under the respective indentures. If the Bankruptcy Court sustains the Debtors’ objection to these Claims, the Confirmation Order shall disallow such Claims. The Holders of such Claims may respond to the Debtors’ objection to such Claims by filing an objection to the Plan.

B.	Claims Administration Responsibilities.
Except as otherwise specifically provided in the Plan, after the Effective Date, the applicable Reorganized Debtor(s) shall have the sole authority: (1) to File, withdraw, or litigate to judgment, objections to Claims; (2) to settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court.
Except with respect to Claims and Causes of Action released by the Debtors pursuant to the releases and exculpations contained in the Plan, including in Article VIII, if one or more Entities have sought and obtained standing to prosecute a Cause of Action on behalf of one or more of the Debtors’ Estates and such Entities are prosecuting such Causes of Actions as of the Effective Date, then such Entities will have the sole authority, solely with respect to such Causes of Action, to File, withdraw, litigate to judgment, settle, compromise, or take any other actions in respect of such Causes of Action.

C.	Estimation of Claims.
Before or after the Effective Date, the Debtors or the Reorganized Debtors, as applicable, with the consent of the Plan Sponsor with respect to any Disputed Claim against any EFH Debtor or any EFIH Debtor, may (but are not required to) at any time request that the Bankruptcy Court estimate any Disputed Claim that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim, including during the litigation of any objection to any Claim or during the appeal relating to such objection. Notwithstanding any provision to the contrary in the Plan, a Claim that has been expunged from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute a maximum limitation on such Claim for all purposes under the Plan (including for purposes of distributions), and the relevant Reorganized Debtor may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim.
If the TCEH Debtors determine, in their reasonable discretion and in consultation with the TCEH Committee, that (1) one or more Disputed Class C5 Claims are capable of estimation by the Bankruptcy Court, (2) estimation will materially improve TCEH Effective Date distributions to Holders of Allowed Class C5 Claims, and (3) estimation is otherwise in the best interests of the Estates, the TCEH Debtors shall file one or more motions to estimate such Disputed Class C5 Claims, which motion or motions shall be filed and noticed to be heard (on regular notice to all parties in interest) by the Bankruptcy Court before the TCEH Effective Date (or such other date as determined by the Bankruptcy Court).

D.	Adjustment to Claims without Objection.
Any Claim that has been paid or satisfied, or any Claim that has been amended or superseded, may be adjusted or expunged on the Claims Register by the Reorganized Debtors without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

E.	Time to File Objections to Claims or Interests.
Any objections to Claims or Interests shall be Filed on or before the Claims Objection Deadline.

F.	Disallowance of Claims.
Any Claims held by Entities from which the Bankruptcy Court has determined that property is recoverable under section 542, 543, 550, or 553 of the Bankruptcy Code or that is a transferee of a transfer that the Bankruptcy Court has determined is avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, shall be deemed disallowed pursuant to section 502(d) of the Bankruptcy Code, and Holders of such Claims may not receive any distributions on account of such Claims until such time as such Causes of Action against that Entity have been settled or a Bankruptcy Court order with respect thereto has been entered and the full amount of such obligation to the Debtors has been paid or turned over in full. All Proofs of Claim Filed on account of an Indemnification Obligation shall be deemed satisfied and expunged from the Claims Register as of the Effective Date to the extent such Indemnification Obligation is assumed (or honored or reaffirmed, as the case may be) pursuant to the Plan, without any further notice to or action, order, or approval of the Bankruptcy Court. All Proofs of Claim Filed on account of an employee benefit shall be deemed satisfied and expunged from the Claims Register as of the Effective Date to the extent the Reorganized Entities elect to honor such employee benefit, without any further notice to or action, order, or approval of the Bankruptcy Court.
Except as provided herein or otherwise agreed, any and all Proofs of Claim Filed after the Bar Date shall be deemed disallowed and expunged as of the Effective Date without any further notice to or action, order, or approval of the Bankruptcy Court, and Holders of such Claims may not receive any distributions on account of such Claims, unless on or before the Confirmation Hearing such late Claim has been deemed timely Filed by a Final Order.

G.	Amendments to Proofs of Claim.
On or after the Effective Date, a Proof of Claim or Interest may not be Filed or amended without the prior authorization of the Bankruptcy Court or the Reorganized Debtors, and any such new or amended Proof of Claim or Interest Filed shall be deemed disallowed in full and expunged without any further action.

H.	Reimbursement or Contribution.
If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the time of allowance or disallowance, such Claim shall be forever disallowed and expunged notwithstanding section 502(j) of the Bankruptcy Code, unless before the Confirmation Date: (1) such Claim has been adjudicated as non‑contingent; or (2) the relevant Holder of a Claim has Filed a non-contingent Proof of Claim on account of such Claim and a Final Order has been entered before the Confirmation Date determining such Claim as no longer contingent.

I.	No Distributions Pending Allowance.
Except as otherwise set forth herein, if an objection to a Claim or portion thereof is Filed as set forth in Article VII.A and VII.B of the Plan, no payment or distribution provided under the Plan shall be made on account of such Disputed Claim or portion thereof unless and until such Disputed Claim becomes an Allowed Claim.

J.	Distributions After Allowance.
To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions (if any) shall be made to the Holder of such Allowed Claim in accordance with the provisions of the Plan. Except as otherwise set forth in the Plan, as soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, the Disbursing Agent shall provide to the Holder of such Claim the distribution (if any) to which such Holder is entitled under the Plan as of the Effective Date, less any previous distribution (if any) that was made on account of the undisputed portion of such Claim, without any interest, dividends, or accruals to be paid on account of such Claim unless required under such order or judgment of the Bankruptcy Court.
ARTICLE VIII.
SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS

A.	Discharge of Claims and Termination of Interests.
Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or in any contract, instrument, or other agreement or document created pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtors before the Effective Date and that arise from a termination of employment, any contingent or non‑contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the Holder of such a Claim or Interest has accepted the Plan. Any default or “event of default” by the Debtors or Affiliates with respect to any Claim or Interest that existed immediately before or on account of the Filing of the Chapter 11 Cases shall be deemed cured (and no longer continuing) as of the Effective Date. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring.

B.	Release of Liens.
Except as otherwise specifically provided in the Plan or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, except for Other Secured Claims that the Debtors elect to Reinstate in accordance with Article III.B.1 (subject to the consent of the Plan Sponsor), III.B.17 (subject to the consent of the Plan Sponsor), III.B.27, or III.B.37 of the Plan (and, with respect to any Allowed Other Secured Claims Against the TCEH Debtors asserted by the Taxing Units or the Texas Comptroller which the TCEH Debtors shall Reinstate on the TCEH Effective Date until such Allowed Other Secured Claims are satisfied in the full Allowed amount), all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns, in each case, without any further approval or order of the Bankruptcy Court and without any action or Filing being required to be made by the Debtors. The Liens on the collateral securing the EFIH First Lien Note Claims and EFIH Second Lien Note Claims will be released on the EFH Effective Date even if the Makewhole Claims asserted by the EFIH First Lien Notes Trustee, the EFH Second Lien Notes Trustee, the Holders of EFIH First Lien Note Claims, and the Holders of EFIH Second Lien Note Claims are the subject of an ongoing appeal as of the EFH Effective Date; provided, for the avoidance of doubt, that for purposes of determining whether any such Makewhole Claims are Secured Claims entitled to treatment as Class B3 or Class B4 Claims (rather than Unsecured Claims entitled to treatment as Class B6 Claims), the secured status of such Makewhole Claims shall be determined as if such Liens had not been released on the EFH Effective Date and remained in effect to the same extent they did immediately before the EFH Effective Date.

C.	Releases by the Debtors.
In addition to any release provided in the Settlement Order, pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, on and after the Effective Date, each Released Party is deemed released and discharged by the Debtors, the Reorganized Debtors, and their Estates from any and all Claims and Causes of Action, including Claims and Causes of Action identified, claimed, or released in the Standing Motions, the Litigation Letters, or the Disinterested Directors Settlement, as well as all other Claims and Causes of Action, whether known or unknown, including any derivative claims, asserted on behalf of the Debtors, that the Debtors, the Reorganized Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest, based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership or operation thereof), the Debtors’ in-‑or out-of-court restructuring efforts, intercompany transactions (including dividends paid), transactions pursuant and/or related to the Master Separation Agreement dated December 12, 2001, the TCEH Credit Agreement, the TCEH First Lien Notes, the Cash Collateral Order (and any payments or transfers in connection therewith), the TCEH First Lien Intercreditor Agreement, the Liability Management Program, the Tax Sharing Agreements, the 2007 Acquisition, the Management Agreement, the 2009 amendment to the TCEH Credit Agreement, the 2011 Amend and Extend Transactions, the 2005 Oncor Transfer, the 2013 Revolver Extension, the Luminant Makewhole Settlement, the Tax and Interest Makewhole Agreements, the TCEH Intercompany Notes, the Shared Services, any preference or avoidance claim pursuant to sections 544, 547, 548, and 549 of the Bankruptcy Code, the formulation, preparation, dissemination, negotiation, or Filing of the Terminated Restructuring Support Agreement, the Plan Support Agreement, the New EFH/EFIH Plan Support Agreement, the EFH/EFIH Committee Settlement, the EFIH First Lien Settlement, the Original Confirmed Plan, or any Restructuring Transaction, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Plan Support Agreement, the EFH/EFIH Committee Settlement, the Terminated Restructuring Support Agreement, the Disclosure Statement, the Plan, the Transaction Agreements, the DIP Facilities, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan, the Transaction Agreements, or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to the foregoing. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligations of any party or Entity under the Plan, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan. Notwithstanding anything to the contrary in the foregoing, and for the avoidance of doubt, the TCEH Settlement Claim shall be treated, released, and discharged on the EFH Effective Date. Notwithstanding anything to the contrary in the foregoing, the claims and Causes of Action set forth in Section 6.12 of the Parent Disclosure Letter delivered in connection with the Merger Agreement shall not be released; provided, however, that such Claims and Causes of Action shall be subject to treatment pursuant to the Plan and shall be discharged as set forth in Article VIII.A hereof. For the avoidance of doubt, (i) the TCEH Debtors, Reorganized TCEH Debtors, EFH Shared Services Debtors, and Reorganized EFH Shared Services Debtors shall provide the release set forth in this Article VIII.C as of the TCEH Effective Date; and (ii) the EFH Debtors, Reorganized EFH Debtors, EFIH Debtors, and Reorganized EFIH Debtors shall provide the release set forth in this Article VIII.C as of the EFH Effective Date; provided that any and all Intercompany Claims (other than the TCEH Settlement Claim) held by or held against the TCEH Debtors, Reorganized TCEH Debtors, EFH Shared Services Debtors, Reorganized EFH Shared Services Debtors, or any non-Debtor Affiliate to be transferred to the Reorganized TCEH Debtors, including EFH Properties, shall be released as of the TCEH Effective Date.

D.	Releases by Holders of Claims and Interests.
As of the Effective Date, each Releasing Party is deemed to have released and discharged each Debtor, Reorganized Debtor, and Released Party from any and all Claims and Causes of Action, including Claims and Causes of Action identified, claimed, or released in the Standing Motions, the Litigation Letters, or the Disinterested Directors Settlement, as well as all other Claims and Causes of Action, whether known or unknown, including any derivative claims, asserted on behalf of the Debtors, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership or operation thereof), the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions (including dividends paid), transactions pursuant and/or related to the Master Separation Agreement dated December 12, 2001, the TCEH Credit Agreement, the TCEH First Lien Notes, the Cash Collateral Order (and any payments or transfers in connection therewith), the TCEH First Lien Intercreditor Agreement, the Liability Management Program, the Tax Sharing Agreements, the 2007 Acquisition, the Management Agreement, the 2009 amendment to the TCEH Credit Agreement, the 2011 Amend and Extend Transactions, the 2005 Oncor Transfer, the 2013 Revolver Extension, the Luminant Makewhole Settlement, the Tax and Interest Makewhole Agreements, the TCEH Intercompany Notes, the Shared Services, any preference or avoidance claim pursuant to sections 544, 547, 548, and 549 of the Bankruptcy Code, the formulation, preparation, dissemination, negotiation, or Filing of the Terminated Restructuring Support Agreement, the Plan Support Agreement, the New EFH/EFIH Plan Support Agreement, the EFH/EFIH Committee Settlement, the EFIH First Lien Settlement, the Original Confirmed Plan, or any Restructuring Transaction, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Plan Support Agreement, the New EFH/EFIH Plan Support Agreement, the EFH/EFIH Committee Settlement, the Terminated Restructuring Support Agreement, the Disclosure Statement, the Plan, the Transaction Agreements, the DIP Facilities, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan, the Transaction Agreements, or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to the foregoing. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (i) any claims or Causes of Action by the Holders of TCEH First Lien Claims, the TCEH First Lien Agent, or the TCEH First Lien Notes Trustee against one or more Holders of TCEH First Lien Claims, the TCEH First Lien Agent, or the TCEH First Lien Notes Trustee arising from or in connection with the TCEH First Lien Creditor Allocation Disputes, (ii) any post-Effective Date obligations of any party or Entity under the Plan, (iii) any Restructuring Transaction, (iv) any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, (v) claims or Causes of Action asserted by any Holder of Allowed Class C3 Claims against one or more Holders of Allowed Class C3 Claims (other than the TCEH First Lien Agent, except in the TCEH First Lien Agent’s capacity as a nominal defendant to declaratory judgment claims in respect of which no monetary recovery is sought) solely with respect to the TCEH First Lien Creditor Deposit L/C Collateral Allocation Dispute, [or (vi) the claims and Causes of Action set forth in Section 6.12 of the Parent Disclosure Letter delivered in connection with the Merger Agreement shall not be released; provided, however, that such Claims and Causes of Action set forth in Section 6.12 of the Parent Disclosure Letter delivered in connection with the Merger Agreementshall be subject to treatment pursuant to the Plan and shall be discharged as set forth in Article VIII.A hereof. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any claims or Causes of Action against the Plan Sponsor relating to the Debtors’ pursuit of regulatory approvals under the Original Confirmed Plan or claims or Causes of Action that may be brought by the Plan Sponsor against another party who brings a claim or Cause of Action against the Plan Sponsor in connection with the Debtors’ pursuit of regulatory approvals under the Original Confirmed Plan. Notwithstanding anything to the contrary in the foregoing, and for the avoidance of doubt, the TCEH Settlement Claim shall be treated, released, and discharged on the EFH Effective Date. For the avoidance of doubt, (i) the Releasing Parties shall provide the release set forth in this Article VIII.D for all Claims and Causes of Action that relate to the TCEH Debtors, Reorganized TCEH Debtors, EFH Shared Services Debtors, Reorganized EFH Shared Services Debtors, or any non-Debtor Affiliate to be transferred to the Reorganized TCEH Debtors, including EFH Properties, as of the TCEH Effective Date; and (ii) the Releasing Parties shall provide the release set forth in this Article VIII.D for all Claims and Causes of Action that relate to the EFH Debtors, Reorganized EFH Debtors, EFIH Debtors, or Reorganized EFIH Debtors as of the EFH Effective Date; provided that any and all Intercompany Claims (other than the TCEH Settlement Claim) held by or held against the TCEH Debtors, Reorganized TCEH Debtors, EFH Shared Services Debtors, Reorganized EFH Shared Services Debtors, or any non-Debtor Affiliate to be transferred to the Reorganized TCEH Debtors, including EFH Properties, shall be released as of the TCEH Effective Date.

E.	Exculpation.
Except as otherwise specifically provided in the Plan (including Article III.B.19, III.B.20, and III.B.22), no Exculpated Party shall have or incur liability for, and each Exculpated Party is hereby released and exculpated from, any Cause of Action for any claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, Filing, or termination of the Terminated Restructuring Support Agreement and related prepetition transactions, the Disclosure Statement, the Plan, the Plan Support Agreement, the New EFH/EFIH Plan Support Agreement, the EFH/EFIH Committee Settlement, the Original Confirmed Plan, the Transaction Agreements, or any Restructuring Transaction, contract, instrument, release or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Disclosure Statement, the Plan, the Original Confirmed Plan, the Plan Support Agreement, the New EFH/EFIH Plan Support Agreement, the EFH/EFIH Committee Settlement, the Transaction Agreements, or the DIP Facilities, the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance of Securities pursuant to the Plan, or the distribution of property under the Plan, the Transaction Agreements, or any other related agreement, except for claims related to any act or omission that is determined in a final order to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpated Parties have, and upon completion of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of, and distribution of, consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan. For the avoidance of doubt, notwithstanding anything to the contrary in the foregoing, the exculpation set forth above does not exculpate any (i) claims or Causes of Action by the Holders of TCEH First Lien Claims, the TCEH First Lien Agent, or the TCEH First Lien Notes Trustee against one or more Holders of TCEH First Lien Claims, the TCEH First Lien Agent, or the TCEH First Lien Notes Trustee arising from or in connection with the TCEH First Lien Creditor Allocation Disputes, or (ii) claims or Causes of Action asserted by any Holder of Allowed Class C3 Claims against one or more Holders of Allowed Class C3 Claims (other than the TCEH First Lien Agent, except in the TCEH First Lien Agent’s capacity as a nominal defendant to declaratory judgment claims in respect of which no monetary recovery is sought) solely with respect to the TCEH First Lien Creditor Deposit L/C Collateral Allocation Dispute. For the avoidance of doubt, (i) the Exculpated Parties that include or are related to the TCEH Debtors, Reorganized TCEH Debtors, EFH Shared Services Debtors, and Reorganized EFH Shared Services Debtors shall receive the exculpation set forth in this Article VIII.E as of the TCEH Effective Date; and (ii) the Exculpated Parties that include or are related to the EFH Debtors, Reorganized EFH Debtors, EFIH Debtors, and Reorganized EFIH Debtors shall receive the exculpation set forth in this Article VIII.E as of the EFH Effective Date.

F.	Injunction.
In addition to any injunction provided in the Settlement Order, except as otherwise expressly provided in the Plan or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities that have held, hold, or may hold Claims or Interests that have been released pursuant to Article VIII.C or Article VIII.D of the Plan, shall be discharged pursuant to Article VIII.A of the Plan, or are subject to exculpation pursuant to Article VIII.E of the Plan, are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, or the Released Parties: (i) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests; (ii) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such claims or interests; (iii) creating, perfecting, or enforcing any lien or encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such claims or interests; (iv) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such claims or interests unless such Entity has timely asserted such setoff right in a document Filed with the Bankruptcy Court explicitly preserving such setoff, and notwithstanding an indication of a claim or interest or otherwise that such Entity asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (v) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests released or settled pursuant to the Plan. For the avoidance of doubt, notwithstanding anything to the contrary in the foregoing, the injunction set forth above does not enjoin (a) the TCEH First Lien Creditor Allocation Disputes, or any claims or Causes of Action by the Holders of TCEH First Lien Claims, the TCEH First Lien Agent, or the TCEH First Lien Notes Trustee against one or more Holders of TCEH First Lien Claims, the TCEH First Lien Agent, or the TCEH First Lien Notes Trustee arising from or in connection with the TCEH First Lien Creditor Allocation Disputes, or (b) the TCEH First Lien Creditor Deposit L/C Collateral Allocation Dispute, or claims or Causes of Action asserted in the Marathon Delaware Action (in accordance with and as that term is defined in the Stipulation and Consent Order Regarding Limited Objection of Marathon Asset Management, LP to Confirmation of Debtors’ Fifth Amended Plan of Reorganization, dated November 10, 2015 [Docket No. 6932]) by any Holder of Allowed Class C3 Claims against one or more Holders of Allowed Class C3 Claims (other than the TCEH First Lien Agent, except in the TCEH First Lien Agent’s capacity as a nominal defendant to declaratory judgment claims in respect of which no monetary recovery is sought) solely with respect to the TCEH First Lien Creditor Deposit L/C Collateral Allocation Dispute. Notwithstanding anything to the contrary in the foregoing, the Plan shall not enjoin any party from pursuing the claims and Causes of Action set forth in Section 6.12 of the Parent Disclosure Letter delivered in connection with the Merger Agreement; provided, however, that such Claims and Causes of Action shall be subject to treatment pursuant to the Plan and shall be discharged as set forth in Article VIII.A hereof. In addition, notwithstanding anything contrary in the Plan, the Plan shall not enjoin or otherwise prevent Holders of EFIH First Lien Note Claims, Holders of EFIH Second Lien Note Claims, the EFIH First Lien Notes Trustee, or the EFIH Second Lien Notes Trustee from prosecuting any appeal of any order with respect to any Makewhole Claims or any other Claims held by such parties; provided, however, that (x) the liens securing the collateral of the EFIH First Lien Notes and EFIH Second Lien Notes will be released on the EFH Effective Date and (y) the EFH Debtors, the EFIH Debtors, the EFIH First Lien Notes Trustee, the Holders of EFIH First Lien Notes, the Holders of EFIH Second Lien Notes, and the EFIH Second Lien Notes Trustee reserve all rights with respect to the rights, claims, and defenses of each of the EFH Debtors, EFIH Debtors, the EFIH First Lien Notes Trustee, the Holders of the EFIH First Lien Notes, the Holders of EFIH Second Lien Notes, and the EFIH Second Lien Notes Trustee with regard to the litigation over the allowance of any Makewhole Claims asserted by the EFIH First Lien Notes Trustee, the Holders of the EFIH First Lien Notes, the EFIH Second Lien Notes Trustee, and the Holders of the EFIH Second Lien Notes.

46

Exhibit 2(b)

G.	Liabilities to, and Rights of, Governmental Units.
Nothing in the Plan or the Confirmation Order shall release, discharge, or preclude the enforcement of:  (i) any liability to a Governmental Unit that is not a Claim; (ii) any Claim of a Governmental Unit arising on or after the Effective Date, other than taxes determined under the prompt determination procedure in section 505 of the Bankruptcy Code, to the extent applicable; (iii) any liability to a Governmental Unit on the part of any Entity other than the Debtors or Reorganized Debtors; or (iv) any valid right of setoff or recoupment by any Governmental Unit.

H.	Environmental Law Matters.
Nothing in the Plan or the Confirmation Order shall release, discharge, or preclude the enforcement of (or preclude, release, defeat, or limit the defense under non-bankruptcy law of): (i) any liability under Environmental Law to a Governmental Unit that is not a Claim; (ii) any Claim under Environmental Law of a Governmental Unit arising on or after the Effective Date; (iii) any liability under Environmental Law to a Governmental Unit on the part of any Entity to the extent of such Entity’s liability under non-bankruptcy law on account of its status as owner or operator of such property after the Effective Date; (iv) any liability to a Governmental Unit on the part of any Entity other than the Debtors or Reorganized Debtors; or (v) any valid right of setoff or recoupment by any Governmental Unit. All parties’ rights and defenses under Environmental Law with respect to (i) through (v) above are fully preserved. For the avoidance of doubt, the United States is not a Releasing Party under the Plan.
Nothing in the Plan or the Confirmation Order shall enjoin or otherwise bar any Governmental Unit from asserting or enforcing, outside this Court, any liability described in the preceding paragraph. Nothing in the Plan or the Confirmation Order authorizes: (i) the transfer or assignment of any governmental license, permit, registration, authorization, or approval, or (ii) the discontinuation of any obligation thereunder, without compliance with all applicable legal requirements under Environmental Law.   The Bankruptcy Court retains jurisdiction, but not exclusive jurisdiction, to determine whether environmental liabilities asserted by any Governmental Unit are discharged or otherwise barred by the Confirmation Order or the Plan, or the Bankruptcy Code.
For the avoidance of doubt, all Claims under Environmental Law arising before the Effective Date, including penalty claims for days of violation prior to the Effective Date, shall be subject to Article VIII of the Plan and treated in accordance with the Plan in all respects and the Bankruptcy Court shall retain jurisdiction as provided in Article XI of the Plan in relation to the allowance or disallowance of any Claim under Environmental Law arising before the Effective Date.
Without limiting the Bankruptcy Court’s jurisdiction as set forth above, nothing in the Plan or the Confirmation Order shall divest or limit the jurisdiction of other tribunals over the Environmental Action, and upon the Effective Date of the Plan, the Environmental Action shall survive the Chapter 11 Cases and may be adjudicated in the court or tribunal in which such Environmental Action is currently pending; provided, further, however, any judgment for a Claim in the Environmental Action arising before the Effective Date shall be treated in accordance with the Plan in all respects; provided, further, however, that nothing in the Plan shall preclude, release, defeat, or limit any grounds for asserting or opposing an alleged defense or affirmative defense under non-bankruptcy law in the Environmental Action based on any change in ownership, and all such grounds for asserting or opposing such defenses and affirmative defenses under non-bankruptcy law are expressly preserved. With respect to the Environmental Action, this Article VIII.H does not alter any rights or defenses under non-bankruptcy law arising as a result of any changes of ownership provided in the Plan or the Confirmation Order. The Governmental Units reserve all rights as to whether there are any such rights or defenses.

I.	Protections Against Discriminatory Treatment.
Consistent with section 525 of the Bankruptcy Code and the Supremacy Clause of the U.S. Constitution, all Entities, including Governmental Units, shall not discriminate against the Reorganized Debtors or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Reorganized Debtors, or another Entity with whom the Reorganized Debtors have been associated, solely because each Debtor has been a debtor under chapter 11 of the Bankruptcy Code, has been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before the Debtors are granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases.

J.	Recoupment.
In no event shall any Holder of Claims or Interests be entitled to recoup any Claim against any claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtors on or before the Confirmation Date, notwithstanding any indication in any Proof of Claim or Proof of Interest or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

K.	Document Retention.
On and after the Effective Date, the Reorganized Debtors may maintain documents in accordance with their standard document retention policy, as may be altered, amended, modified, or supplemented by the Reorganized Debtors.
ARTICLE IX.
CONDITIONS PRECEDENT TO CONFIRMATION
AND CONSUMMATION OF THE PLAN

A.	Conditions Precedent to Confirmation of a Plan as to the TCEH Debtors and EFH Shared Services Debtors.
It shall be a condition to Confirmation of the Plan with respect to the TCEH Debtors and the EFH Shared Services Debtors that the following shall have been satisfied or waived pursuant to the provisions of Article IX.E of the Plan:
1.    the Bankruptcy Court shall have entered the TCEH Disclosure Statement Order and the TCEH Confirmation Order in a manner consistent in all material respects with the Plan and Settlement Order and in form and substance reasonably satisfactory to the TCEH Debtors, EFH Shared Services Debtors, and the TCEH Supporting First Lien Creditors (and, solely to the extent that the Spin-Off Conditions have been satisfied or would be satisfied by entry of the TCEH Confirmation Order, the Plan Sponsor); and
2.    the Settlement Order shall remain in full force and effect; and
3.    the TCEH Confirmation Order shall, among other things:

(a)
authorize the TCEH Debtors, the EFH Shared Services Debtors, the Reorganized TCEH Debtors, and the Reorganized EFH Shared Services Debtors to take all actions necessary to enter into, implement, and consummate the applicable contracts, instruments, releases, leases, indentures, and other agreements or documents created in connection with the Plan;

(b)	decree that the provisions of the TCEH Confirmation Order and the provisions of the Plan applicable to the TCEH Debtors and the EFH Shared Services Debtors are nonseverable and mutually dependent;

(c)	authorize the TCEH Debtors to consummate either or both of the Spin-Off or the Taxable Separation, in each case subject to satisfaction of all applicable conditions to consummation;

(d)
authorize the TCEH Debtors, the EFH Shared Services Debtors, the Reorganized TCEH Debtors, and the Reorganized EFH Shared Services Debtors, as applicable/necessary, to: (i) implement the applicable Restructuring Transactions; (ii) issue and distribute the New Reorganized TCEH Debt, the Reorganized TCEH Common Stock, the common stock of the Preferred Stock Entity, the Reorganized TCEH Sub Preferred Stock, each pursuant to the exemption from registration under the Securities Act provided by section 1145 of the Bankruptcy Code or other exemption from such registration or pursuant to one or more registration statements; (iii) make all distributions and issuances as required under the Plan, including Cash, the New Reorganized TCEH Debt, the Reorganized TCEH Common Stock, the common stock of the Preferred Stock Entity, and the Reorganized TCEH Sub Preferred Stock; and (iv) enter into any agreements, transactions, and sales of property as set forth in the Plan Supplement; and

(e)
provide that, pursuant to section 1146 of the Bankruptcy Code, the assignment or surrender of any lease or sublease, and the delivery of any deed or other instrument or transfer order in furtherance of, or in connection with, any transfers of property pursuant to the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors, including any deeds, mortgages, security interest filings, bills of sale, or assignments executed in connection with any disposition or transfer of assets contemplated under the Plan as it relates to the TCEH Debtors and EFH Shared Services Debtors shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, or other similar tax, and upon entry of the TCEH Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment.

B.	Conditions Precedent to Confirmation of a Plan as to the EFH Debtors and EFIH Debtors.
It shall be a condition to Confirmation of the Plan with respect to the EFH Debtors and EFIH Debtors that the following shall have been satisfied or waived pursuant to the provisions of Article IX.E of the Plan:
1.    the Bankruptcy Court shall have entered the EFH Disclosure Statement Order and the EFH Confirmation Order in a manner consistent in all material respects with the Plan, the Settlement Order, and the Merger Agreement, and in form and substance reasonably satisfactory to the EFH Debtors, the EFIH Debtors, and the Plan Sponsor;
2.    the Settlement Order shall remain in full force and effect; and
3.    the EFH Confirmation Order shall, among other things:

(a)
authorize the EFH Debtors, the Reorganized EFH Debtors, the EFIH Debtors, and the Reorganized EFIH Debtors to take all actions necessary to enter into, implement, and consummate the contracts, instruments, releases, leases, indentures, and other agreements or documents created in connection with the Plan, including the Restructuring Transactions and the Transaction Agreements;

(b)	decree that the provisions of the EFH Confirmation Order and the Plan are nonseverable and mutually dependent;

(c)
authorize the EFH Debtors, the Reorganized EFH Debtors, the EFIH Debtors, and the Reorganized EFIH Debtors, as applicable/necessary, to: (i) implement the Restructuring Transactions; (ii) issue and distribute the Reorganized EFH Common Stock pursuant to the exemption from registration under the Securities Act provided by section 1145 of the Bankruptcy Code or other exemption from such registration or pursuant to one or more registration statements; (iii) make all distributions and issuances as required under the Plan, including Cash and the Reorganized EFH Common Stock; and (iv) enter into any agreements, transactions, and sales of property as set forth in the Plan Supplement;

(d)
provide that, pursuant to section 1146 of the Bankruptcy Code, the assignment or surrender of any lease or sublease, and the delivery of any deed or other instrument or transfer order in furtherance of, or in connection with, any transfers of property pursuant to the Plan, including any deeds, mortgages, security interest filings, bills of sale, or assignments executed in connection with any disposition or transfer of assets contemplated under the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, or other similar tax, and upon entry of the EFH Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment; and

(e)	provide that, from and after the EFH Effective Date, the Reorganized EFH Debtors and Reorganized EFIH Debtors shall have no liabilities other than those liabilities expressly set forth in the Plan.

C.	Conditions Precedent to the TCEH Effective Date.
It shall be a condition to the TCEH Effective Date that the following conditions shall have been satisfied or waived pursuant to the provisions of Article IX.E of the Plan:
1.    the TCEH Confirmation Order shall have been duly entered in form and substance reasonably acceptable to the TCEH Debtors, EFH Shared Services Debtors, and the TCEH Supporting First Lien Creditors;
2.    the Settlement Order shall remain in full force and effect;
3.    the final version of the Plan, the Plan Supplement, and all of the schedules, documents, and exhibits contained therein (including the New Employee Agreements/Arrangements and the Employment Agreements), in each case solely with respect to the TCEH Debtors and EFH Shared Services Debtors, shall have been Filed in a manner consistent in all material respects with the Plan, the Transaction Agreements (as applicable to the TCEH Debtors and EFH Shared Services Debtors), the Plan Support Agreement, and the Settlement Order, and shall be in form and substance reasonably acceptable to the TCEH Debtors, the EFH Shared Services Debtors, and the TCEH Supporting First Lien Creditors;
4.    all Allowed Professional Fee Claims with respect to the TCEH Debtors and EFH Shared Services Debtors approved by the Bankruptcy Court shall have been paid in full or amounts sufficient to pay such Allowed Professional Fee Claims after the TCEH Effective Date have been placed in the TCEH Professional Fee Escrow Account pending approval of the Professional Fee Claims by the Bankruptcy Court;
5.    the TCEH Debtors and the EFH Shared Services Debtors shall have obtained all authorizations, consents, regulatory approvals, including from the FERC, NRC, and FCC, as applicable, rulings, or documents that are necessary to the Restructuring Transactions pertaining to the TCEH Debtors and the EFH Shared Services Debtors, including the Spin-Off or the Taxable Separation, as applicable, and shall remain in full force and effect, and the RCT shall have approved the substitute bond with respect to the TCEH Debtors’ mining reclamation obligations;
6.    all conditions to the completion of the transactions contemplated by the Tax Matters Agreement and the Taxable Separation Tax Receivable Agreement or the Spin-Off Tax Receivable Agreement, as applicable, shall have been satisfied or shall have been waived by the party entitled to waive them, and the transactions contemplated by the Transition Services Agreement, the Tax Matters Agreement, the Separation Agreement, the Amended and Restated Split Participant Agreement, and the Taxable Separation Tax Receivable Agreement or Spin-Off Tax Receivable Agreement, as applicable, shall be completed substantially simultaneously on the TCEH Effective Date, and, other than in respect of the Spin-Off Tax Receivable Agreement or Taxable Separation Tax Receivable Agreement, as applicable, shall be in form and substance reasonably acceptable to the Plan Sponsor;
7.    any waiting period applicable to the Spin-Off or the Taxable Separation under the HSR Act or similar law or statute shall have been terminated or shall have expired; and
8.    solely as a condition to the TCEH Effective Date if the Spin-Off is to be effectuated pursuant to the terms and conditions set forth in Article IV.B.2:

(a)	the Approval Order shall have been duly entered and remain in full force and effect and shall be a Final Order;

(b)
the Debtors shall have obtained the Fundamental Opinions (other than any aspects of the Fundamental Opinions that relate to the effect of the Merger, which opinions may be obtained following the TCEH Effective Date and shall be a condition to the EFH Effective Date, not the TCEH Effective Date), and such opinions have not been withdrawn, rescinded, or amended;

(c)	the facts presented and the representations made in the IRS Submissions are true, correct, and complete in all material respects as of the TCEH Effective Date;

(d)
except as otherwise provided in the Plan, the Private Letter Ruling, or the Plan Support Agreement, the Debtors shall not have taken any action to change the entity classification for U.S. tax purposes of any Debtor entity, by changing their legal form or otherwise, without the consent of the Plan Sponsor, TCEH, and the TCEH Supporting First Lien Creditors; provided, however, that the consent of TCEH and the TCEH Supporting First Lien Creditors shall not be required with respect to any such action with respect to any Debtor entity other than TCEH, the Reorganized EFH Shared Services Debtors, Reorganized TCEH, the Preferred Stock Entity, or any of their respective subsidiaries, if such action does not directly affect the Contribution, the Spin-Off Preferred Stock Sale, the Reorganized TCEH Conversion, or the Distribution and does not prevent or delay EFH Corp. from obtaining the Private Letter Ruling or adversely affect the Spin-Off Intended Tax Treatment;

(e)
(i) no Debtor shall have taken any action that results in an ownership change of EFH Corp. within the meaning of Section 382(g) of the Internal Revenue Code (including by treating the equity interests of EFH Corp. as becoming worthless within the meaning of Section 382(g)(4)(D) of the Internal Revenue Code); and (ii) Texas Holdings shall not have (A) taken any action that results in an ownership change of EFH Corp. within the meaning of Section 382(g) of the Internal Revenue Code (including by treating the equity interests of EFH Corp. as becoming worthless within the meaning of Section 382(g)(4)(D) of the Internal Revenue Code and thereby resulting in an ownership change of EFH Corp. within the meaning of Section 382(g) of the Internal Revenue Code); (B) knowingly permitted any person (other than Texas Holdings) to own directly, indirectly or constructively (by operation of Section 318 as modified by Section 382(l)(3)(A) of the Internal Revenue Code) 50% or more of the equity interests of EFH Corp. during the three-year period ending on the Effective Date; or (C) changed its taxable year to be other than the calendar year;

(f)	the Private Letter Ruling remains in full force and effect and has not been revoked or withdrawn; and

(g)
the TCEH Supporting First Lien Creditors shall have been given the right to participate with respect to the process of obtaining the Supplemental Ruling, including by (i) commenting on written submissions, (ii) having participation in in-person conferences, (iii) having participation in scheduled, substantive telephone conferences with the IRS and (iv) being updated promptly regarding any unscheduled communications with the IRS, provided, however, that the TCEH Supporting First Lien Creditors shall work in good faith with counsel for the Debtors to determine the appropriate level of participation by any other persons in any particular meeting or conference.

For the avoidance of doubt, consummation of the Spin-Off or Taxable Separation and the occurrence of the TCEH Effective Date shall be conditioned solely on the conditions precedent to the TCEH Effective Date enumerated in this Article IX.C, and the TCEH Effective Date may occur prior to the EFH Effective Date.

D.	Conditions Precedent to the EFH Effective Date.
It shall be a condition to the EFH Effective Date that the following conditions shall have been satisfied or waived pursuant to the provisions of Article IX.E of the Plan:
1.    the EFH Confirmation Order shall (a) have been duly entered in form and substance acceptable to the EFH Debtors, EFIH Debtors, and the Plan Sponsor, (b) reasonably acceptable to the other EFH/EFIH Plan Supporters and (c) shall be consistent in all material respects with the TCEH Confirmation Order;
2.    the Settlement Order shall remain in full force and effect;
3.    the Plan Sponsor, Reorganized TCEH, and EFH Corp., as applicable, shall have obtained all tax opinions (including those with respect to the Fundamental Opinions) contemplated by the Merger Agreement;
4.    the TCEH Effective Date shall have occurred, including the assumption and assignment of the Employment Agreements to Reorganized TCEH;
5.    the final version of the Plan, the Plan Supplement, and all of the schedules, documents, and exhibits contained therein shall have been Filed in a manner consistent in all material respects with the Plan, the Transaction Agreements, the New EFH/EFIH Plan Support Agreement, the Plan Support Agreement, and the Settlement Order, and shall be in form and substance reasonably acceptable to the EFH Debtors, EFIH Debtors, and the EFH/EFIH Plan Supporters;
6.    the EFH Professional Fee Escrow Account and EFIH Professional Fee Escrow Amount shall have been funded in accordance with Article II.A.2;
7.     (i) no Debtor shall have taken any action that results in an ownership change of EFH Corp. within the meaning of Section 382(g) of the Internal Revenue Code (including by treating the equity interests of EFH Corp. as becoming worthless within the meaning of Section 382(g)(4)(D) of the Internal Revenue Code); and (ii) Texas Holdings shall not have (A) taken any action that results in an ownership change of EFH Corp. within the meaning of Section 382(g) of the Internal Revenue Code (including by treating the equity interests of EFH Corp. as becoming worthless within the meaning of Section 382(g)(4)(D) of the Internal Revenue Code and thereby resulting in an ownership change of EFH Corp. within the meaning of Section 382(g) of the Internal Revenue Code); (B) knowingly permitted any person (other than Texas Holdings) to own directly, indirectly or constructively (by operation of Section 318 as modified by Section 382(l)(3)(A) of the Internal Revenue Code) 50% or more of the equity interests of EFH Corp. during the three-year period ending on the Effective Date; or (C) changed its taxable year to be other than the calendar year;
8.    the EFH Debtors and EFIH Debtors shall have obtained all authorizations, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate the Restructuring Transactions with respect to the EFH Debtors, including the Merger, and the transactions contemplated thereby, including from the FERC, PUC, and FCC, as applicable, consistent in all material respects with the terms and conditions set forth in the Merger Agreement;
9.    all conditions to the completion of the transactions contemplated by the Merger Agreement shall have been satisfied or shall have been waived by the party entitled to waive them, and the transactions contemplated by the Transaction Agreements shall be completed;
10.    all EFIH First Lien Note Claims and EFIH Second Lien Note Claims that are Makewhole Claims shall be Disallowed Makewhole Claims;
11.    except as otherwise expressly provided in the Plan, all Claims against the EFH Debtors and/or the EFIH Debtors seeking postpetition interest on any Claim at a rate in excess of the Federal Judgment Rate shall have been disallowed by order of the Bankruptcy Court, and such order shall have not been stayed or reversed or remanded on appeal;
12.    the Restructuring Transactions (including, for the avoidance of doubt, all conditions to and transactions contemplated by the Merger Agreement), shall have been consummated in form and manner reasonably acceptable to the EFH Debtors, the EFIH Debtors, and the Plan Sponsor, and consistent in all material respects with the Plan and the Transaction Agreements; provided, however, that implementation or consummation of the Minority Interest Acquisition shall not be a condition to the EFH Effective Date;
13.    immediately prior to consummation of the Merger, all assets of Reorganized EFH and each subsidiary of Reorganized EFH shall be free and clear of all liens, claims, encumbrances and other interests and Reorganized EFH and each subsidiary of Reorganized EFH shall have no liabilities except for (a) up to $10 million for postpetition claims and liabilities arising in the ordinary course of business [(and liens and encumbrances securing any such ordinary course liabilities)] of the EFH Debtors’ or EFIH Debtors’ postpetition business that shall be fully paid and discharged as and when due in the ordinary course of business pursuant to the Plan and (b) obligations owed to the Plan Sponsor (or any pre-Merger Affiliate of the Plan Sponsor) expressly contemplated by the Merger Agreement;
14.    the requirements in the Merger Agreement with respect to the Supplemental Rulings, including with respect to IRS communications related to such Supplemental Rulings, shall have been satisfied;
15.    if the Spin-Off is consummated, the Private Letter Ruling remains in full force and effect and has not been revoked or withdrawn; and
16.    the consummation of the Merger shall not be in violation of the provisions of the Tax Matters Agreement.

E.	Waiver of Conditions.
Except with respect to Article IX.C.4, the conditions to Confirmation with respect to the TCEH Debtors and the EFH Shared Services Debtors and the TCEH Effective Date set forth in this Article IX may be waived by the TCEH Debtors and the EFH Shared Services Debtors, including, in the case of any Conflict Matter between any Debtors, each Debtor acting at the direction of its respective Disinterested Director or Manager and without the consent of any other Debtor, with the consent of the TCEH Supporting First Lien Creditors (such consent not to be unreasonably withheld); provided, that in the event the condition to Consummation set forth in Article IX.C.8 is not satisfied, the TCEH Debtors may nevertheless consummate the Taxable Separation and the TCEH Effective Date may occur so long as the other conditions to Confirmation and Consummation have been satisfied or waived in accordance with this Article IX.E; provided further that in no event shall either of the conditions set forth in Article IX.C.6 or IX.C.8 be waived without the consent of the Plan Sponsor.
The conditions to Confirmation with respect to the EFH Debtors and the EFIH Debtors and the EFH Effective Date set forth in Articles IX.B.1 through IX.B.3, IX.D.1(a), IX.D.1(b), IX.D2 through IX.D.5, IX.D.12, and IX.D.14 through IX.D.16 may be waived subject to the consent of each of (a) the EFH Debtors, (b) the EFIH Debtors, and (c) the Plan Sponsor, including, in the case of any Conflict Matter between any Debtors, each Debtor acting at the direction of its respective Disinterested Director or Manager and without the consent of any other Debtor; provided that the conditions precedent to the EFH Effective Date set foth in Article IX.D.1(c) and IX.D.16 shall not be waived without the consent of Reorganized TCEH. The conditions to the EFH Effective Date set forth in Articles IX.D.7, IX.D.8, IX.D.10, IX.D.11, and IX.D.13 may be waived by the Plan Sponsor in its sole and absolute discretion. The conditions to the EFH Effective Date set forth in Articles IX.D.6 and IX.D.9 may not be waived pursuant to this Article IX.E, but may only be waived pursuant to waiver rights expressly provided therein, if any.

F.	Effect of Failure of Conditions.
Unless extended by the Debtors, including, in the case of any Conflict Matter between any Debtors, each Debtor acting at the direction of its respective Disinterested Director or Manager and without the consent of any other Debtor, if the Effective Date does not occur before one year following Confirmation, with respect to a particular Debtor, then, as to such particular Debtor: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan, assumption or rejection of Executory Contracts or Unexpired Leases effected under the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (3) nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims, Interests, or Causes of Action; (b) prejudice in any manner the rights of such Debtor or any other Entity; or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by such Debtor or any other Entity. Notwithstanding the foregoing, for the avoidance of doubt, (i) the Settlement embodied in the Settlement Agreement shall remain in full force and effect and the failure of Confirmation or Consummation to occur with respect to any or all Debtors shall not affect the Settlement or any provisions of the Settlement Agreement and (ii) if the Spin-Off is effectuated, the Approval Order shall remain in full force and effect and the failure of Confirmation or Consummation to occur with respect to any Debtor (other than a TCEH Debtor) shall not affect the Approval Order or the Tax Matters Agreement.

G.	Certain IRS Matters.
The Plan provides (a) that as a condition precedent to the TCEH Effective Date in the event of a Spin-Off, the Private Letter Ruling obtained by the Debtors is in full force and effect and shall not have been revoked or withdrawn and (b) as a condition precedent to the EFH Effective Date, that the requirements in the Merger Agreement with respect to the Supplemental Rulings shall have been satisfied.
Nothing in the Plan (or subsequently amended Plan) or the Confirmation Order shall be deemed to waive the right of the IRS to object to confirmation of a subsequently amended Plan or alternative chapter 11 plan to the extent the U.S. would be entitled to object to confirmation under applicable law, including to the extent that the Debtors choose to go forward with a chapter 11 plan that is premised on a taxable separation of TCEH from EFH Corp. and not a tax-free reorganization within the meaning of Section 368(a)(1)(G) of the Internal Revenue Code.  Specifically, the Debtors may not oppose the U.S.’s objection on the grounds of failure to file an earlier objection, equitable mootness, laches, estoppel, or a similar theory.  The U.S. may move for a stay of the Effective Date in conjunction with its objection, and the Debtors’ right to object to any such motion are preserved.
Nothing in the Plan (or subsequently amended Plan) or Confirmation Order shall affect the rights of the IRS or United States to assess or collect a tax arising on or after the Confirmation Date against Reorganized EFH, any member of its consolidated group, and/or any successor entities as permitted under applicable law.
ARTICLE X.
MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

A.	Modification and Amendments.
Subject to the Plan Support Agreement, the New EFH/EFIH Plan Support Agreement, the Merger Agreement and the Plan Sponsor’s consent (as described below), each of the Debtors, including, in the case of any Conflict Matter between any Debtors, each Debtor acting at the direction of its respective Disinterested Director or Manager and without the consent of any other Debtor, reserves the right to modify the Plan, one or more times, before Confirmation, whether such modification is material or immaterial, and to seek Confirmation consistent with the Bankruptcy Code. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, each of the Debtors, including, in the case of any Conflict Matter between any Debtors, each of the Debtors acting at the direction of its respective Disinterested Director or Manager and without the consent of any other Debtor, expressly reserves its respective rights to alter, amend, or modify the Plan, one or more times, after Confirmation and, to the extent necessary, may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, including with respect to such modifications. Any alteration, amendment, or modification to the Plan shall be in accordance with the Plan Support Agreement and the New EFH/EFIH Plan Support Agreement and in form and substance reasonably acceptable to (i) the Plan Sponsor (both with respect to (a) the Plan of the EFH Debtors and EFIH Debtors, it being understood that it shall be reasonable for the Plan Sponsor to deem unacceptable any alteration, amendment, or modification that (1) results in the imposition or reinstatement of any Claim against or Interest in the Reorganized EFH Debtors, the Reorganized EFIH Debtors, the Plan Sponsor, or any Affiliate of the Plan Sponsor or (2) alters any consent right in favor of the Reorganized EFH Debtors, the Reorganized EFIH Debtors, the Plan Sponsor, or any Affiliate of the Plan Sponsor, and (b) the Plan of the TCEH Debtors and EFH Shared Services Debtors, but only to the extent that such alteration, amendment, or modification affects the rights or liabilities of the Reorganized EFH Debtors, the Reorganized EFIH Debtors, the Plan Sponsor, or any Affiliate of the Plan Sponsor), (ii) the TCEH Supporting First Lien Creditors (both with respect to (a) the Plan of the TCEH Debtors and EFH Shared Services Debtors and (b) the Plan of the EFH Debtors and EFIH Debtors, but only to the extent that such alteration, amendment, or modification affects the rights or liabilities of Reorganized TCEH)), and (iii) the DIP Agents (and solely with respect to the repayment of the DIP Facilities, acceptable to the DIP Agents). The Debtors may not amend the Plan in a manner inconsistent with the EFH/EFIH Committee Settlement without the prior consent of the EFH/EFIH Committee and the EFH Notes Trustee.

B.	Effect of Confirmation on Modifications.
Entry of a Confirmation Order shall mean that each alteration, amendment, or modification to the Plan since the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019; provided, however, that each alteration, amendment, or modification shall be made in accordance with Article X.A of the Plan.

C.	Revocation or Withdrawal of Plan.
1.    Revocation or Withdrawal of the Plan with Respect to the TCEH Debtors and EFH Shared Services Debtors.
Subject to the Plan Support Agreement, the New EFH/EFIH Plan Support Agreement, and the Merger Agreement, each of the TCEH Debtors and EFH Shared Services Debtors, including, in the case of any Conflict Matter between any Debtors, each TCEH Debtor or EFH Shared Services Debtor acting at the direction of its respective Disinterested Director or Manager and without the consent of any other Debtor, reserves the right to revoke or withdraw the Plan as it applies to the TCEH Debtors and EFH Shared Services Debtors before the Confirmation Date and to File subsequent plans for any reason, including to the extent the Debtors receive a higher or otherwise better offer than what is provided for in the Plan, or if pursuing Confirmation of the Plan would be inconsistent with any Debtor’s fiduciary duties; provided, however, that the Debtors shall not seek to revoke or withdraw the Plan with respect to the TCEH Debtors without the consent of the TCEH Supporting First Lien Creditors (such consent not to be unreasonably withheld); provided further, however, that the Debtors may withdraw support of the Plan with respect to the TCEH Debtors without any party’s consent.
2.    Revocation or Withdrawal of the Plan with Respect to the EFH Debtors and EFIH Debtors.
Each EFH Debtor and EFIH Debtor reserves the right to revoke or withdraw the Plan as it applies to the EFH Debtors and the EFIH Debtors only to the extent permitted by the terms of the New EFH/EFIH Plan Support Agreement and the Merger Agreement.
3.    Consequence of Withdrawal of the Plan.
If any of the Debtors revoke or withdraw the Plan, or if Confirmation or Consummation does not occur, then: (1) the Plan shall be null and void in all respects as to such Debtors; (2) any settlement or compromise embodied in the Plan (other than the Settlement embodied in the Settlement Agreement), assumption or rejection of Executory Contracts or Unexpired Leases effected under the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void as to such Debtors; and (3) nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims, Interests, or Causes of Action as to such Debtors; (b) prejudice in any manner the rights of such Debtor or any other Entity; or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by such Debtor or any other Entity. Notwithstanding the foregoing and for the avoidance of doubt, (i) the Settlement embodied in the Settlement Agreement shall remain in full force and effect and the failure of Confirmation or Consummation to occur with respect to any or all Debtors shall not affect the Settlement or any provisions of the Settlement Agreement and (ii) if the Spin-Off is effectuated, the Approval Order (and the agreements authorized thereby) shall remain in full force and effect and the failure of Confirmation or Consummation to occur with respect to any Debtor (other than a TCEH Debtor) shall not affect the Approval Order or the Tax Matters Agreement.
ARTICLE XI.
RETENTION OF JURISDICTION
Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code to the extent provided under applicable law, including jurisdiction to:
1.    allow, disallow, determine, liquidate, classify, estimate, or establish the priority, Secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the Secured or unsecured status, priority, amount, or allowance of Claims or Interests;
2.    hear and determine matters related to the DIP Facilities and the DIP Orders;
3.    decide and resolve all matters related to the granting and denying, in whole or in part, of any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;
4.    resolve any matters related to: (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Cure Claims pursuant to section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; (c) the Reorganized Debtors’ amending, modifying, or supplementing, after the Effective Date, pursuant to Article V of the Plan, any Executory Contracts or Unexpired Leases to the Assumed Executory Contracts and Unexpired Lease List, Rejected Executory Contracts and Unexpired Lease List, or otherwise; and (d) any dispute regarding whether a contract or lease is or was executory or expired;
5.    adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;
6.    adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code;
7.    enter and implement such orders as may be necessary to execute, implement, or consummate the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan or the Disclosure Statement, including injunctions or other actions as may be necessary to restrain interference by an Entity with Consummation or enforcement of the Plan;
8.    enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;
9.    adjudicate, decide, or resolve any and all matters related to the Restructuring Transactions, including the Tax Matters Agreement;
10.    grant any consensual request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code;
11.    resolve any cases, controversies, suits, disputes, Causes of Action, or any other matters that may arise in connection with the Consummation, interpretation, or enforcement of the Plan, the Disclosure Statement, the Confirmation Order, or the Restructuring Transactions, or any Entity’s obligations incurred in connection with the foregoing, including disputes arising under agreements, documents, or instruments executed in connection with the Plan, the Disclosure Statement, the Confirmation Order, or the Restructuring Transactions;
12.    resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, injunctions, and other provisions contained in Article VIII of the Plan and enter such orders as may be necessary to implement such releases, injunctions, and other provisions;
13.    resolve any cases, controversies, suits, disputes, or Causes of Action relating to the distribution or the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim for amounts not timely repaid pursuant to Article VI.L.1 of the Plan;
14.    enter and implement such orders as are necessary if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;
15.    enter an order or decree concluding or closing the Chapter 11 Cases;
16.    adjudicate any and all disputes arising from or relating to distributions under the Plan, including the TCEH First Lien Creditor Deposit L/C Collateral Allocation Dispute;
17.    consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;
18.    hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code, including any request made under section 505 of the Bankruptcy Code for the expedited determination of any unpaid liability of a Debtor for any tax incurred during the administration of the Chapter 11 Cases, including any tax liability arising from or relating to the Restructuring Transactions, for tax periods ending after the Petition Date and through the closing of the Chapter 11 Cases;
19.    except as otherwise limited herein, recover all assets of the Debtors and property of the Estates, wherever located;
20.    enforce all orders previously entered by the Bankruptcy Court; and
21.    hear any other matter not inconsistent with the Bankruptcy Code.
ARTICLE XII.
MISCELLANEOUS PROVISIONS

A.	Immediate Binding Effect.
Subject to Article IX.C and Article IX.D of the Plan, as applicable, and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan shall be immediately effective and enforceable and deemed binding upon the applicable Debtors, the Reorganized Debtors, and any and all applicable Holders of Claims or Interests (irrespective of whether such Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, exculpations, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors. Nothing in the Plan or the Confirmation Order affects the DIP Lenders’ rights or interests provided under the DIP Facilities, the DIP Agreements, or the DIP Orders, including with respect to (1) any waivers or releases contained therein or (2) the DIP Agents’ rights to exercise event of default remedies (including after the Confirmation Date and before the Effective Date), until the DIP Claims are satisfied in full.

B.	Additional Documents.
On or before the Effective Date, the Debtors may File with the Bankruptcy Court such agreements and other documents as may be necessary or advisable to effectuate and further evidence the terms and conditions of the Plan, in accordance with the Merger Agreement and the New EFH/EFIH Plan Support Agreement. The Debtors or the Reorganized Debtors, as applicable, and all Holders of Claims and Interests receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

C.	Payment of Statutory Fees.
All fees payable pursuant to section 1930(a) of the Judicial Code, including fees and expenses payable to the U.S. Trustee, as determined by the Bankruptcy Court at a hearing pursuant to section 1128 of the Bankruptcy Code, will be paid by each of the applicable Reorganized Debtors (or the Disbursing Agent on behalf of each of the applicable Reorganized Debtors) for each quarter (including any fraction thereof) until the applicable Chapter 11 Case of such Reorganized Debtors is converted, dismissed, or closed, whichever occurs first. All such fees due and payable prior to the Effective Date shall be paid by the Debtors on the Effective Date. After the Effective Date, the Disbursing Agent or the applicable Reorganized Debtor shall pay any and all such fees when due and payable, and shall file with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the U.S. Trustee, until the earliest of the date on which the applicable Chapter 11 Case of the Reorganized Debtors is converted, dismissed, or closed.

D.	Statutory Committee and Cessation of Fee and Expense Payment.
On the TCEH Effective Date, any statutory committee appointed in the Chapter 11 Cases with respect to the TCEH Debtors (including the TCEH Committee) and, on the EFH Effective Date, any statutory committee appointed in the Chapter 11 Cases with respect to the EFH Debtors or the EFIH Debtors (including the EFH/EFIH Committee) shall dissolve; provided, however, that (a) following the Effective Date, the EFH/EFIH Committee and the TCEH Committee shall continue in existence and have standing and a right to be heard for the following limited purposes: (i) Claims and/or applications, and any relief related thereto, for compensation by professionals and requests for allowance of Administrative Claims for substantial contribution pursuant to section 503(b)(3)(D) of the Bankruptcy Code; and (ii) appeals of the Confirmation Order as to which the EFH/EFIH Committee or TCEH Committee, as applicable, is a party; and (b) following the TCEH Effective Date, the TCEH Committee shall continue in existence and have standing and a right to be heard for the purpose of (i) the sale of the EFH Debtors and EFIH Debtors’ indirect interest in Oncor and confirmation of the Plan related to the EFH Debtors and EFIH Debtors and (ii) estimating, objecting to, allowing, or setting reserves with respect to any Disputed Claims that could have a material impact on the timing and amount of distributions to Holders of Allowed Claims in Class C4 or Class C5; provided, that the Debtors and Reorganized Debtors shall not be liable or otherwise responsible for paying any fees or expenses incurred by the members of or advisors to the TCEH Committee after the TCEH Effective Date in connection with any such activities in this subclause (b) in excess of $200,000, in the aggregate. Upon dissolution of the EFH/EFIH Committee and TCEH Committee, the members thereof and their respective officers, employees, counsel, advisors, and agents shall be released and discharged from all rights and duties from or related to the Chapter 11 Cases. The Reorganized Debtors shall no longer be responsible for paying any fees or expenses incurred by the members of or advisors to any statutory committees after the Effective Date, except for the limited purposes identified above.

E.	Reservation of Rights.
Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the Filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor or other Entity with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor or any other Entity with respect to the Holders of Claims or Interests prior to the Effective Date.

F.	Successors and Assigns.
The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor, assign, affiliate, officer, director, manager, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity.

G.	Consent Rights in Taxable Separation.
Notwithstanding anything to the contrary herein, in the event the Taxable Separation is pursued, no party (other than (i) the TCEH Debtors, including the TCEH Debtors acting at the direction of the applicable Disinterested Directors and Managers with respect to Conflict Matters, (ii) the TCEH Supporting First Lien Creditors, or (iii) the TCEH DIP Agent) shall have any consent, consultation, approval, or similar rights with respect to: (i) any document referenced in this Plan (including any Plan Supplement document) with respect to the Plan of the TCEH Debtors, that does not affect in any respect any EFH Debtor, any EFIH Debtor, Oncor, the Plan Sponsor, or any Affiliate of the Plan Sponsor and to which none of the EFH Debtor or EFIH Debtor or Oncor is a party; (ii) the satisfaction or waiver of any of the conditions to Confirmation or Consummation as to the TCEH Debtors; or (iii) any other issue or matter for which seeking or obtaining the consent of the applicable party would be reasonably likely to impede or delay consummation of the Taxable Separation and/or Consummation as to the TCEH Debtors.

H.	Notices.
All notices, requests, and demands to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:
1.    if to the Debtors, to:
Energy Future Holdings Corp.
1601 Bryan Street,
Dallas, Texas 75201
Attention: Stacey Doré, Andrew Wright, and Cecily Gooch
Email address: stacey.dore@energyfutureholdings.com, andrew.wright@energyfutureholdings.com, and cecily.gooch@energyfutureholdings.com with copies to:
Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Facsimile: (212) 446-4900
Attention: Edward O. Sassower, P.C.
E-mail addresses: edward.sassower@kirkland.com
--and--

Kirkland & Ellis LLP
300 North LaSalle
Chicago, Illinois 60654
Facsimile: (312) 862-2200
Attention: James H.M. Sprayregen, P.C., Marc Kieselstein, P.C., Chad J. Husnick, and Steven N. Serajeddini
E-mail addresses: james.sprayregen@kirkland.com, marc.kieselstein@kirkland.com, chad.husnick@kirkland.com, and steven.serajeddini@kirkland.com

--and--

Proskauer Rose LLP
Three First National Plaza
70 W. Madison Street, Suite 3800
Chicago, Illinois 60602
Facsimile: (312) 962-3551
Attention: Jeff J. Marwil, Mark. K. Thomas, and Peter J. Young
E-mail addresses: jmarwil@proskauer.com, mthomas@proskauer.com, and pyoung@proskauer.com

--and--

Cravath Swaine and Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019
Facsimile: (212) 474-3700
Attention: Philip Gelston
E-mail address: pgelston@cravath.com

--and--

Jenner & Block LLP
919 Third Avenue
New York, New York 10022
Facsimile: (212) 891-1699
Attention: Richard Levin
E-mail address: rlevin@jenner.com

--and--

Munger, Tolles & Olson LLP
355 South Grand Avenue, 35th Floor
Los Angeles, California 90071
Facsimile: (213) 683-4022
Attention: Thomas B. Walper and Seth Goldman
E-mail addresses: thomas.walper@mto.com and seth.goldman@mto.com

2.    if to the TCEH DIP Agent, to:
White & Case LLP
1155 Avenue of the Americas
New York, New York 10005
Attention: Eric Leicht, Andrew Ambruoso, and Robert Morrison
E-mail addresses: eleicht@whitecase.com, aambruoso@whitecase.com, rmorrison@whitecase.com

3.    if to the EFIH First Lien DIP Agent, to:
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
Attention: Fredric Sosnick and Ned S. Schodek
E-mail addresses: fsosnick@shearman.com and ned.schodek@shearman.com

4.    if to the Plan Sponsor, to:
Chadbourne & Parke LLP
1301 Avenue of the Americas
New York, NY 10021
Attention: Howard Seife and Eric Daucher
E-mail addresses: hseife@chadbourne.com and edaucher@chadbourne.com
--and--

Landis Rath & Cobb LLP
919 Market Street, Suite 1800
Wilmington, Delaware 19801
Attention: Adam G. Landis and Matthew B. McGuire
E-mail addresses: landis@lrclaw.com and mcguire@lrclaw.com

5.    if to the TCEH Supporting First Lien Creditors, to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
Attention: Alan W. Kornberg, Brian S. Hermann, and Jacob A. Adlerstein
E-mail addresses: akornberg@paulweiss.com, bhermann@paulweiss.com, and jadlerstein@paulweiss.com

6.    if to the TCEH Committee, to:
Morrison & Foerster LLP
250 West 55th Street
New York, New York 10019
Attention: Brett H. Miller, James M. Peck, Lorenzo Marinuzzi, and Todd M. Goren
E-mail addresses: brettmiller@mofo.com, jpeck@mofo.com, lmarinuzzi@mofo.com, and
tgoren@mofo.com

After the Effective Date, the Reorganized Debtors have authority to send a notice to Entities that to continue to receive documents pursuant to Bankruptcy Rule 2002, such Entity must File a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Reorganized Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed such renewed requests.

I.	Term of Injunctions or Stays.
Unless otherwise provided in the Plan or the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

J.	Entire Agreement.
Except as otherwise indicated, the Plan supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

K.	Exhibits.
All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. After the exhibits and documents are Filed, copies of such exhibits and documents shall be available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from the Debtors’ restructuring website at http://www.efhcaseinfo.com or the Bankruptcy Court’s website at www.deb.uscourts.gov.

L.	Nonseverability of Plan Provisions.
If, before Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted; provided that in no event shall the Plan Sponsor be required to consummate any of the transactions contemplated to be consummated at the Merger Closing unless the conditions to the Plan Sponsor’s consummation of such transactions shall have been satisfied or waived in accordance with the Merger Agreement. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable pursuant to its terms; (2) integral to the Plan and may not be deleted or modified without the Debtors’ or Reorganized Debtors’ consent, as applicable; and (3) nonseverable and mutually dependent. Notwithstanding anything in this Plan to the contrary, the Plan may be confirmed and consummated as to the TCEH Debtors and the EFH Shared Services Debtors separate from, and independent of, any confirmation or consummation of this Plan as to any of the EFH Debtors or EFIH Debtors.

M.	Votes Solicited in Good Faith.
Upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on the Plan in good faith and in compliance with the Bankruptcy Code, and pursuant to section 1125(e) of the Bankruptcy Code, the Debtors and each of their respective Affiliates, agents, representatives, members, principals, shareholders, officers, directors, managers, employees, advisors, and attorneys will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of Securities offered and sold under the Plan and any previous plan, and, therefore, neither any of such parties or individuals or the Reorganized Debtors will have any liability for the violation of any applicable law (including the Securities Act), rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under the Plan and any previous plan.

N.	Waiver or Estoppel.
Each Holder of a Claim or Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, Secured or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers Filed before the Confirmation Date.

O.	Conflicts.
Except as set forth in the Plan, to the extent that any provision of the Disclosure Statement, the Plan Supplement, the Merger Agreement, or any agreement or order (other than the Confirmation Order) referenced in the Plan (or any exhibits, schedules, appendices, supplements, or amendments to any of the foregoing), conflict with or are in any way inconsistent with any provision of the Plan, the Plan shall govern and control; provided, however, with respect to any conflict or inconsistency between the Plan and the Confirmation Order, the Confirmation Order shall govern; provided further, however, that in no event shall the Plan Sponsor be required to consummate any of the transactions contemplated to be consummated at the Merger Closing unless the conditions to the Plan Sponsor’s consummation of such transactions shall have been satisfied or waived in accordance with the Merger Agreement.

[Remainder of page intentionally left blank.]
Dated: September 21, 2016
Respectfully submitted,
ENERGY FUTURE HOLDINGS CORP.
TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC
4CHANGE ENERGY COMPANY
4CHANGE ENERGY HOLDINGS LLC
BIG BROWN 3 POWER COMPANY LLC
BIG BROWN LIGNITE COMPANY LLC
BIG BROWN POWER COMPANY LLC
BRIGHTEN ENERGY LLC
BRIGHTEN HOLDINGS LLC
COLLIN POWER COMPANY LLC
DALLAS POWER & LIGHT COMPANY, INC.
DECORDOVA II POWER COMPANY LLC
DECORDOVA POWER COMPANY LLC
EAGLE MOUNTAIN POWER COMPANY LLC
EBASCO SERVICES OF CANADA LIMITED
EEC HOLDINGS, INC.
EECI, INC.
EFH AUSTRALIA (NO. 2) HOLDINGS COMPANY
EFH CG HOLDINGS COMPANY LP
EFH CG MANAGEMENT COMPANY LLC
EFH CORPORATE SERVICES COMPANY
EFIH FINANCE (NO. 2) HOLDINGS COMPANY
EFIH FINANCE INC.
EFH FS HOLDINGS COMPANY
ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY LLC
ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC
EFH RENEWABLES COMPANY LLC
GENERATION DEVELOPMENT COMPANY LLC
GENERATION MT COMPANY LLC
GENERATION SVC COMPANY
LAKE CREEK 3 POWER COMPANY LLC
LONE STAR ENERGY COMPANY, INC.
LONE STAR PIPELINE COMPANY, INC.
LSGT GAS COMPANY LLC

47

Exhibit 2(b)

LSGT SACROC, INC.
LUMINANT BIG BROWN MINING COMPANY LLC
LUMINANT ENERGY COMPANY LLC
LUMINANT ENERGY TRADING CALIFORNIA COMPANY
LUMINANT ET SERVICES COMPANY
LUMINANT GENERATION COMPANY LLC
LUMINANT HOLDING COMPANY LLC
LUMINANT MINERAL DEVELOPMENT COMPANY LLC
LUMINANT MINING COMPANY LLC
LUMINANT RENEWABLES COMPANY LLC
MARTIN LAKE 4 POWER COMPANY LLC
MONTICELLO 4 POWER COMPANY LLC
MORGAN CREEK 7 POWER COMPANY LLC
NCA DEVELOPMENT COMPANY LLC
NCA RESOURCES DEVELOPMENT COMPANY LLC
OAK GROVE MANAGEMENT COMPANY LLC
OAK GROVE MINING COMPANY LLC
OAK GROVE POWER COMPANY LLC
SANDOW POWER COMPANY LLC
SOUTHWESTERN ELECTRIC SERVICE COMPANY, INC.
TCEH FINANCE, INC.
TEXAS ELECTRIC SERVICE COMPANY, INC.
TEXAS ENERGY INDUSTRIES COMPANY, INC.
TEXAS POWER & LIGHT COMPANY, INC.
TEXAS UTILITIES COMPANY, INC.
TEXAS UTILITIES ELECTRIC COMPANY, INC.
TRADINGHOUSE 3 & 4 POWER COMPANY LLC
TRADINGHOUSE POWER COMPANY LLC
TXU ELECTRIC COMPANY, INC.
TXU ENERGY RECEIVABLES COMPANY LLC
TXU ENERGY RETAIL COMPANY LLC
TXU ENERGY SOLUTIONS COMPANY LLC
TXU RECEIVABLES COMPANY
TXU RETAIL SERVICES COMPANY
TXU SEM COMPANY
VALLEY NG POWER COMPANY LLC
VALLEY POWER COMPANY LLC

By: /s/    Anthony Horton

Name:     Anthony Horton

Title:	Senior Vice President and Treasurer of EFH Corp., EFIH, EFCH, and TCEH

Exhibit 2(b)

Prepared by:
KIRKLAND & ELLIS LLP
Edward O. Sassower, P.C. (admitted pro hac vice)
Stephen E. Hessler (admitted pro hac vice)
Brian E. Schartz (admitted pro hac vice)
601 Lexington Avenue
New York, New York 10022
(212) 446‑4800 (telephone)

--and--

James H.M. Sprayregen, P.C. (admitted pro hac vice)
Marc Kieselstein, P.C. (admitted pro hac vice)
Chad J. Husnick (admitted pro hac vice)
Steven N. Serajeddini (admitted pro hac vice)
300 North LaSalle
Chicago, Illinois 60654
(312) 862-2000 (telephone)

--and--

RICHARDS LAYTON & FINGER
Mark D. Collins (No. 2981)
Daniel J. DeFranceschi (No. 2732)
Jason M. Madron (No. 4431)
920 North King Street
Wilmington, Delaware 19801
(302) 651-7700 (telephone)

Counsel to the Debtors and Debtors in Possession

--and--

PROSKAUER ROSE LLP
Jeff J. Marwil (admitted pro hac vice)
Mark K. Thomas (admitted pro hac vice)
Peter J. Young (admitted pro hac vice)
Three First National Plaza
70 W. Madison Street, Suite 3800
Chicago, Illinois 60602
(312) 962-3550 (telephone)

Co-Counsel to the Debtor Energy Future Holdings Corp.

--and--

CRAVATH, SWAINE AND MOORE LLP
Phillip Gelston (admitted pro hac vice)
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019
(212) 474-1978 (telephone)

Exhibit 2(b)

JENNER & BLOCK LLP
Richard Levin (admitted pro hac vice)
919 Third Avenue
New York, New York 10022
(212) 891-1600 (telephone)

Co-Counsel to the Debtor Energy Future Intermediate Holding Company LLC

--and--

MUNGER, TOLLES & OLSON LLP

Thomas B. Walper (admitted pro hac vice)
Todd J. Rosen (admitted pro hac vice) Seth Goldman (admitted pro hac vice)
355 South Grand Avenue, 35th Floor
Los Angeles, California 90071
(213) 683-9100 (telephone)

Co-Counsel to the TCEH Debtors

Exhibit 2(b)

EXHIBIT A

TCEH’s Debtor Subsidiaries

4Change Energy Company
4Change Energy Holdings LLC
Big Brown 3 Power Company LLC
Big Brown Lignite Company LLC
Big Brown Power Company LLC
Collin Power Company LLC
DeCordova Power Company LLC
DeCordova II Power Company LLC
Eagle Mountain Power Company LLC
Generation MT Company LLC
Generation SVC Company
Lake Creek 3 Power Company LLC
Luminant Big Brown Mining Company LLC
Luminant Energy Company LLC
Luminant Energy Trading California Company
Luminant ET Services Company
Luminant Generation Company LLC
Luminant Holding Company LLC
Luminant Mineral Development Company LLC
Luminant Mining Company LLC
Luminant Renewables Company LLC
Martin Lake 4 Power Company LLC
Monticello 4 Power Company LLC
Morgan Creek 7 Power Company LLC
NCA Resources Development Company LLC
Oak Grove Management Company LLC
Oak Grove Mining Company LLC
Oak Grove Power Company LLC
Sandow Power Company LLC
TCEH Finance, Inc.
Tradinghouse 3 & 4 Power Company LLC
Tradinghouse Power Company LLC
TXU Energy Receivables Company LLC
TXU Energy Retail Company LLC
TXU Energy Solutions Company LLC
TXU Retail Services Company
TXU SEM Company
Valley NG Power Company LLC
Valley Power Company LLC